 Filed Pursuant to Rule 424(b)(5)
 Registration Statement Nos. 333-252433 and 333-252433-01
Prospectus Supplement
(To Prospectus dated January 26, 2021)
Carnival Corporation
Up to $500,000,000 of Common Stock
We have entered into a selling agreement with BofA Securities, Inc. as our sales agent (the “sales agent”) relating to the offer and sale from time to time of shares of common stock offered by this prospectus supplement and the accompanying prospectus pursuant to a continuous offering program. In accordance with the terms of the selling agreement, we may, over a period of time and from time to time, offer and sell our common stock having an aggregate offering price of up to $500,000,000 through the sales agent. References to shares of our common stock include the trust shares of beneficial interest in the P&O Princess Special Voting Trust. See “Description of Capital Stock” and “Description of Trust Shares” in the accompanying prospectus and in Carnival Corporation’s and Carnival plc’s joint Annual Report (as defined herein) incorporated by reference herein.
Our common stock is listed and trades on the New York Stock Exchange (the “NYSE”) under the symbol “CCL.” The last reported sale price of our common stock on the NYSE on June 24, 2021 was $27.46 per share.
Sales, if any, of common stock made under the selling agreement may be made on the NYSE or otherwise by means of ordinary brokers’ transactions. We will designate the maximum amount of common stock to be sold through the sales agent on a daily basis or otherwise as we and the sales agent may agree and the minimum price per share at which such common stock may be sold. The sales agent is not required to sell any specific dollar amount of shares. Subject to the terms and conditions of the selling agreement, the sales agent will use commercially reasonable efforts consistent with its normal sales and trading practices to sell on our behalf all of the designated shares of common stock. We may instruct the sales agent not to sell any common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or the sales agent may suspend the offering of our common stock by notifying the other party. The offering of our common stock pursuant to the selling agreement will terminate upon the termination of the selling agreement by us or by the sales agent as provided therein.
We intend to use the net proceeds from this offering to purchase ordinary shares of Carnival plc on at least an equivalent basis. To the extent that the trading prices of ordinary shares of Carnival plc increase and are greater than the sale prices for any shares of common stock already sold in this offering, we will use the net proceeds from such sales for general corporate purposes. See “Use of Proceeds.” We intend to sell shares of our common stock in this offering only when the ordinary shares of Carnival plc are trading in a United Kingdom market at a discount to the trading prices to our common stock.
The sales agent will receive from us an aggregate fee that will not exceed 2.0% of the gross sales price per share for any shares of common stock sold through it as the sales agent. We have also agreed to reimburse the sales agent for certain of its expenses. In connection with the sale of the shares of common stock on our behalf, the sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) and the compensation paid to the sales agent may be deemed to be underwriting commissions or discounts. See “Plan of Distribution.”
Settlement of any sales of common stock will occur, unless the parties agree otherwise, on the second business day following the date on which such sales were made. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agent may agree.
Our charter contains restrictions on the ownership and transfer of our common stock. See “Description of Capital Stock—Certain Provisions of Carnival Corporation’s Articles of Incorporation and By-Laws—Ownership Limitations and Transfer Restrictions” in the accompanying prospectus and in the Annual Report.
Investing in our common stock involves risks. See the “Risk Factors” section in this prospectus supplement and page S-5 of the accompanying prospectus, as well as the “Risk Factors” section in the Annual Report as filed on January 26, 2021 and as further updated by the Quarterly Reports as filed on April 7, 2021 and June 28, 2021 for important factors you should consider before deciding to invest in our common stock.
Neither the Securities and Exchange Commission, nor any state or foreign securities commission, has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The common stock has not been and will not be registered under the Panamanian Securities Law (Law-Decree N° 1 of July 8, 1999, as amended and restated from time to time, the “Panamanian Securities Laws”) with the Superintendency of Capital Markets of Panama (Superintendencia del Mercado de Valores de Panamá or “SMV”). Accordingly, (i) the common stock cannot be publicly offered or sold in Panama, except in transactions exempted from registration under the Panamanian Securities Laws, (ii) documents relating to the offering of the common stock, as well as information contained therein, may not be publicly distributed in Panama nor be used in connection with any public offering for subscription or sale of the common stock in Panama, except in transactions exempted from registration under Panamanian Securities Laws, (iii) the SMV has not reviewed the information contained in this prospectus supplement, (iv) the common stock and the offering thereof are not subject to the supervision of the SMV, and (v) the common stock do not benefit from the tax incentives provided by Panamanian Securities Laws.
BofA Securities
Prospectus Supplement dated June 28, 2021

Prospectus Supplement
Prospectus
We have not, and the sales agent has not, authorized anyone to provide you with different or additional information. We are not, and the sales agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than the respective dates of such documents or such other dates as may be specified herein or therein. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those respective dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of the securities that we are currently offering. The second part is the accompanying prospectus, including the documents incorporated by reference therein, which gives more general information, some of which may not apply to the securities that we are currently offering. Generally, the term “prospectus” refers to both parts combined, including information that is incorporated by reference into this prospectus supplement and the accompanying prospectus.
Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus and all information incorporated by reference herein and therein, as well as the additional information described under the sections titled “Where You Can Find More Information” in the accompanying prospectus and “Incorporation by Reference” in this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus, the statements made in this prospectus supplement or any documents incorporated by reference herein will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.
You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any authorized free writing prospectus we may provide to you in connection with this offering. Neither we nor the sales agent has authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, as well as any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, as well as any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.
Unless the context otherwise requires, references to “Carnival Corporation,” the “Company,” “we,” “us” and “our” in this prospectus supplement and in the accompanying prospectus are references to Carnival Corporation including, unless otherwise expressly stated or the context otherwise requires, its subsidiaries. References to “Carnival plc” are to Carnival plc including, unless otherwise expressly stated or the context otherwise requires, its subsidiaries. References to “Carnival Corporation & plc” are to both Carnival Corporation and Carnival plc collectively, following the establishment of our dual listed company (“DLC”) arrangement. Terms used in this prospectus supplement that are otherwise not defined will have the meanings given to them in the accompanying prospectus (as supplemented from time to time).
References in this prospectus supplement to “U.S. dollars,” “dollars” and “$” are to the currency of the United States of America and references to “€” and “euro” are to the single currency introduced at the third stage of the European Monetary Union pursuant to the Treaty establishing the European Community, as amended. Unless otherwise specified herein, foreign currency amounts have been converted to U.S. dollars at the applicable exchange rates on May 31, 2021. The rates may differ from the actual rates used in

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the preparation of our consolidated financial statements and other financial information appearing in this prospectus supplement. We make no representation that such foreign currency or U.S. dollar amounts referred to in this prospectus supplement have been, could have been or could, in the future, be converted into U.S. dollars or the applicable foreign currency, as the case may be, at any particular rate, if at all.
The securities are being offered only for sale in jurisdictions where it is lawful to make such offers. Offers and sales of the securities in certain jurisdictions are subject to restrictions, the details of which are set out in the section entitled “Plan of Distribution” in this prospectus supplement. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in other jurisdictions may also be restricted by law. Persons who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized, in which the person making such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Plan of Distribution” in this prospectus supplement.
This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement and the accompanying prospectus are the property of their respective owners.
Certain monetary amounts, percentages and other figures included in this prospectus supplement have been subject to rounding adjustments. Certain other amounts that appear in this prospectus supplement may not sum due to rounding.
Use of Non-GAAP Financial Information
To provide potential investors in our shares of common stock with additional information in connection with our results as determined by generally accepted accounting principles in the United States of America (“U.S. GAAP”), we disclose adjusted net income (loss), adjusted earnings per share and Adjusted EBITDA as non-GAAP measures. These measures are not financial measures calculated in accordance with U.S. GAAP and should not be considered as substitutes for net income, operating income, cash flows, or any other measure calculated in accordance with U.S. GAAP, and may not be comparable to similarly titled measures reported by other companies.
We believe that the presentation of adjusted net income (loss) and adjusted earnings per share provides additional information to investors because gains and losses on ship sales, impairment charges, restructuring costs and other gains and losses are not part of our core operating business and are not an indication of our future earnings performance. Therefore, we believe it is more meaningful for these items to be excluded from our net income (loss) and earnings per share and, accordingly, we present adjusted net income (loss) and adjusted earnings per share excluding these items.
We believe that the presentation of Adjusted EBITDA provides additional information to investors about our operating profitability adjusted for certain non-cash items and other gains and expenses that we believe are not part of our core operating business and are not an indication of our future earnings performance. Further, we believe that the presentation of Adjusted EBITDA provides additional information to investors about our ability to operate our business in compliance with the restrictions set forth in our debt agreements. We define Adjusted EBITDA as adjusted net income (loss) adjusted for (i) interest, (ii) taxes and (iii) depreciation and amortization. There are material limitations to using Adjusted EBITDA. Adjusted EBITDA does not take into account certain significant items that directly affect our net income (loss). These limitations are best addressed by considering the economic effects of the excluded items independently, and by considering Adjusted EBITDA in conjunction with net income (loss) as calculated in accordance with U.S. GAAP.
The presentation of our non-GAAP financial information is not intended to be considered in isolation from, as substitute for, or superior to, the financial information prepared in accordance with U.S.

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GAAP. It is possible that our non-GAAP financial measures may not be exactly comparable to the like-kind information presented by other companies, which is a potential risk associated with using these measures to compare us to other companies.
See the Annual Report and the Quarterly Reports for further information relating to the non-GAAP measures that we use currently or have used in the past.
FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, as well as any free writing prospectus that we have authorized for use in connection with this offering, contains or incorporates by reference “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, that involve risks, uncertainties and assumptions with respect to us, including some statements concerning future results, operations, outlooks, plans, goals, reputation, cash flows, liquidity and other events which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts are statements that could be deemed forward-looking. These statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and the beliefs and assumptions of our management. We have tried, whenever possible, to identify these statements by using words like “will,” “may,” “could,” “should,” “would,” “believe,” “depends,” “expect,” “goal,” “anticipate,” “forecast,” “project,” “future,” “intend,” “plan,” “estimate,” “target,” “indicate,” “outlook,” and similar expressions of future intent or the negative of such terms.
Forward-looking statements include those statements that relate to our outlook and financial position including, but not limited to, statements regarding:
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pricing;

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booking levels;

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occupancy;

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interest, tax and fuel expenses;

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currency exchange rates;

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estimates of ship depreciable lives and residual values;

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goodwill, ship and trademark fair values;

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liquidity and credit ratings;

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adjusted earnings per share;

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return to guest cruise operations; and

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the impact of the COVID-19 coronavirus global pandemic on our financial condition and results of operations.

Because forward-looking statements involve risks and uncertainties, there are many factors that could cause our actual results, performance or achievements to differ materially from those expressed or implied by our forward-looking statements. This note contains important cautionary statements of the known factors that we consider could materially affect the accuracy of our forward-looking statements and adversely affect our business, results of operations and financial position. Additionally, many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the COVID-19 outbreak. It is not possible to predict or identify all such risks. There may be additional risks that we consider immaterial or which are unknown in this prospectus supplement or the accompanying prospectus or the documents incorporated by reference into this prospectus supplement or the accompanying prospectus. These factors include, but are not limited to, the following:
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COVID-19 has had, and is expected to continue to have, a significant impact on our financial condition and operations, which impacts our ability to obtain acceptable financing to fund

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resulting reductions in cash from operations. The current, and uncertain future, impact of the COVID-19 outbreak, including its effect on the ability or desire of people to travel (including on cruises), is expected to continue to impact our results, operations, outlooks, plans, goals, reputation, litigation, cash flows, liquidity, and stock price;
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as a result of the COVID-19 outbreak, we may be out of compliance with one or more maintenance covenants in certain of our debt facilities, with the next testing date of November 30, 2022;

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world events impacting the ability or desire of people to travel have and may continue to lead to a decline in demand for cruises;

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incidents concerning our ships, guests or the cruise vacation industry as well as adverse weather conditions and other natural disasters have in the past and may, in the future, impact the satisfaction of our guests and crew and lead to reputational damage;

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changes in and non-compliance with laws and regulations under which we operate, such as those relating to health, environment, safety and security, data privacy and protection, anti-corruption, economic sanctions, trade protection and tax have in the past and may, in the future, lead to litigation, enforcement actions, fines, penalties, and reputational damage;

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breaches in data security and lapses in data privacy as well as disruptions and other damages to our principal offices, information technology operations and system networks, including the recent ransomware incidents, and failure to keep pace with developments in technology may adversely impact our business operations, the satisfaction of our guests and crew and may lead to reputational damage;

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ability to recruit, develop and retain qualified shipboard personnel who live away from home for extended periods of time may adversely impact our business operations, guest services and satisfaction;

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increases in fuel prices, changes in the types of fuel consumed and availability of fuel supply may adversely impact our scheduled itineraries and costs;

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fluctuations in foreign currency exchange rates may adversely impact our financial results;

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overcapacity and competition in the cruise and land-based vacation industry may lead to a decline in our cruise sales, pricing and destination options; and

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inability to implement our shipbuilding programs and ship repairs, maintenance and refurbishments may adversely impact our business operations and the satisfaction of our guests.

The ordering of the risk factors set forth above is not intended to reflect our indication of priority or likelihood.
These risks and other risks are detailed in the section entitled “Risk Factors” in this prospectus supplement, the accompanying prospectus and in the reports of Carnival Corporation & plc filed with the SEC. This prospectus supplement, the accompanying prospectus and those reports contain important cautionary statements and a discussion of many of the factors that could materially affect the accuracy of Carnival Corporation & plc’s forward-looking statements and/or adversely affect Carnival Corporation & plc’s businesses, results of operations and financial position. Such statements and factors are incorporated by reference into this prospectus supplement.
Forward-looking statements should not be relied upon as a prediction of actual results. Subject to any continuing obligations under applicable law or any relevant stock exchange rules, Carnival Corporation & plc expressly disclaim any obligation to disseminate, after the date of this prospectus supplement, any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

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INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. The information set forth in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus is superseded by the information set forth in this prospectus supplement. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus supplement and the accompanying prospectus:
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Carnival Corporation’s and Carnival plc’s joint Annual Report on Form 10-K for the year ended November 30, 2020 as filed on January 26, 2021 (including “Description of Equity Securities Registered Under Section 12 of the Exchange Act,” as set forth in Exhibit 4.12 filed thereto) (the “Annual Report”);

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the information responsive to Part III of the Annual Report, provided in Carnival Corporation’s and Carnival plc’s Proxy Statement on Schedule 14A filed on March 11, 2021 and incorporated by reference into the Annual Report;

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Carnival Corporation’s and Carnival plc’s joint Quarterly Reports on Form 10-Q for the periods ended February 28, 2021 (as filed on April 7, 2021) and May 31, 2021 (as filed on June 28, 2021) (the “Quarterly Reports”); and

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Carnival Corporation’s and Carnival plc’s joint Current Reports on Form 8-K as filed on December 4, 2020, January 6, 2021, February 10, 2021, February 16, 2021, February 24, 2021, March 3, 2021, April 26, 2021, May 13, 2021 and May 27, 2021 (the “Current Reports”) (in each case, other than information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K).

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the termination of the offering under this prospectus supplement shall be deemed to be incorporated into this prospectus supplement and the accompanying prospectus by reference. The information contained on our website (www.carnivalcorp.com) is not incorporated into this prospectus supplement or the accompanying prospectus. Our reference to our website is intended to be an inactive textual reference only.
Where You Can Find More Information
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain such SEC filings from the SEC’s website at http://www.sec.gov. These filings, which include the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements on Schedule 14A, as well as any amendments to those reports and proxy statements, are available free of charge through our website (www.carnivalcorp.com/investor-relations) as soon as reasonably practicable after we file them with, or furnish them to, the SEC. The information contained on our website (www.carnivalcorp.com) is not incorporated into this prospectus supplement or the accompanying prospectus. Our reference to our website is intended to be an inactive textual reference only. As permitted by SEC rules, this prospectus supplement and the accompanying prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website.

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SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the sections titled “Risk Factors” in this prospectus supplement and in the accompanying prospectus, our consolidated financial statements and related notes, and the other information that we incorporate by reference into this prospectus supplement, including “Item 1A. Risk Factors” in the Annual Report and the Quarterly Reports.
Overview
We are one of the world’s largest leisure travel companies with operations in North America, Australia, Europe and Asia. Our highest responsibility and top priorities are to be in compliance everywhere we operate in the world, to protect the environment and the health, safety and well-being of our guests, the people in the communities we touch and serve and our shipboard and shoreside employees. Our portfolio features nine of the world’s leading cruise lines—Carnival Cruise Line, Princess Cruises, Holland America Line, P&O Cruises (Australia), Seabourn, Costa Cruises, AIDA Cruises, P&O Cruises (UK) and Cunard.
Carnival Corporation and Carnival plc operate a dual listed company (“DLC”), whereby the businesses of Carnival Corporation and Carnival plc are combined through a number of contracts and through provisions in Carnival Corporation’s Articles of Incorporation and By-Laws and Carnival plc’s Articles of Association. The two companies operate as a single economic enterprise with a single executive management team and identical Boards of Directors, but each has retained its separate legal identity. Carnival Corporation and Carnival plc are both public companies, with separate stock exchange listings and their own shareholders.
For a description of our business, financial condition, results of operations and other important information regarding us, see “—Recent Developments,” “Risk Factors” and our filings with the SEC incorporated by reference into this prospectus supplement. For instructions on how to find copies of these and our other filings incorporated by reference into this prospectus supplement, see “Where You Can Find More Information.”
Recent Developments
The Company is uniquely positioned for its phased resumption in cruise travel given its multiple brands which are being restarted independently and tailored to the environment of their respective source market. Eight of the Company’s nine brands either have resumed or have announced they plan to resume guest cruise operations by the Company’s fiscal year end, November 30, 2021. 27 ships, or approximately 35% of capacity, have resumed or are announced to resume by the end of the third quarter of 2021 and an additional 15 ships, or nearly 20% of capacity, are announced to resume by the end of the fourth quarter of 2021. Together these 42 ships represent over 50% of capacity. More announcements are expected in the coming weeks which are expected to include additional ship restarts for fiscal year 2021. Consistent with the Company’s planned phased resumption of guest cruise operations, it expects to have its full fleet back in operation in the spring of 2022.
The Company has been working with a number of world-leading public health, epidemiological and policy experts to support its ongoing efforts to implement enhanced health and safety protocols to help protect against and mitigate the impact of COVID-19 during cruise vacations. Initial cruises are taking place with guidance from the Company’s roster of medical and scientific experts and enhanced health protocols developed in conjunction with government and health authorities. Consequently, the Company’s brands have a comprehensive set of health and hygiene protocols that facilitate a safe and healthy return to cruise vacations. These enhanced protocols are modeled after shoreside health and mitigation guidelines as provided by each brand’s respective country and approved by all relevant regulatory authorities. Protocols will be updated based on evolving scientific and medical knowledge related to mitigation strategies.
Increasing liquidity
We have taken, and continue to take, significant actions to preserve cash and obtain additional financing to increase our liquidity. During the second quarter of 2021:
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The Company entered into an agreement to reprice its first-priority senior secured term loan facility, reducing its future annual interest expense by over $120 million per year.

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The relevant export credit agencies have provided approval in principle to defer approximately $1.0 billion of principal payments that would have otherwise been due over a one year period with repayments to be made over the following five years. In connection with these deferrals, we are negotiating modifications of certain financial covenant thresholds for certain future periods. We expect to enter into supplemental agreements during the third quarter of 2021 to complete the transactions. In connection with such supplemental agreements, additional subsidiary guarantees are being granted.

The Company expects these transactions to close during the third quarter of 2021.
As of May 31, 2021, before deducting expenses, we had $9.3 billion of cash and short-term investments. In addition, as of May 31, 2021, we had $6.5 billion of Export Credit Facilities to fund ship deliveries planned through 2024. We continue to focus on pursuing additional refinancing opportunities to reduce interest expense and extend maturities.
Our access to and cost of financing depend on, among other things, global economic conditions, conditions in the global financing markets, the availability of sufficient amounts of financing, our prospects and our credit ratings. In addition, certain of our debt instruments contain provisions that limit our ability to incur or guarantee additional indebtedness. We cannot assure you that our assumptions used to estimate our liquidity requirements will be correct because we have never previously experienced a complete cessation of our guest cruise operations, and as a consequence, our ability to be predictive is uncertain. However, based on our actions and assumptions with respect to COVID-19, we have concluded that we have sufficient liquidity to satisfy our obligations for at least the next twelve months. See “Risk Factors—Additional Risks Relating to Our Business.”
Currently, we are unable to predict when the entire fleet will return to normal operations. The pause in guest operations continues to have a material negative impact on all aspects of our business, including our liquidity, financial position and results of operations. We expect a net loss on both a U.S. GAAP and adjusted basis for the third quarter of 2021 and the full year ending November 30, 2021.
Our monthly average cash burn rate for the first half of 2021 was $500 million, which was better than forecasted primarily due to the timing of proceeds from ship sales and working capital changes. This monthly average cash burn rate includes revenues earned on voyages, ongoing ship operating and administrative expenses, restart spend, working capital changes (excluding changes in customer deposits), interest expense and capital expenditures (net of export credit facilities), and excludes scheduled debt maturities as well as other cash collateral to be provided (which may increase in the future). As we continue to resume guest cruise operations, we expect to incur incremental spend relating to bringing our ships out of pause status, returning crew members to our ships and implementing enhanced health and safety protocols. We have identified and implemented actions to optimize our ongoing monthly cash burn rate and we will continue to do so.
Our scheduled debt maturities, for debt outstanding as of May 31, 2021, are as follows:
(in billions)	Third Quarter 2021	Fourth Quarter 2021	First Quarter 2022	Second Quarter 2022
Principal payments on outstanding debt(1)	$0.3	$0.3	$0.6	$0.6

(1)
Excluding the multi-currency revolving credit facility (the “Revolving Credit Facility”), which expires in 2024. As of May 31, 2021, we had $3.1 billion (consisting of $1.7 billion, €1.0 billion and £150 million drawings) drawn under the Revolving Credit Facility that was drawn in March 2020 for an initial term of six months. The maturities for these borrowings are currently extended through September 2021. We may re-borrow such amounts through August 2024 subject to satisfaction of the conditions in the facility.
Since March 2020, Moody’s and S&P Global have downgraded our credit ratings to be non-investment grade.
See “Risk Factors—Additional Risks Relating to Our Business—COVID-19 has had, and is expected to continue to have, a significant impact on our financial condition and operations, which impacts our ability to obtain acceptable financing to fund resulting reductions in cash from operations. The current, and uncertain future, impact of the COVID-19 outbreak, including its effect on the ability or desire of people to travel (including on cruises), is expected to continue to impact our results, operations, outlooks, plans, goals, reputation, litigation, cash flows, liquidity, and stock price” in this prospectus supplement.
Corporate Information
Carnival Corporation
Carnival Corporation was incorporated under the laws of the Republic of Panama in November 1974. Carnival Corporation’s common stock and the paired trust shares, which trade together with the common stock, are listed on the NYSE under the symbol “CCL.” Carnival Corporation’s principal executive offices are located at Carnival Place, 3655 N.W. 87th Avenue, Miami, Florida 33178-2428. The telephone number of Carnival Corporation’s principal executive offices is (305) 599-2600.
Carnival plc
Carnival plc was incorporated and registered in England and Wales as P&O Princess Cruises plc in July 2000 and was renamed “Carnival plc” on April 17, 2003, the date on which the DLC transaction with Carnival Corporation closed. Carnival plc’s ordinary shares are listed on the London Stock Exchange (the “LSE”), and Carnival plc’s American Depositary Shares, or ADSs, are listed on the NYSE. Carnival plc ordinary shares trade under the ticker symbol “CCL” on the LSE. Carnival plc ADSs trade under the ticker symbol “CUK” on the NYSE. Carnival plc’s principal executive offices are located at Carnival House, 100 Harbour Parade, Southampton SO15 1ST, United Kingdom. The telephone number of Carnival plc’s principal executive offices is 011 44 23 8065 5000.

The Offering
Common stock offered by us
Shares of common stock having an aggregate offering price of up to $500,000,000.
Each share of our common stock is paired with a trust share representing a beneficial interest in the P&O Princess Special Voting Trust. The trust shares represent a beneficial interest in the special voting share issued by Carnival plc. See “Description of Capital Stock” and “Description of Trust Shares” in the accompanying prospectus.
Common stock to be outstanding after this offering
991,884,319 shares of common stock, assuming sales of 18,208,302 shares in this offering at a price of $27.46 per share, the last reported sale price of our common stock on the NYSE on June 24, 2021. The actual number of shares issued will vary depending on the sales price under this offering and, in any event, may not exceed the number of authorized and available shares under our articles of incorporation.
Manner of offering
Sales, if any, may be made over a period of time and from time to time through the sales agent named on the cover page of this prospectus supplement. See “Plan of Distribution.”
Use of proceeds
We intend to use the net proceeds from this offering to purchase ordinary shares of Carnival plc on at least an equivalent basis. We may use the remaining net proceeds, if any, from this offering for general corporate purposes. See “Use of Proceeds.” We intend to sell shares of our common stock in this offering only when the ordinary shares of Carnival plc are trading in a United Kingdom market at a discount to the trading prices to our common stock.
Risk factors
See “Risk Factors” herein, “Risk Factors” in the Annual Report and other information included or incorporated into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to purchase our common stock.
NYSE ticker symbol
“CCL”
The number of shares outstanding after this offering is based on 973,676,017 shares of our common stock outstanding as of May 31, 2021. This number excludes:
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up to 53.7 million shares of our common stock issuable upon conversion of the 5.75% convertible senior notes due 2023 (the “Convertible Notes”) issued and outstanding as of May 31, 2021;

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6.2 million shares of our common stock issuable upon the vesting and settlement of restricted stock units outstanding as of May 31, 2021 (assuming the satisfaction of performance requirements and exclusive of dividend equivalent shares at settlement, as applicable);

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1.7 million shares of our common stock reserved for issuance under the Carnival Corporation Employee Stock Purchase Plan, as of May 31, 2021; and

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14.4 million shares of our common stock reserved for issuance under the Carnival Corporation 2020 Stock Plan, as of May 31, 2021.

Except as otherwise indicated, all information in this prospectus supplement reflects and assumes:
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no vesting or settlement of restricted stock units after May 31, 2021;

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no granting of shares of common stock in connection with restricted stock units after May 31, 2021; and

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no conversion of our Convertible Notes issued and outstanding as of May 31, 2021 into shares of common stock.

RISK FACTORS
Investing in our common stock offered involves a number of risks. You should carefully consider the risk factors set forth below, the risk factors set forth under “Risk Factors” in the accompanying prospectus and the risk factors set forth in “Item 1A. Risk Factors” in the Annual Report and the Quarterly Reports that are incorporated by reference into this prospectus supplement. See “Incorporation by Reference” and “Where You Can Find More Information” in this prospectus supplement. Some statements are “forward-looking statements.” For a discussion of those statements and of other factors for investors to consider, see “Forward-Looking Statements” in this prospectus supplement. Furthermore, to the extent COVID-19 adversely affects our business, operations, financial condition and operating results, it may also have the effect of heightening many of the other risks described in “Item 1A. Risk Factors” included in the Annual Report and the Quarterly Reports.
Additional Risks Relating to Our Business
COVID-19 has had, and is expected to continue to have, a significant impact on our financial condition and operations, which impacts our ability to obtain acceptable financing to fund resulting reductions in cash from operations. The current, and uncertain future, impact of the COVID-19 outbreak, including its effect on the ability or desire of people to travel (including on cruises), is expected to continue to impact our results, operations, outlooks, plans, goals, reputation, litigation, cash flows, liquidity, and stock price.
The COVID-19 global pandemic is having material negative impacts on all aspects of our business. We implemented a pause of our guest cruise operations in mid-March 2020 across all brands. As of May 31, 2021, five of our ships were operating with guests onboard as part of our phased return to service. We have been, and will continue to be negatively impacted by travel bans and advisories, and evolving, conflicting and complex restrictions, recommendations and regulations set by various governmental authorities. These restrictions, recommendations and regulations have and may continue to impact our ability to operate our business in an optimal manner.
As we continue to resume guest cruise operations, we expect to incur incremental spend relating to bringing our ships out of pause status, returning crew members to our ships and implementing enhanced health and safety protocols. The industry is subject to and may be further subject to enhanced health and hygiene requirements in attempts to counteract future outbreaks, and these requirements may be costly, take a significant amount of time to implement across our global cruise operations, and may result in disruptions in guest cruise operations, incremental costs and loss of revenue.
We intend to make vaccines available to all of our crew but there can be no assurances that we will be able to source sufficient vaccines for our global crew. In addition, although vaccines have proven to be effective in mitigating this risks of continued spread of COVID-19, there is no guarantee that the vaccines will continue to be effective against future variants.
Due to the outbreak of COVID-19 on some of our ships, and the resulting illness and loss of life in certain instances, we have been the subject of negative publicity, which could have a long term impact on the appeal of our brands, which would diminish demand for vacations on our vessels. We cannot predict how long the negative impact of media attention on our brands will last, or the level of investment that will be required to address the concerns of potential travelers through marketing and pricing actions.
We have received, and may continue to receive, lawsuits, other governmental investigations and other actions stemming from COVID-19. We cannot predict the quantum or outcome of any such proceedings, some of which could result in the imposition of civil and criminal penalties in the future, and the impact that they will have on our financial results, but any such impact may be material. We also remain subject to extensive, complex, and closely monitored obligations under the court-ordered environmental compliance plan supervised by the U.S. District Court for the Southern District of Florida, as a result of the previously disclosed settlement agreement relating to the violation of probation conditions for a plea agreement entered into by Princess Cruises and the U.S. Department of Justice in 2016. We remain fully committed to satisfying those obligations.

We have insurance coverage for certain liabilities, costs and expenses related to COVID-19 through our participation in Protection and Indemnity (“P&I”) clubs, including coverage for direct and incremental costs including, but not limited to, certain quarantine expenses and for certain liabilities to passengers and crew. P&I clubs are mutual indemnity associations owned by members. There is a $10 million deductible per occurrence (meaning per outbreak on a particular ship). We cannot provide assurance that we will receive insurance proceeds that will compensate us fully for our liabilities, costs and expenses that exceed the $10 million deductible under these policies. We have no insurance coverage for loss of revenues or earnings from our ships or other operations.
In connection with our capacity optimization strategy, we have accelerated the removal of ships from our fleet which were previously expected to be sold over the ensuing years. We have sold, expect to sell or have agreements for the disposal of various vessels. Some of these agreements for the disposal of vessels have been for recycling. When we choose to dispose of a ship, there can be no assurance that there will be a viable buyer to purchase it at a price that exceeds our net book value, which could result in ship impairment charges and losses on ship disposals.
The effects of COVID-19 on the operations of shipyards where our ships are under construction have resulted in delays in ship deliveries.
We cannot predict the timing of our complete return to service at historical occupancy and pricing levels and when various ports will reopen to our ships. If our phased resumption of guest cruise operations is delayed or there are future pauses or disruptions in the resumption of guest cruise operations, it could further negatively impact our liquidity. As our business is seasonal, the impact of such a delay or future pause in the resumption of guest cruise operations will be heightened if such delay or future pause occurs during the Northern Hemisphere summer months. Moreover, even as travel advisories and restrictions are lifted, demand for cruises may be impacted for a significant length of time and we cannot predict if and when each brand will return to pre-outbreak demand or fare pricing. In particular, our bookings may be negatively impacted by the adverse changes in the perceived or actual economic climate, including higher unemployment rates, declines in income levels and loss of personal wealth resulting from the impact of COVID-19. In addition, we cannot predict the impact COVID-19 will have on our partners, such as travel agencies, suppliers and other vendors, counterparties and joint ventures. We may be adversely impacted as a result of the adverse impact our partners, counterparties and joint ventures suffer.
We have never previously experienced a complete cessation of our guest cruise operations, and as a consequence, our ability to be predictive regarding the impact of such a cessation on our brands and future prospects is uncertain. In particular, we cannot predict the impact on our financial performance and cash flows (including as required for cash refunds of deposits) as a result of the phased resumptions in our guest cruise operations and the public’s concern regarding the health and safety of travel, especially by cruise ship, and related decreases in demand for travel and cruising. Moreover, our ability to attract and retain guests and our ability to hire and the amounts we must pay our crew depends, in part, upon the perception and reputation of our Company and our brands and the public’s concerns regarding the health and safety of travel generally, as well as regarding the cruising industry and our ships specifically. In addition, our ability to re-hire crew may be negatively impacted as some have obtained alternative employment during the pause.
Our access to and cost of financing depends on, among other things, global economic conditions, conditions in the global financing markets, the availability of sufficient amounts of financing, our prospects and our credit ratings. As a result of COVID-19’s effects on our operations, Moody’s and S&P Global downgraded our credit ratings to be non-investment grade. If our credit ratings were to be further downgraded, or general market conditions were to ascribe higher risk to our rating levels, our industry, or us, our access to capital and the cost of any debt or equity financing will be further negatively impacted. In addition, the terms of future debt agreements could include more restrictive covenants, or require incremental collateral, which may further restrict our business operations or be unavailable due to our covenant restrictions then in effect. There is no guarantee that debt or equity financings will be available in the future to fund our obligations, or that they will be available on terms consistent with our expectations. Additionally, the impact of COVID-19 on the financial markets may adversely impact our ability to raise funds.

In addition, the COVID-19 outbreak has significantly increased economic and demand uncertainty. The effects of COVID-19 have caused a global recession, which could have a further adverse impact on our financial condition and operations. In past recessions, demand for our cruise vacations has been significantly negatively impacted which has resulted in lower occupancy rates and adverse pricing, with a corresponding increase in the use of credits and other means to attract travelers. As a result of the impact of COVID-19, we expect lower occupancy levels during our resumption of guest cruise operations and cannot predict when we will be able to achieve historical occupancy levels.
The extent of the effects of the outbreak on our business and the cruising industry at large is highly uncertain and will ultimately depend on future developments, including, but not limited to, the duration and severity of the outbreak, the length of time it takes for demand and pricing to return and normal economic and operating conditions to resume. To the extent COVID-19 adversely affects our business, operations, financial condition and operating results, it may also have the effect of heightening many of the other risks described in “Item 1A. Risk Factors” included in the Annual Report and the Quarterly Reports.
Our substantial debt could adversely affect our financial health and operating flexibility.
We have a substantial amount of debt and significant debt service obligations. As of May 31, 2021, we had total gross debt of $31.5 billion. Our substantial debt could have important negative consequences for us. Our substantial debt could:
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require us to dedicate a large portion of our cash flow from operations to service debt and fund repayments on our debt, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

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increase our vulnerability to adverse general economic or industry conditions;

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limit our flexibility in planning for, or reacting to, changes in our business or the industry in which we operate;

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place us at a competitive disadvantage compared to our competitors that have less debt;

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make us more vulnerable to downturns in our business, the economy or the industry in which we operate;

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limit our ability to raise additional debt or equity capital in the future to satisfy our requirements relating to working capital, capital expenditures, development projects, strategic initiatives or other purposes;

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restrict us from making strategic acquisitions, introducing new technologies or exploiting business opportunities;

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make it difficult for us to satisfy our obligations with respect to our debt; and

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expose us to the risk of increased interest rates as certain of our borrowings are (and may be in the future) at a variable rate of interest.

We are subject to restrictive debt covenants that may limit our ability to finance future operations and capital needs and to pursue business opportunities and activities. In addition, if we fail to comply with any of these restrictions, it could have a material adverse effect on the Company.
Certain of our debt instruments limit our flexibility in operating our business. For example, some of our debt instruments limit the ability of Carnival Corporation, Carnival plc and certain of their respective subsidiaries to, among other things:
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incur or guarantee additional indebtedness;

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pay dividends or distributions on, or redeem or repurchase capital stock and make other restricted payments;

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make certain investments;

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consummate certain asset sales;

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engage in certain transactions with affiliates;

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grant or assume certain liens; and

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consolidate, merge or transfer all or substantially all of our assets.

All of these limitations are subject to significant exceptions and qualifications. Despite these exceptions and qualifications, we cannot assure you that the operating and financial restrictions and covenants in certain of our debt instruments will not adversely affect our ability to finance our future operations or capital needs or engage in other business activities that may be in our interest. Any future indebtedness may include similar or other restrictive terms. In addition, our ability to comply with these covenants, including the financial maintenance covenants described below, and restrictions may be affected by events beyond our control. These include prevailing economic, financial and industry conditions. If we breach any of these covenants or restrictions, we could be in default under the terms of certain of our debt facilities, and the relevant lenders could elect to declare the debt, together with accrued and unpaid interest and other fees, if any, immediately due and payable and proceed against any collateral, if any, securing that debt. If the debt under certain of our debt instruments that we enter into were to be accelerated, our assets may be insufficient to repay in full our debt. Borrowings under other debt instruments that contain cross-default provisions also may be accelerated or become payable on demand. In these circumstances, our assets may not be sufficient to repay in full our indebtedness then outstanding.
As a result of the COVID-19 outbreak, we may be out of compliance with one or more maintenance covenants in certain of our debt facilities, with the next testing date of November 30, 2022.
Under the terms of certain of our export credit facilities, we are required to maintain a minimum debt service coverage ratio (EBITDA to consolidated net interest charges for the most recently ended four fiscal quarters) of not less than 3.0 to 1.0 at the end of each fiscal quarter (the “Interest Coverage Covenant”), and ensure that our debt as a percentage of capital does not exceed 65% at the end of each fiscal quarter (the “Debt to Capital Covenant”). During the first quarter of 2021 (and while being in compliance with the Debt to Capital Covenant as of such date), we obtained waivers of compliance with the Interest Coverage Covenant and Debt to Capital Covenant in our export credit facilities through August 31, 2022 (with the next testing date of November 30, 2022) or November 30, 2022 (with the next testing date of February 28, 2023) for our funded export credit facilities with aggregate indebtedness of $8.8 billion as of May 31, 2021 and unfunded export credit facilities with an aggregate principal amount of $6.5 billion as of May 31, 2021.
During the first quarter of 2021 we entered into supplemental agreements with respect to our Revolving Credit Facility and many of our bank loans. Under our Revolving Credit Facility and many of our bank loans, we are now required to maintain the Interest Coverage Covenant from February 28, 2023, at a ratio of not less than 2.0 to 1.0 for the February 28, 2023 and May 31, 2023 testing dates, 2.5 to 1.0 for the August 31, 2023 and November 30, 2023 testing dates, and 3.0 to 1.0 from the February 28, 2024 testing date onwards, or through their respective maturity dates, and the Debt to Capital Covenant at the end of each fiscal quarter before the November 30, 2021 testing date at a percentage not to exceed 65%. From the November 30, 2021 testing date until the May 31, 2023 testing date the Debt to Capital Covenant is not to exceed 75%, following which it will be tested at levels which decline ratably to 65% from the May 31, 2024 testing date onwards.
Even though we expect to obtain further amendments under our debt facilities with respect to the Interest Coverage Covenant or the Debt to Capital Covenant, if such amendments are not obtained we may be required to take certain actions, which in the case of the Debt to Capital Covenant could include issuing additional equity and/or reducing our indebtedness, failing which we may not be in compliance with the Interest Coverage Covenant or the Debt to Capital Covenant following August 31, 2022 with the next testing date of November 30, 2022 for such debt facilities, or as of future testing dates for certain agreements, because of the phased resumption of our guest cruise operations.
Amendments and waivers of the Interest Coverage Covenant and Debt to Capital Covenant have led and may continue to lead to increased costs, increased interest rates, additional restrictive covenants and other lender protections that are, or may become, applicable to us under these debt facilities, and such increased costs, restrictions and modifications may vary among debt facilities. For example, in connection with the amendments to the Revolving Credit Facility and certain agreements governing our bank loans described above, we have made certain changes to more closely align the financial covenants among the various facilities and agreements. In addition, we have agreed to additional restrictive covenants in such facilities and agreements with respect to debt incurrence, lien incurrence, restricted payments and investments that are substantially consistent with those contained in the indentures governing our recent unsecured notes issuances. In May and June 2021, the subsidiaries that guarantee our 7.6% senior unsecured notes due 2026 and the 5.8% senior unsecured notes due 2027 agreed to guarantee certain of our debt that was outstanding prior to April 2020, including our Revolving Credit Facility. These subsidiaries are expected to enter into additional agreements to guarantee additional debt under certain of our export credit facilities. Our ability to provide additional lender protections under these facilities, including the granting of security interests in certain collateral and the granting of guarantees with respect to certain outstanding debt, will be limited by the terms of such agreements as amended, and our other debt facilities.
There can be no assurance that we will be able to obtain amendments in a timely manner, on acceptable terms or at all. If we were not able to obtain the financial covenant amendments described above under any one or more of these debt facilities, we would be in default of any such agreement. As a consequence, we would need to refinance or repay the applicable debt facility or facilities, and would be required to raise additional debt or equity capital, or divest assets, to refinance or repay such facility or facilities. If we were to be unable to obtain financial covenant amendments as may be required under any one or more of these debt facilities, there can be no assurance that we would be able to raise sufficient debt or equity capital, or divest assets, to refinance or repay such facility or facilities. With respect to each of the unfunded debt facilities, if we were unable to obtain amendments under such debt facilities, the relevant lender under such facility could terminate that facility. With respect to each of our funded debt facilities, if we were unable to obtain amendments or refinance or repay such debt facilities, it would lead to an event of default under such facilities, which could lead to an acceleration of the indebtedness under such debt facilities. In turn, this would lead to an event of default and potential acceleration of amounts due under all of our outstanding debt and derivative contract payables. As a result, the failure to obtain the financial covenant amendments described above would have a material adverse effect.
Risks Related to this Offering
The price of our common stock may be volatile and fluctuate substantially, which could result in substantial losses for purchasers of our common stock in this offering.
Our stock price is likely to be volatile. Global stock markets in general have recently experienced extreme volatility primarily as a result of the ongoing COVID-19 coronavirus pandemic. As a result of this volatility, you may not be able to sell your shares of common stock purchased in this offering at or above the price you paid for such shares. The market price for our common stock may be influenced by many factors, including, without limitation:
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the severity and duration of the COVID-19 coronavirus pandemic, including the impact of the COVID-19 coronavirus pandemic on us and the travel and cruise industries more broadly;

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changes in the prices or availability of fuel;

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our quarterly or annual earnings or those of other companies in our industry;

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the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

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our earnings or recommendations by research analysts who track our common stock or the stock of other cruise companies;

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technical factors in the public trading market for our common stock may produce price movements that may or may not comport with macro, industry or company-specific fundamentals, including, without limitation, the sentiment of retail investors (including as may be expressed on financial trading and other social media sites), the amount and status of short interest in our securities, access to margin debt, trading in options and other derivatives on our common stock and other technical trading factors;

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our ability to access the credit markets for sufficient amounts of capital and on terms that are favorable or consistent with our expectations;

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a global economic slowdown that could affect our financial results and operations and the economic strength of our customers and suppliers; and

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the other factors described herein and under the caption “Risk Factors” in the Annual Report and the Quarterly Reports and under the caption “Forward-Looking Statements” in this prospectus supplement.

In the past, following periods of extreme volatility in the market price of a company’s securities, securities class-action litigation has often been instituted against that company. Any lawsuit to which we are a party, with or without merit, may result in an unfavorable judgment. We also may decide to settle lawsuits on unfavorable terms. Any such negative outcome could result in payments of substantial damages or fines, damage to our reputation or adverse changes to our offerings or business practices. Such litigation may also cause us to incur other substantial costs to defend such claims and divert management’s attention and resources.
Future sales of our common stock by us or our existing shareholders, or the perception in the public markets that these sales may occur, may depress our share price.
Our Board of Directors has the authority, without action or vote of the shareholders, to issue any or all authorized but unissued shares of our common stock, including securities convertible into, or exchangeable for, our common stock and authorized but unissued shares under our equity compensation plans or otherwise. In the future, we may issue such additional securities, through public or private offerings, in order to raise additional capital. For example, in April 2020, we completed (i) a public offering of 71,875,000 shares of Carnival Corporation’s common stock at a price per share of $8.00, resulting in net proceeds of $556 million and (ii) a private offering of $2.0 billion aggregate principal amount of the Convertible Notes. Additionally, in February 2021, we completed a public offering of 40,450,619 shares of Carnival Corporation’s common stock at a price per share of $25.10, resulting in net proceeds of $999 million. Any such issuance will dilute the percentage ownership of shareholders and may dilute the per share projected earnings or book value of our common stock. Sales of a substantial number of shares of our common stock in the public market after this offering, or the perception that these sales could occur, could cause the market price of our common stock to decline and may make it more difficult for you to sell your shares at a time and price that you deem appropriate.
The common stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares of our common stock in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares of common stock sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares of common stock as a result of share sales made at prices lower than the prices they paid.
The actual number of shares of common stock we will issue under the selling agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the selling agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the sales agent at any time throughout the term of the selling agreement. The number of shares of common stock that are sold by the sales agent after delivering a sales notice will fluctuate based on a number of factors, including the market price of the shares of common stock during the sales period and limits we set with the sales agent. Because the price per share of each share of common stock sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares of common stock that will be ultimately issued. Our stock price has experienced significant volatility over the course of the last six months, from a low of $17.96 on January 27, 2021 to a high of $31.52 on June 8, 2021. See “—Risks Related to this Offering—

The price of our common stock may be volatile and fluctuate substantially, which could result in substantial losses for purchasers of our common stock in this offering.”
If securities analysts do not publish research or reports about our business or if they publish negative, or inaccurate evaluations of our stock, the price of our stock and trading volume could decline.
The trading market for our common stock may be impacted, in part, by the research and reports that securities or industry analysts publish about us or our business. There can be no assurance that analysts will cover us, continue to cover us or provide favorable coverage. If one or more analysts downgrade our stock or change their opinion of our stock, our share price may decline. In addition, if one or more analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.
We do not expect to pay any cash dividends for the foreseeable future.
You should not rely on an investment in our common stock to provide dividend income. Because of our liquidity management and the dividend restrictions in our recent debt agreements, we have suspended the payment of dividends on the common stock of Carnival Corporation and the ordinary shares of Carnival plc, and we do not anticipate that we will pay any cash dividends to holders of our common stock in the foreseeable future. Instead, we plan to retain any earnings to maintain our operations. In addition to the agreements governing certain of our existing secured and unsecured indebtedness, any future debt financing arrangement may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any return on their investment. As a result, investors seeking cash dividends should not purchase our common stock.
Ownership and transfer restrictions in our charter may impair the ability of purchasers of shares of common stock in this offering to hold or transfer their shares.
In general, under Section 883 of the Internal Revenue Code, certain non-U.S. corporations (such as our North American cruise ship businesses) are not subject to U.S. federal income tax or branch profits tax on U.S. source income derived from, or incidental to, the international operation of a ship or ships. Applicable U.S. Treasury regulations provide in general that a foreign corporation will qualify for the benefits of Section 883 if, in relevant part, (i) the foreign country in which the foreign corporation is organized grants an equivalent exemption to corporations organized in the U.S. in respect of each category of shipping income for which an exemption is being claimed under Section 883 and (ii) the foreign corporation meets a defined publicly-traded corporation stock ownership test. In order to assist us in continuing to qualify as a publicly traded corporation under the Internal Revenue Code regulations, our charter contains restrictions on the ownership and transfer of our common stock. Our charter generally prohibits, among other prohibitions, any stockholder from beneficially or constructively owning more than 4.9% of our common stock, whether measured by vote, value or number, subject to certain exceptions. In addition, our charter contains various other restrictions on the ownership and transfer of our common stock. These ownership and transfer restrictions may impair the ability of purchasers of shares of common stock in this offering to hold or transfer their shares.
We cannot assure you that a judgment of a U.S. court for liabilities under U.S. securities laws would be enforceable in Panama, or that an original action can be brought in Panama against us for liabilities under U.S. securities laws, and investors in the common stock may find it difficult or impossible to enforce service of process and enforcement of judgments against us and our officers and directors.
We are a corporation (sociedad anónima) organized and existing under the laws of Panama. Should any directors, officers, controlling persons or the experts named herein reside outside of the United States, it may not be possible for investors in our securities to effect service of process within the United States upon such persons or to enforce judgments of U.S. courts against them or our Company, including in any action based on civil liabilities under the U.S. federal securities laws. There is uncertainty as to the enforceability against such persons in Panama, whether in original actions or in actions to enforce judgments of U.S. courts, of liabilities based solely on the U.S. federal securities laws or state laws. There is no existing treaty between the U.S. and Panama for the reciprocal enforcement of foreign judgments. It is not clear whether a foreign court would accept jurisdiction and impose civil liability if proceedings were commenced in a foreign jurisdiction predicated solely upon U.S. federal securities laws.
Protections afforded to minority shareholders in Panama are different from and more limited than those in the United States.
Panama’s laws generally afford less protection to the interests of minority shareholders than those of minority shareholders of a corporation incorporated under the United States and other jurisdictions. The legal framework with respect to shareholder disputes is less developed under Panamanian law than under U.S. law and there are different procedural requirements for bringing shareholder lawsuits, including shareholder derivative suits. In addition, Panamanian law does not impose any type of duties to controlling or majority shareholders in regards to minority shareholders’ interests, and provides no protective mechanisms for minority shareholders in the event of a change in control. As a result, it may be more difficult for our minority shareholders to enforce their rights against us or our directors or other shareholders than it would be for shareholders of a U.S. company.

USE OF PROCEEDS
We intend to use the net proceeds from this offering to purchase ordinary shares of Carnival plc on at least an equivalent basis. We may use the remaining net proceeds, if any, from this offering for general corporate purposes.
We intend to sell shares of common stock of Carnival Corporaton in this offering only when the ordinary shares of Carnival plc are trading in a United Kingdom market at a discount to shares of common stock of Carnival Corporation. As a result, Carnival Corporation and Carnival plc would derive an economic benefit from the offering and the use of proceeds therefrom. To the extent that the trading prices of ordinary shares of Carnival plc increase and are greater than the sale prices for any shares of common stock already sold in this offering, we will use the net proceeds from such sales for general corporate purposes.
In addition, Merrill Lynch International, an affiliate of the sales agent, will act as corporate broker and principal in connection with the purchase of Carnival plc ordinary shares.
We do not intend to place, invest or economically utilize the proceeds of this offering of common stock in Panama.

MATERIAL U.S. FEDERAL INCOME TAX, UK AND PANAMANIAN TAX CONSEQUENCES
United States
The following is a general summary of certain U.S. federal income tax consequences of the ownership, conversion and disposition of shares of our common stock and paired trust shares (together, the “Shares”), to a U.S. Holder and to a Non-U.S. Holder, each as defined below. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (“Treasury Regulations”), administrative pronouncements or practices and judicial decisions, all as of the date hereof. Future legislative, judicial or administrative modifications, revocations or interpretations, which may or may not be retroactive, may result in U.S. federal income tax consequences significantly different from those discussed herein. This discussion is not binding on the U.S. Internal Revenue Service (the “IRS”). No ruling has been or will be sought or obtained from the IRS with respect to any of the U.S. federal income tax consequences discussed herein. There can be no assurance that the IRS will not challenge any of the conclusions discussed herein or that a U.S. court will not sustain such a challenge.
As used in this summary, (A) a “Holder” is any beneficial owner of Shares; (B) a “U.S. Holder” is any Holder that is (i) a citizen or an individual resident of the United States for U.S. federal income tax purposes, (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any of its political subdivisions, including any state thereof and the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust which (a) is subject to the primary jurisdiction of a court within the United States and for which one or more U.S. persons have authority to control all substantial decisions, or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person; and (C) a “Non-U.S. Holder” is any Holder that is an individual, corporation, estate or trust that is not described in clause (B)(i), (ii), (iii) or (iv) above. If a pass-through entity, including a partnership or other entity classified as a partnership for U.S. federal income tax purposes, is a beneficial owner of Shares, the U.S. federal income tax treatment of an owner or partner generally will depend upon the status of such owner or partner and upon the activities of the pass-through entity. Owners or partners of a pass-through entity that is a beneficial owner of Shares are urged to consult their own tax advisors as to U.S. federal, state and local and non-U.S. tax consequences of the ownership and disposition of Shares.
This discussion does not address the U.S. federal alternative minimum tax, any U.S. federal estate, gift, or other non-income tax, except as expressly provided below, or any state, local or non-U.S. tax consequences of the ownership or disposition of the Shares. In addition, this summary does not address the U.S. federal income tax consequences to certain categories of Holders subject to special rules, including Holders that are (i) banks, financial institutions or insurance companies, (ii) regulated investment companies or real estate investment trusts, (iii) brokers or dealers in securities or currencies or traders in securities that elect to apply a mark-to-market accounting method, (iv) tax-exempt organizations, qualified retirement plans, individual retirement accounts or other tax-deferred accounts, (v) Holders that own Shares as part of a straddle, hedge, constructive sale, conversion transaction or other integrated investment, (vi) Holders that are liable for the alternative minimum tax under the Code, (vii) entities that are treated as partnerships for U.S. federal income tax purposes and investors therein, (viii) Holders that hold Shares other than as a capital asset, within the meaning of Section 1221 of the Code or (ix) U.S. expatriates. Furthermore, this summary does not address tax consequences attributable to persons being required to accelerate the recognition of any item of gross income with respect to the Shares as a result of such income being recognized on an applicable financial statement.
This discussion also does not address tax consequences to U.S. Holders whose “functional currency” is not the U.S. dollar.
A HOLDER IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE APPLICATION OF U.S. FEDERAL TAX LAWS TO ITS PARTICULAR CIRCUMSTANCES AND ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

U.S. federal income taxation of the Company
U.S. tax classification of the Company
We are treated as a corporation for U.S. federal income tax purposes. As a result, U.S. Holders will not be directly subject to U.S. federal income tax on our income, but rather will be subject to U.S. federal income tax on distributions received from us and dispositions of common shares as described below.
U.S. federal income taxation of operating income: In general
In general, under Section 883 of the Internal Revenue Code, certain non-U.S. corporations (such as our North American cruise ship businesses) are not subject to U.S. federal income tax or branch profits tax on U.S. source income derived from, or incidental to, the international operation of a ship or ships. Applicable U.S. Treasury regulations provide in general that a foreign corporation will qualify for the benefits of Section 883 if, in relevant part, (i) the foreign country in which the foreign corporation is organized grants an equivalent exemption to corporations organized in the U.S. in respect of each category of shipping income for which an exemption is being claimed under Section 883 (an “equivalent exemption jurisdiction”) and (ii) the foreign corporation meets a defined publicly-traded corporation stock ownership test (the “publicly-traded test”). Subsidiaries of foreign corporations that are organized in an equivalent exemption jurisdiction and meet the publicly-traded test also benefit from Section 883. We believe that Panama is an equivalent exemption jurisdiction and that Carnival Corporation currently satisfies the publicly-traded test under the regulations. Accordingly, substantially all of Carnival Corporation’s income is exempt from U.S. federal income and branch profit taxes.
Regulations under Section 883 list certain activities that the IRS does not consider to be incidental to the international operation of ships and, therefore, the income attributable to such activities, to the extent such income is U.S. source, does not qualify for the Section 883 exemption. Among the activities identified as not incidental are income from the sale of air transportation, transfers, shore excursions and pre- and post-cruise land packages to the extent earned from sources within the U.S.
U.S. federal income taxation of U.S. holders
Subject to the discussion of the “PFIC” rules below:
Distributions
Any distributions made by us with respect to the Shares will generally constitute dividends taxable as ordinary income to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of those earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Holder’s tax basis in our Shares (determined on a share-by-share basis), and thereafter as capital gain. Because we are not a U.S. corporation, U.S. Holders that are corporations will not be entitled to claim a dividends-received deduction with respect to any distributions they receive from us. So long as our stock is considered readily tradable on an established securities market in the United States, we expect that we will constitute a “qualified foreign corporation” and dividends received by certain non-corporate U.S. Holders should, subject to applicable limitations, qualify as “qualified dividend income” currently eligible for preferential rates. As noted below under “—PFIC Status,” if we were found to be a PFIC (as defined below), however, we would not constitute a “qualified foreign corporation” and dividends received by non-corporate U.S. Holders would not qualify as “qualified dividend income” currently eligible for preferential rates. We believe that we were not a PFIC for the 2020 taxable year, and as discussed below, we believe that we should not be a PFIC for the 2021 taxable year or for the foreseeable future.
Amounts taxable as dividends generally will be treated as income from sources outside the U.S. and will, depending on a U.S. Holder’s circumstances, be “passive” or “general” category income which, in either case, is treated separately from other types of income for purposes of computing the foreign tax credit allowable to such U.S. Holder.
However, if (a) we are 50% or more owned, by vote or value, by U.S. persons and (b) at least 10% of our earnings and profits are attributable to sources within the U.S., then for foreign tax credit purposes, a portion of our dividends would be treated as derived from sources within the U.S. With respect to any dividend paid for any taxable year, the U.S. source ratio of our dividends for foreign tax credit purposes would be equal to the portion of our earnings and profits from sources within the U.S. for such taxable year, divided by the total amount of our earnings and profits for such taxable year.
Sale, exchange or other taxable disposition of shares
A U.S. Holder generally will recognize capital gain or loss upon a sale, exchange or other taxable disposition of Shares in an amount equal to the difference, if any, between the amount realized by the U.S. Holder from such disposition and the U.S. Holder’s adjusted tax basis in such Shares. Capital gain of a noncorporate U.S. Holder is currently eligible to be taxed at a lower rate than ordinary income where the holder has a holding period greater than one year. U.S. Holder’s ability to deduct capital losses is subject to certain limitations.
Gain or loss, if any, that a U.S. Holder realizes upon a sale, exchange or other taxable disposition of Shares will be treated as having a United States source for U.S. foreign tax credit limitation purposes. Consequently, a U.S. Holder may not be able to use any foreign tax credits arising from any non-U.S. tax imposed on the sale, exchange or other taxable disposition of Shares unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources or unless an applicable treaty provides otherwise.
Foreign financial asset reporting
A U.S. Holder that holds certain foreign financial assets (which may include the Shares) other than in an account at a financial institution may be required to report information relating to such assets to the IRS. Failure to report such information, if required, may result in substantial penalties. U.S. Holders should consult their own tax advisors regarding such requirement.
PFIC status
The foregoing discussion assumes that we are not and will not become a “passive foreign investment company,” or “PFIC” for U.S. Federal income tax purposes.
A non-U.S. corporation generally will be a PFIC in any taxable year in which, after applying the relevant look-through rules with respect to the income and assets of its subsidiaries, either 75% or more of its gross income is “passive income” (generally including (without limitation) dividends, interest, annuities and certain royalties and rents not derived in the active conduct of a business) or the aggregate value of its assets that produce passive income or are held for the production of passive income is at least 50% of the total value of its assets. In determining whether we meet the 50% test, cash is considered a passive asset, and the total value of our assets generally will be treated as equal to the sum of the aggregate fair market value of our outstanding stock plus our liabilities. If we own at least 25% (by value) of the stock of another corporation, we will be treated, for purposes of the PFIC tests, as owning our proportionate share of the other corporation’s assets and receiving our proportionate share of the other corporation’s income.
Based on our current and currently anticipated method of operation, we believe that we should not be a PFIC for the 2021 taxable year or for the foreseeable future. However, because PFIC status is determined annually and depends on the composition of a company’s income and assets and the fair market value of its assets, there can be no certainty in this regard, in particular because our PFIC status for any taxable year may generally be determined in part by reference to our market capitalization, which has fluctuated and may continue to fluctuate significantly over time, and our revenues, which have been, and may continue to be, negatively impacted by the COVID-19 outbreak.
If we were found to be a PFIC for any taxable year in which a U.S. Holder held ordinary shares, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder, including a recharacterization of any capital gain recognized on a sale or other disposition of Shares as ordinary income, ineligibility for any preferential tax rate otherwise applicable to any “qualified dividend income,” a material increase in the amount of tax that such U.S. Holder would owe and the possible imposition of interest charges, an imposition of tax earlier than would otherwise be imposed and additional tax form filing requirements.

A U.S. Holder owning shares in a PFIC (or a corporation that might become a PFIC) might be able to avoid or mitigate the adverse tax consequences of PFIC status by making certain elections, including “qualified electing fund” or “mark-to-market” elections, if deemed appropriate based on guidance provided by its own tax advisor. If we are found to be a PFIC, we will use reasonable efforts to provide any information reasonably requested by a U.S. Holder in order to make such elections.
U.S. federal income taxation of non-U.S. holders
The rules governing the U.S. federal taxation of a Non-U.S. Holder are complex. A Non-U.S. Holder is urged to consult its own tax advisor regarding the application of U.S. federal tax laws, including any information reporting requirements, to its particular circumstances and any tax consequences arising under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.
A Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on dividends paid on Shares unless the income is effectively connected with a U.S. trade or business conducted by such Non-U.S. Holder in the United States (“ECI”) (and, if an applicable income tax treaty so provides, the dividends are attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.).
Non-U.S. Holders generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange or other disposition of Shares, unless either:
•
the gain is ECI (and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.); or

•
the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more during the taxable year of disposition and certain other conditions are met, in which case such gain (net of certain U.S. source losses) generally will be taxed at a 30% rate (unless an applicable income tax treaty provides otherwise).

ECI will generally be subject to regular U.S. federal income tax in the same manner as discussed in the section above relating to the taxation of U.S. Holders, unless an applicable income tax treaty provides otherwise. In addition, earnings and profits of a corporate Non-U.S. Holder that are attributable to ECI, as determined after allowance for certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable income tax treaty.
Information reporting and backup withholding
In general, payments of distributions on the Shares to a noncorporate U.S. Holder and proceeds of a disposition of the Shares by a noncorporate U.S. Holder will be subject to U.S. federal income tax information reporting requirements. Such amounts may also be subject to U.S. federal backup withholding for noncorporate U.S. Holders that:
•
fail to provide us with an accurate taxpayer identification number;

•
are notified by the IRS that they have become subject to backup withholding because they previously failed to report all interest or dividends required to be shown on their federal income tax returns; or

•
fail to comply with applicable certification requirements.

A Non-U.S. Holder that receives distributions on Shares, or sells Shares through the U.S. office of a broker, or a non-U.S. office of a broker with specified connections to the United States, may be subject to backup withholding and related information reporting unless the Non-U.S. Holder certifies that it is a non-U.S. person, under penalties of perjury, or otherwise establishes an exemption.
Backup withholding is not an additional tax. A Holder generally may obtain a refund of any amounts withheld under backup withholding rules that exceed such Holder’s income tax liability by timely filing a refund claim with the IRS.
United Kingdom
The following statements are intended only as a general guide to certain UK tax considerations and do not purport to be a complete analysis of all potential UK tax consequences of acquiring, holding or disposing of shares of Carnival Corporation common stock. They are based on current UK law and what is understood to be the current practice of Her Majesty’s Revenue & Customs (“HMRC”) as at the date of this prospectus supplement, both of which may change, possibly with retroactive effect. They apply only to shareholders who are resident, and in the case of individual shareholders domiciled, for tax purposes in (and only in) the UK, who hold their shares of Carnival Corporation common stock as an investment (other than where a tax exemption applies, for example where the shares of Carnival Corporation common stock are held in an individual savings account or pension arrangement) and who are the absolute beneficial owner of both the shares of Carnival Corporation common stock and any dividends paid on them. The tax position of certain categories of shareholders who are subject to special rules is not considered and it should be noted that they may incur liabilities to UK tax on a different basis to that described below. This includes persons acquiring their shares of Carnival Corporation common stock in connection with employment, dealers in securities, insurance companies, collective investment schemes, charities, exempt pension funds, temporary non-residents and non-residents carrying on a trade, profession or vocation in the UK.
(a)   Dividends
Dividend payments may be made without withholding or deduction for or on account of UK income tax.
(i)   UK resident individual shareholders
Dividends received by individual shareholders resident and domiciled for tax purposes in the UK will be subject to UK income tax. This is charged on the gross amount of any dividend paid before the deduction of any applicable withholding taxes (the “gross dividend”).
Under the current UK tax rules specific rates of tax apply to dividend income. These include a nil rate of tax (the “nil rate band”) for the first £2,000 of non-exempt dividend income in any tax year and different rates of tax for dividend income that exceeds the nil rate band. No tax credit attaches to dividend income. For these purposes “dividend income” includes UK and non-UK source dividends and certain other distributions in respect of shares. For UK tax purposes the gross dividend paid by Carnival Corporation must generally be brought into account.
An individual shareholder who is resident for tax purposes in the UK and who receives a dividend from Carnival Corporation will not be liable to UK tax on the dividend to the extent that (taking account of any other non-exempt dividend income received by the shareholder in the same tax year) that dividend falls within the nil rate band.
To the extent that (taking account of any other non-exempt dividend income received by the shareholder in the same tax year) the dividend exceeds the nil rate band, it will be subject to income tax at 7.5 per cent to the extent that it falls below the threshold for higher rate income tax. To the extent that (taking account of other non-exempt dividend income received in the same tax year) it falls above the threshold for higher rate income tax then the dividend will be taxed at 32.5 per cent to the extent that it is within the higher rate band, or 38.1 per cent to the extent that it is within the additional rate band. For the purposes of determining which of the taxable bands dividend income falls into, dividend income is treated as the highest part of a shareholder’s income. In addition, dividends within the nil rate band which would (if there was no nil rate band) have fallen within the basic or higher rate bands will use up those bands respectively for the purposes of determining whether the threshold for higher rate or additional rate income tax is exceeded.
(ii)   UK resident corporate shareholders
Unless the shareholder is a “small company” (see further below), it is likely that most dividends paid on the shares to UK resident corporate shareholders would fall within one or more of the classes of dividend qualifying for exemption from corporation tax. However, it should be noted that the exemptions are not comprehensive and are also subject to anti-avoidance rules.
Shareholders within the charge to UK corporation tax which are “small companies” (as that term is defined in section 931S of the Corporation Tax Act 2009) will be liable to corporation tax on dividends paid to them by Carnival Corporation because Carnival Corporation is not resident in a “qualifying territory”

for the purposes of the relevant legislation. Shareholders within the charge to UK corporation tax should consult their own professional advisers.
(b)   Taxation of disposals
A disposal or deemed disposal of shares of Carnival Corporation common stock by a shareholder who is resident in the UK for tax purposes may, depending upon the shareholder’s circumstances and subject to any available exemption or relief (such as the annual exempt amount for individuals), give rise to a chargeable gain or an allowable loss for the purposes of UK taxation of capital gains.
(c)   UK stamp duty and stamp duty reserve tax (“SDRT”)
No liability to UK stamp duty or SDRT will arise on the issue of shares of Carnival Corporation common stock to shareholders.
UK stamp duty will not normally be payable in connection with a transfer of shares of Carnival Corporation common stock, provided that the instrument of transfer is executed and retained outside the UK and no other action is taken in the UK by the transferor or transferee. Even if such UK stamp duty were technically to arise, provided that it is not necessary to rely on the instrument of transfer in any UK legal proceedings or for any other purposes which would require it to be duly stamped, in practice it should not be necessary for UK stamp duty to be paid.
No UK SDRT will be payable in respect of any agreement to transfer shares of Carnival Corporation common stock, provided that the shares of Carnival Corporation common stock are not registered in a register kept in the UK by or on behalf of Carnival Corporation.
Panama
Under current Panamanian law, because Carnival Corporation conducts all of its operations outside of Panama, we believe that no Panamanian taxes or withholding will be imposed on payments to holders of securities of Carnival Corporation, including shares of Carnival Corporation common stock.
THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF PURCHASING, HOLDING AND DISPOSING OF THE SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND ANY TAX TREATY AND ANY RECENT OR PROSPECTIVE CHANGES IN ANY APPLICABLE TAX LAWS OR TREATIES.

PLAN OF DISTRIBUTION
We have entered into a selling agreement with BofA Securities, Inc. under which we may offer and sell over a period of time and from time to time up to an aggregate of $500,000,000 of shares of our common stock through BofA Securities, Inc. as our sales agent. Sales of the shares to which this prospectus supplement relates, if any, will be made on the NYSE or otherwise by means of ordinary brokers’ transactions. The sales agent will not engage in any transactions that stabilize our common stock.
The sales agent will offer the shares of our common stock subject to the terms and conditions of the selling agreement on a daily basis or as otherwise agreed upon by us and the sales agent. We will designate the maximum amount of shares of common stock to be sold through the sales agent on a daily basis or otherwise as we and the sales agent agree and the minimum price per share at which such common stock may be sold. The sales agent is not required to sell any specific dollar amount of shares. Subject to the terms and conditions of the selling agreement, the sales agent will use its commercially reasonable efforts to sell on our behalf all of the designated shares of common stock. We may instruct the sales agent not to sell any shares of common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or the sales agent may suspend the offering of shares of common stock by notifying the other party.
The sales agent will provide written confirmation to us following the close of trading on the NYSE each day on which shares of common stock are sold by it for us under the selling agreement. Each confirmation will include the number of shares of common stock sold on such day, the gross sales prices of such shares sold, the net proceeds to us and the compensation payable by us to the sales agent with respect to such sales. We will report at least quarterly the number of shares of common stock sold through the sales agent under the selling agreement, the net proceeds to us (before expenses) and the compensation paid by us to the sales agent in connection with the sales of the shares of common stock.
We will pay the sales agent an aggregate commission of up to 2.0% of the gross sales price per share of common stock sold under the selling agreement. The remaining net sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such shares. We have also agreed to reimburse the sales agent for certain of its expenses. Merrill Lynch International, an affiliate of the sales agent, will also assist us in connection with the purchase of ordinary shares of Carnival plc described under “Use of Proceeds.” Merrill Lynch International will not receive any fees in connection with such purchase of shares of Carnival plc.
Settlement of any sales of common stock will occur, unless the parties agree otherwise, on the second business day following the date on which such sales were made. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agent may agree.
The offering of our common stock pursuant to the selling agreement will terminate upon the termination of the selling agreement by us or by the sales agent as provided therein.
In connection with the sale of the shares of common stock on our behalf, the sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to the sales agent may be deemed to be underwriting commissions or discounts.
We have agreed to provide indemnification and contribution to the sales agent against certain liabilities, including civil liabilities under the Securities Act.
Other than in the United States, no action has been taken by us or the sales agent that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
The sales agent and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The sales agent and its affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with us and our affiliates. In particular, Merrill Lynch International, an affiliate of the sales agent, will act as corporate broker and principal in connection with the purchase of ordinary shares of Carnival plc described under “Use of Proceeds.” Merrill Lynch International will not receive any fees in connection with such purchase of shares of Carnival plc. The sales agent or its affiliates are also bookrunners, arrangers and/or lenders under our secured term loan facility and the Revolving Credit Facility. An affiliate of the sales agent is a lender under one of our bilateral credit facilities. An affiliate of the sales agent also acts as a dealer in our commercial paper program.
In addition, in the ordinary course of its business activities, the sales agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. As a result of the sales agent or its affiliates having a lending relationship with us, the sales agent or its affiliates may routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, this would involve hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities.
Any such credit default swaps or short positions could adversely affect future trading prices of the shares of common stock offered hereby. The sales agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
Prohibition of sales to EEA retail investors
In relation to each Member State of the European Economic Area (each, a “Relevant State”), an offer to the public of any shares of common stock may not be made in that Relevant State, except that an offer to the public in that Relevant State of any shares of common stock may be made at any time under the following exemptions under the Prospectus Regulation:
(a)
to any legal entity which is a “qualified investor” as defined under the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the Prospectus Regulation), per Relevant State, subject to obtaining the prior consent of the underwriter for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of shares of common stock shall result in a requirement for Carnival Corporation & plc or the sales agent to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or a supplemental prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares of common stock or to whom any offer is made will be deemed to have represented, warranted and agreed to and with the sales agent and Carnival Corporation & plc that it is a qualified investor within the meaning of Article 2(e) of the Prospectus Regulation. Carnival Corporation & plc, the sales agent and their affiliates will rely upon the truth and accuracy of the foregoing representation, warranty and agreement.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Prohibition of sales to UK retail investors
An offer to the public of any shares of common stock may not be made in the United Kingdom, except that an offer to the public in the United Kingdom of any shares of common stock may be made at any time under the following exemptions under the UK Prospectus Regulation:
(a)
to any legal entity which is a “qualified investor” as defined under the UK Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(c)
in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (as amended, “FSMA”);

provided that no such offer of shares of common stock shall result in a requirement for Carnival Corporation & plc or the sales agent to publish a prospectus pursuant to section 85 of the FSMA or a supplemental prospectus pursuant to Article 23 of the UK Prospectus Regulation and each person who initially acquires any shares of common stock or to whom any offer is made will be deemed to have represented, warranted and agreed to and with the sales agent and Carnival Corporation & plc that it is a qualified investor within the meaning of Article 2(e) of the UK Prospectus Regulation. Carnival Corporation & plc, the sales agent and their affiliates will rely upon the truth and accuracy of the foregoing representation, warranty and agreement.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Additional notice to prospective investors in the United Kingdom
In the United Kingdom, this prospectus supplement and any other material in relation to the shares of common stock described herein are being distributed only to, and are directed only at, persons who are “qualified investors “ (as defined in the Prospectus Regulation ) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute them, all such persons together being referred to as “Relevant Persons”. In the United Kingdom, the shares of common stock are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such shares of common stock will be engaged in only with, Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement or its contents. The shares of common stock are not being offered to the public in the United Kingdom.

Notice to prospective investors in Canada
The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation; provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the sales agent is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to prospective investors in Panama
The shares of common stock have not been and will not be registered under the Panamanian Securities Act with the Superintendence of Capital Markets in the Republic of Panama. Accordingly, (i) the shares of common stock cannot be publicly offered or sold in Panama, except in transactions exempted from registration under the Panamanian Securities Act, (ii) the Panamanian Superintendence of Capital Markets has not reviewed the information contained in this prospectus supplement, (iii) the shares of common stock and the offering thereof are not subject to the supervision of the Panamanian Superintendence of Capital Markets and (iv) the shares of common stock do not benefit from the tax incentives provided by Panamanian Securities Act.
Notice to prospective investors in Hong Kong
The shares of common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than: (1) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (2) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Notice to prospective investors in Japan
The shares of common stock have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended) (the “FIEA”) and disclosure under the FIEA has not been and will not be made with respect to the shares of common stock. Accordingly, the shares of common stock thereof may not be offered or sold, directly or indirectly, in Japan, or to, or for the benefit of, any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any Japanese Person, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and other relevant laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to prospective investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock have not been and may not be circulated or distributed, nor may the shares of common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289, of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor; then securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest in that trust will not be transferable for six months after that corporation or that trust has acquired the securities under Section 275 of the SFA except: (i) to an institutional investor under Section 274 of the SFA, or to a relevant person under Section 275(2) of the SFA, or any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (ii) where no consideration is given for the transfer; (iii) by operation of law; or (iv) as specified in Section 276(7) of the SFA.
Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, Carnival Corporation has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the shares of common stock are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

LEGAL MATTERS
Paul, Weiss, Rifkind, Wharton & Garrison LLP has acted as special U.S. counsel to Carnival Corporation in connection with this offering. The validity of the shares of our common stock offered by this prospectus supplement and the accompanying prospectus and certain other matters with respect to Panamanian law have been passed upon for Carnival Corporation by Tapia Linares y Alfaro. The validity of the trust shares of beneficial interest in the P&O Princess Special Voting Trust and certain other matters with respect to Cayman Islands law have been passed upon by Maples and Calder. The validity of the Carnival plc special voting share and certain other matters with respect to the laws of England and Wales have been passed upon for Carnival plc by Freshfields Bruckhaus Deringer. Simpson Thacher & Bartlett LLP, New York, New York is acting as counsel to the sales agent.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended November 30, 2020 have been so incorporated in reliance on the report (which contains an emphasis of matter paragraph relating to the impact of COVID-19, the Company’s liquidity and financial covenant compliance and management’s plans, as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS
C A R N I V A L
C O R P O R A T I O N & PLC
CARNIVAL CORPORATION
DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS TO PURCHASE SECURITIES
PURCHASE CONTRACTS
UNITS
CARNIVAL PLC
DEBT SECURITIES

Carnival Corporation or selling securityholders may from time to time sell:
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shares of common stock;

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shares of preferred stock;

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debt securities, which will be guaranteed on an unsecured basis by Carnival plc;

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warrants to purchase common stock, preferred stock or debt securities, or any combination of them and warrants to buy and sell government debt securities, foreign currencies, currency units or units of a currency index or basket, units of a stock index or basket, or a commodity or commodity index;

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purchase contracts; and

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units.

Carnival plc may from time to time sell debt securities, which will be guaranteed on an unsecured basis by Carnival Corporation.
Each share of our common stock is paired with a trust share of beneficial interest in the P&O Princess Special Voting Trust. The trust shares represent a beneficial interest in the special voting share issued by Carnival plc. Our common stock and the paired trust shares are not separable and are listed and trade together on the New York Stock Exchange (the “NYSE”) under the symbol “CCL.” In this prospectus, whenever we refer to shares of our common stock, unless the context requires otherwise, we are also referring to the paired trust shares. Any common stock sold under this prospectus, as it may be supplemented, will be listed on the NYSE, subject to official notice of issuance.
WE OR CARNIVAL PLC, AS APPLICABLE, WILL PROVIDE SPECIFIC TERMS OF ANY OFFERING IN SUPPLEMENTS TO THIS PROSPECTUS. THE SECURITIES MAY BE OFFERED SEPARATELY OR TOGETHER IN ANY COMBINATION AND AS SEPARATE SERIES. YOU SHOULD READ THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT CAREFULLY BEFORE YOU INVEST.
INVESTING IN THE SECURITIES OFFERED BY THIS PROSPECTUS INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 2 OF THIS PROSPECTUS.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION, NOR ANY STATE SECURITIES COMMISSION, HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We, Carnival plc or the selling securityholders may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We, Carnival plc and the selling securityholders reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. The net proceeds to us, Carnival plc or the selling securityholders from the sale of securities also will be set forth in the applicable prospectus supplement.

The date of this prospectus is January 26, 2021.

i

ABOUT THIS PROSPECTUS
References in this prospectus to “we,” “us,” “our” and “Carnival Corporation” are to Carnival Corporation including, unless otherwise expressly stated or the context otherwise requires, its subsidiaries. References to “Carnival plc” are to Carnival plc including, unless otherwise expressly stated or the context otherwise requires, its subsidiaries. References to “Carnival Corporation & plc” are to both Carnival Corporation and Carnival plc collectively, following the establishment of the dual listed company arrangement. For more information about the dual listed company arrangement, please see “The Companies.”
This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we, Carnival plc or the selling securityholders may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”
This prospectus only provides you with a general description of the securities we or Carnival plc may offer. Each time we, Carnival plc or the selling securityholders sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities.
The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”
WE, CARNIVAL PLC AND THE SELLING SECURITYHOLDERS ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR A PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE DOCUMENT.
WHERE YOU CAN FIND MORE INFORMATION
Carnival Corporation and Carnival plc file combined reports, proxy statements and other information with the SEC. Copies of such information filed with the SEC may be obtained from the SEC’s web site (www.sec.gov). These filings, which include our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements on Schedule 14A, as well as any amendments to those reports and proxy statements, are available free of charge through our website (www.carnivalcorp.com/investor-relations) as soon as reasonably practicable after we file them with, or furnish them to, the SEC. The information contained on our website (www.carnivalcorp.com) is not incorporated into this prospectus. Our reference to our website is intended to be an inactive textual reference only.
The periodic reports of Carnival Corporation and Carnival plc under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) contain the consolidated financial statements of Carnival Corporation & plc.
You should only rely on the information contained in this prospectus and incorporated by reference in it.
INCORPORATION BY REFERENCE
Carnival Corporation (File number 1-9610) and Carnival plc (File number 1-15136) are incorporating by reference into this prospectus the following documents or portions of documents filed with the SEC:
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Carnival Corporation’s and Carnival plc’s joint Annual Report on Form 10-K for the fiscal year ended November 30, 2020 as filed on January 26, 2021 (including “Description of Equity Securities Registered Under Section 12 of the Exchange Act”, as set forth in Exhibit 4.12 filed thereto) (the “Annual Report”);

ii

•
The information responsive to Part III of the Annual Report provided in Carnival Corporation’s and Carnival plc’s Proxy Statement on Schedule 14A filed on February 26, 2020 and incorporated by reference into the Annual Report; and

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All other documents filed by Carnival Corporation and Carnival plc pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering.

You should rely only on the information contained in this document or that information to which this prospectus has referred you. Carnival Corporation and Carnival plc have not authorized anyone to provide you with any additional information.
Any statement contained in this prospectus or a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
The documents incorporated by reference into this prospectus are available from Carnival Corporation and Carnival plc upon request. Carnival Corporation and Carnival plc will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, without charge, upon written or oral request. If exhibits to the documents incorporated by reference in this prospectus are not themselves specifically incorporated by reference in this prospectus, then the exhibits will not be provided. Requests for such copies should be directed to the following:
CARNIVAL CORPORATION
CARNIVAL PLC
3655 N.W. 87TH AVENUE
MIAMI, FLORIDA 33178-2428
ATTENTION: CORPORATE SECRETARY
TELEPHONE: (305) 599-2600, EXT. 18018.
Except as provided above, no other information, including information on the web site of Carnival Corporation or Carnival plc, is incorporated by reference into this prospectus.

iii

THE COMPANIES
Carnival Corporation & plc
Carnival Corporation & plc is a leisure travel company with a portfolio of nine of the world’s leading cruise lines. With operations in North America, Australia, Europe and Asia, our portfolio features Carnival Cruise Line, Princess Cruises, Holland America Line, P&O Cruises (Australia), Seabourn, Costa Cruises, AIDA Cruises, P&O Cruises (UK) and Cunard.
Carnival Corporation and Carnival plc operate a dual listed company, or DLC, whereby the businesses of Carnival Corporation and Carnival plc are combined through a number of contracts and through provisions in Carnival Corporation’s Articles of Incorporation and By-Laws and Carnival plc’s Articles of Association. The two companies operate as a single economic enterprise with a single executive management team and identical Boards of Directors, but each has retained its separate legal identity. Carnival Corporation and Carnival plc are both public companies, with separate stock exchange listings and their own shareholders.
Carnival Corporation
Carnival Corporation was incorporated under the laws of the Republic of Panama in November 1974. Carnival Corporation’s common stock and the paired trust shares, which trade together with the common stock, are listed on the NYSE under the symbol “CCL.” Carnival Corporation’s principal executive offices are located at Carnival Place, 3655 N.W. 87th Avenue, Miami, Florida 33178-2428. The telephone number of Carnival Corporation’s principal executive offices is (305) 599-2600.
Carnival plc
Carnival plc was incorporated and registered in England and Wales as P&O Princess Cruises plc in July 2000 and was renamed “Carnival plc” on April 17, 2003, the date on which the DLC transaction with Carnival Corporation closed. Carnival plc’s ordinary shares are listed on the London Stock Exchange (“LSE”), and Carnival plc’s American Depositary Shares, or ADSs, are listed on the NYSE. Carnival plc ordinary shares trade under the ticker symbol “CCL” on the LSE. Carnival plc ADSs trade under the ticker symbol “CUK” on the NYSE. Carnival plc’s principal executive offices are located at Carnival House, 100 Harbour Parade, Southampton SO15 1ST, United Kingdom. The telephone number of Carnival plc’s principal executive offices is 011 44 23 8065 5000.

RISK FACTORS
An investment in the securities offered by this prospectus involves a number of risks. You should carefully consider the specific risks discussed under the caption “Risk Factors” or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in the joint Annual Report on Form 10-K for the year ended November 30, 2020 and in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, which are incorporated by reference into this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

FORWARD-LOOKING STATEMENTS
Some of the statements, estimates or projections contained in this prospectus or incorporated by reference into this prospectus are “forward-looking statements” that involve risks, uncertainties and assumptions with respect to us, including some statements concerning the transactions described in this prospectus, future results, operations, outlooks, plans, goals, reputation, cash flows, liquidity and other events which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts are statements that could be deemed forward-looking. These statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and the beliefs and assumptions of our management. We have tried, whenever possible, to identify these statements by using words like “will,” “may,” “could,” “should,” “would,” “believe,” “depends,” “expect,” “goal,” “anticipate,” “forecast,” “project,” “future,” “intend,” “plan,” “estimate,” “target,” “indicate,” “outlook,” and similar expressions of future intent or the negative of such terms.
Forward-looking statements include those statements that may impact our outlook including, but not limited to, the forecasting of our:
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Pricing

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Booking levels

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Occupancy

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Interest, tax and fuel expenses

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Currency exchange rates

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Estimates of ship depreciable lives and residual values

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Goodwill, ship and trademark fair values

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Liquidity and credit ratings

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Adjusted earnings per share

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Impact of the COVID-19 coronavirus global pandemic on our financial condition and results of operations

Because forward-looking statements involve risks and uncertainties, there are many factors that could cause our actual results, performance or achievements to differ materially from those expressed or implied in this prospectus. This note contains important cautionary statements and a discussion of the known factors that we consider could materially affect the accuracy of our forward-looking statements and adversely affect our business, results of operations and financial position. Additionally, many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the COVID-19 outbreak. It is not possible to predict or identify all such risks. There may be additional risks that we consider immaterial or which are unknown. These factors include, but are not limited to, the following:
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COVID-19 has had, and is expected to continue to have, a significant impact on our financial condition and operations, which impacts our ability to obtain acceptable financing to fund resulting reductions in cash from operations. The current, and uncertain future, impact of the COVID-19 outbreak, including its effect on the ability or desire of people to travel (including on cruises), is expected to continue to impact our results, operations, outlooks, plans, goals, reputation, litigation, cash flows, liquidity, and stock price;

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As a result of the COVID-19 outbreak, we may be out of compliance with one or more maintenance covenant in certain of our debt facilities, for which we currently have amendments for the period through November 30, 2021 with the next testing date of February 28, 2022;

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World events impacting the ability or desire of people to travel have and may continue to lead to a decline in demand for cruises;

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Incidents concerning our ships, guests or the cruise vacation industry as well as adverse weather conditions and other natural disasters have in the past and may, in the future, impact the satisfaction of our guests and crew and lead to reputational damage;

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Changes in and non-compliance with laws and regulations under which we operate, such as those relating to health, environment, safety and security, data privacy and protection, anti-corruption, economic sanctions, trade protection and tax have in the past and may, in the future, lead to litigation, enforcement actions, fines, penalties, and reputational damage;

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Breaches in data security and lapses in data privacy as well as disruptions and other damages to our principal offices, information technology operations and system networks, including the recent ransomware incidents, and failure to keep pace with developments in technology may adversely impact our business operations, the satisfaction of our guests and crew and may lead to reputational damage;

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Ability to recruit, develop and retain qualified shipboard personnel who live away from home for extended periods of time may adversely impact our business operations, guest services and satisfaction;

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Increases in fuel prices, changes in the types of fuel consumed and availability of fuel supply may adversely impact our scheduled itineraries and costs;

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Fluctuations in foreign currency exchange rates may adversely impact our financial results;

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Overcapacity and competition in the cruise and land-based vacation industry may lead to a decline in our cruise sales, pricing and destination options; and

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Inability to implement our shipbuilding programs and ship repairs, maintenance and refurbishments may adversely impact our business operations and the satisfaction of our guests.

The ordering of the risk factors set forth above is not intended to reflect any indication of priority or likelihood. These risks and other risks are detailed in the section entitled “Risk Factors” and in the SEC reports of Carnival Corporation and Carnival plc. That section and those reports contain important cautionary statements and a discussion of many of the factors that could materially affect the accuracy of Carnival Corporation & plc’s forward-looking statements and/or adversely affect Carnival Corporation & plc’s businesses, results of operations and financial position. Such statements and factors are incorporated in this prospectus by reference.
Forward-looking statements should not be relied upon as a prediction of actual results. Subject to any continuing obligations under applicable law or any relevant stock exchange rules, Carnival Corporation & plc expressly disclaim any obligation to disseminate, after the date of this prospectus, any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

USE OF PROCEEDS
Unless we state otherwise in the applicable prospectus supplement, we or Carnival plc, as applicable, will add the net proceeds from the sale of any securities offered by either Carnival Corporation or Carnival plc under this prospectus to our or Carnival’s plc respective working capital. The proceeds will be available for general corporate purposes, which may include the repayment of indebtedness, the financing of capital commitments and possible future acquisitions to expand the business of Carnival Corporation & plc.
Carnival Corporation & plc will not receive any proceeds from the resale of securities by selling securityholders under this prospectus or any supplement to it.

DESCRIPTION OF DEBT SECURITIES OF CARNIVAL CORPORATION
We may issue from time to time debt securities in one or more series that will consist of either senior debt (“Senior Debt Securities”) or subordinated debt (“Subordinated Debt Securities”). The Senior Debt Securities will be issued under an indenture (the “Senior Indenture”), to be entered into between us, Carnival plc, as guarantor, and U.S. Bank National Association (the “Senior Trustee”), as Trustee. The Subordinated Debt Securities will be issued under an indenture (the “Subordinated Indenture”), to be entered into between us, Carnival plc, as guarantor, and U.S. Bank National Association (the “Subordinated Trustee”), as Trustee. The term “Indenture” refers to either the Senior Indenture or the Subordinated Indenture, as appropriate, the term “Trustee” refers to either the Senior Trustee or the Subordinated Trustee, as appropriate, and the term “Debt Securities” refers to the Senior Debt Securities and the Subordinated Debt Securities. Each Indenture will be subject to and governed by the Trust Indenture Act of 1939.
The following statements with respect to the Debt Securities are not complete and are subject to the detailed provisions of the Senior Indenture and the Subordinated Indenture. Forms of these agreements are filed as exhibits to the Registration Statement.
The particular terms of each series of Debt Securities (including any additions or modifications to the general terms of the Debt Securities) will be described in a prospectus supplement that will be filed with the SEC. To review the terms of a particular series of Debt Securities, you must refer to both the prospectus supplement for the particular series and to the description of Debt Securities contained in this prospectus. There may be different trustees for one or more different series of Debt Securities. See “— Trustee.”
General
The applicable prospectus supplement for a series of Debt Securities to be issued will describe the following terms of the offered Debt Securities:
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the title;

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the aggregate principal amount;

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the percentage of their principal amount at which they will be offered;

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the date or dates on which principal is payable;

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the interest rate or rates and/or the method of determining the interest rates;

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the dates from which interest, if any, will accrue, the method of determining those dates, and the dates on which interest is payable;

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the terms for redemption, extension or early repayment;

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the denominations in which the Debt Securities are authorized to be issued (if other than denominations of $1,000 or any integral multiple thereof);

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the currency or currencies of payment of principal or interest;

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the provisions for a sinking fund, if any;

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if it is an amount other than the principal amount of the Debt Securities, the portion of the principal amount that will be payable if the maturity of the Debt Securities is declared to be accelerated;

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any other restrictive covenants included for the benefit of the holders of the Debt Securities;

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the events of default;

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whether the Debt Securities are issuable as a global security or securities;

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the applicable tax consequences related to the Debt Securities;

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the terms and conditions, if any, under which the Debt Securities may be converted into or exchanged for our common stock or other securities;

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the applicability of the provisions described in “— Defeasance” below;

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any subordination provisions applicable to the Debt Securities in addition to or different than those described under “— Subordination” below; and

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any other term or provision which is not inconsistent with the Indenture.

One or more series of Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Any applicable federal income tax consequences and special considerations will be described in the applicable prospectus supplement.
Except as otherwise stated in the applicable prospectus supplement, principal, premium, if any, and interest, if any, will be payable at an office or agency to be maintained by us, except that at our option, interest may be paid by bank transfer or a check mailed to the person entitled to it.
The Debt Securities will be issued only in fully registered form without coupons and may be presented for registration of transfer or exchange at the corporate trust office of the Trustee. No service charge will be made for any transfer or exchange of the Debt Securities, but we may require payment of a sum to cover any tax or other governmental charge that must be paid in connection with the transfer or exchange. Not all Debt Securities of any one series need be issued at the same time, and, unless otherwise provided, a series may be reopened for issuances of additional Debt Securities of that series.
The Indenture does not contain any covenants or provisions that are specifically intended to give holders of the Debt Securities protection if we undertake a highly leveraged transaction. With respect to any series of Debt Securities, the existence or non-existence of such covenants or provisions will be disclosed in the applicable prospectus supplement.
Neither Panamanian law nor our Articles of Incorporation or By-laws limit the right of non-resident or foreign owners to hold Debt Securities. While no tax treaty currently exists between the Republic of Panama and the U.S., we believe that under current law interest payments to holders of our Debt Securities are not subject to taxation under the laws of the Republic of Panama.
Guarantees of Debt Securities
Carnival plc will guarantee our Debt Securities under the Guarantees (as defined below), which will be contained in the applicable Indenture. Carnival plc, as obligor, will irrevocably, unconditionally and absolutely guarantee, jointly and severally and on a continuing basis, to each holder of the Debt Securities and to the applicable Trustee and its successors and assigns, as and for Carnival plc’s own debt, until final and indefeasible payment of the amounts referred to in clause (a) have been made: (a) the due and punctual payment of principal and interest, and, if applicable, Additional Amounts (as defined below under “— Payment of Additional Amounts”) (if any), on the Debt Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of ours under the Indentures (including obligations applicable to the Trustee) and the Debt Securities; and (b) the punctual and faithful performance, keeping, observance and fulfillment by us of all duties, agreements, covenants and obligations of ours under the Indentures and the Debt Securities (the obligations set forth in clauses (a) and (b), collectively, the “Guarantees”). Such Guarantees will constitute guarantees of payment and not merely of collection. The obligations of Carnival plc under the Indentures will be immediate and not contingent upon the exercise or enforcement by any holder of Debt Securities or other person. The Guarantees will be governed by New York law.
Book-Entry System
The Debt Securities of a series may be issued in the form of one or more global securities that will be deposited with a depository (the “Depository”) or with a nominee for the Depository identified in the applicable prospectus supplement, and will be registered in the name of the Depository or a nominee of it. In such a case one or more global securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of all the Debt Securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive certificated form, a global security may be transferred, in whole but not in part, only to another nominee of the Depository for that series, or to a successor Depository for that series selected or approved by us, or to a nominee of that successor Depository.
The specific depository arrangement with respect to any series of Debt Securities to be represented by a global security will be described in the applicable prospectus supplement.
Payment of Additional Amounts
We will agree that any amounts payable on the Debt Securities will be paid without deduction or withholding for any and all present and future taxes, levies, imposts or other governmental charges imposed, assessed, levied or collected by or for the account of (i)(x) the Republic of Panama or any political subdivision or taxing authority thereof or (y) the jurisdiction of incorporation (other than the U.S. or any political subdivision or taxing authority thereof) of a successor entity to us, to the extent that such taxes, levies, imports or other governmental charges first become applicable as a result of such successor entity becoming the obligor on the Debt Securities, or (ii) any other jurisdiction (other than the U.S. or any political subdivision or taxing authority thereof) from or through which any amount is paid by us with respect to the Debt Securities or where we are resident or maintain a place of business or permanent establishment (each jurisdiction described in clauses (i) and (ii) above is referred to herein as a “Taxing Jurisdiction” and such taxes, levies, imposts or other governmental charges are referred to as “Taxes”), unless the withholding or deduction of such Tax is compelled by laws of the Republic of Panama or any other applicable Taxing Jurisdiction. If any deduction or withholding of any Taxes (other than Excluded Taxes, as defined below) is ever required by the Republic of Panama or any other Taxing Jurisdiction, we will (if the holders or beneficial owners of the relevant Debt Securities comply with any applicable administrative requirements) pay any additional amounts (“Additional Amounts”) required to make the net amounts paid to each holder of the Debt Securities or the Trustee pursuant to the terms of the Indenture or the Debt Securities after such deduction or withholding equal to the amounts then due and payable under the terms of the Indenture or the Debt Securities. However, we will not be required to pay Additional Amounts in respect of the following Taxes (“Excluded Taxes”):
•
any present or future Taxes imposed, assessed, levied or collected as a result of the holder or beneficial owner of the relevant Debt Security (i) being organized under the laws of, or otherwise being or having been a domiciliary, national or resident of, (ii) being engaged or having been engaged in a trade or business in, (iii) having or having had its principal office located in, (iv) maintaining or having maintained a permanent establishment in, (v) being or having been physically present in, or (vi) otherwise having or having had some connection (other than the connection arising solely from holding or owning a Debt Security, or collecting principal and interest, if any, on, or the enforcement of, a Debt Security) with the Republic of Panama or any other applicable Taxing Jurisdiction;

•
any present or future Taxes which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant Debt Security was presented more than thirty days after the date the relevant payment is first made available for payment to the holder or beneficial owner;

•
any present or future Taxes imposed pursuant to current Section 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”) or any amended or successor version that is substantively comparable and not materially more onerous to comply with, any regulations promulgated thereunder, any official interpretations thereof, any intergovernmental agreement between a non-U.S. jurisdiction and the United States (or any related law or administrative practices or procedures) implementing the foregoing or any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above);

•
any present or future Taxes payable other than by deduction or withholding from payments under, or with respect to, any Debt Security;

•
any present or future Taxes imposed in connection with a Debt Security presented for payment (where presentation is permitted or required for payment) by or on behalf of a holder or beneficial owner of the Debt Security to the extent such Taxes could have been avoided by presenting the relevant Debt Security to, or otherwise accepting payment from, another paying agent;

•
any present or future Taxes which would not have been so imposed, assessed, levied or collected but for the failure to comply with any certification, identification or other report concerning the nationality, residence, identity or connection with the Republic of Panama or any other applicable Taxing Jurisdiction of the holder or beneficial owner of the relevant Debt Security, or claim for relief or exemption, if making such a certification, identification, other report or claim is, under the laws, rules or regulations of any such jurisdiction, a condition to relief or exemption from Taxes;

•
any estate, inheritance, gift, sale, transfer, personal property or similar Tax or duty; or

•
any combination of the foregoing;

provided further, that no such Additional Amounts will be payable in respect of any Debt Security held by (x) any holder or beneficial owner that is not the sole beneficial owner of such Debt Security, or that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, but only to the extent that a beneficiary or settlor with respect to the fiduciary or a beneficial owner, partner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to such Additional Amounts had the beneficiary, settlor, beneficial owner, partner or member been the direct holder of such Debt Security, (y) any holder that is not a resident of the U.S. to the extent that, had such holder been a resident of the U.S. and eligible for the benefit of any double taxation treaty between the U.S. and the applicable Taxing Jurisdiction in relation to payments of amounts due under the Indenture and the Debt Securities, such holder would not have been entitled to such Additional Amounts, or (z) any holder that is resident of the U.S. but that is not eligible for the benefit of any double taxation treaty between the U.S. and the applicable Taxing Jurisdiction in relation to payments of amounts due under the Indenture and the Debt Securities (but only to the extent the amount of such deduction or withholding exceeds that which would have been required had such holder of a Debt Security been so eligible and made all relevant claims).
We or any successor to us, as the case may be, will indemnify and hold harmless each holder of the Debt Securities and upon written request reimburse each holder for the amount of:
•
any Taxes levied or imposed and paid by the holder of the Debt Securities (other than Excluded Taxes) as a result of payments made with respect to such Debt Securities;

•
any liability (including penalties, interest and expenses) arising therefrom with respect thereto; and

•
any Taxes (other than Excluded Taxes) with respect to payment of Additional Amounts or any reimbursement pursuant to this list;

in each case, to the extent not otherwise reimbursed by the payment of any Additional Amount and not excluded from the requirement to pay Additional Amounts, as described above.
We or our successor, as the case may be, will also:
•
make such withholding or deduction, to the extent required by applicable law; and

•
remit the full amount deducted or withheld, to the relevant authority in accordance with applicable law.

•
We or any successor to us, as the case may be, will furnish the Trustee within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing the payment by us or any successor to us, as the case may be, or other evidence of such payment reasonably satisfactory to the Trustee.

At least 30 days prior to each date on which any payment under or with respect to the Debt Securities is due and payable, if we will be obligated to pay Additional Amounts with respect to those payments, we will deliver to the Trustee an officers’ certificate stating that such Additional Amounts will be payable, stating the amounts that will be payable, and setting forth any other information necessary to enable the Trustee to pay the Additional Amounts to holders of the Debt Securities on the payment date.
Each holder of a Debt Security, by acceptance of such Security, agrees that, with reasonable promptness after receiving our written notice to the effect that such holder is eligible for a refund in respect of Taxes actually paid by us under the terms of the Debt Security or the Indenture, such holder will sign and deliver to us, as reasonably directed by us, any form we provide to such holder to enable such holder to obtain a refund in respect of such Taxes; and if such holder thereafter receives such refund in respect of such Taxes, such holder will promptly pay such refund to us (together with interest, if any, received by such holder from the relevant taxing authority). If a holder applies for a refund of such Taxes prior to our request to apply for such a refund, the holder will, upon receipt of our request to apply for, or to turn over the proceeds of, any such refund, pay any such refund to us (together with interest, if any, received by such holder from the relevant taxing authority), promptly upon receipt of such refund. We will pay all reasonable out-of-pocket expenses incurred by a holder in connection with obtaining such refund.
Carnival plc, the Guarantor of our Debt Securities, will agree to make, with respect to the Indenture and the Debt Securities, all such payments to be paid without deduction or withholding for any and all present and future taxes, levies, imposts or other governmental charges whatsoever imposed, assessed, levied or collected by or for the account of (i)(x) the United Kingdom or any political subdivision or taxing authority thereof or (y) the jurisdiction of tax residence (other than the United States or any political subdivision or taxing authority thereof) of a successor entity to Carnival plc, to the extent that such taxes, levies, imports or other governmental charges first become applicable as a result of such successor entity becoming the obligor on the Guarantees, as applicable, or (ii) any other jurisdiction (other than the United States or any political subdivision or taxing authority thereof) from or through which any amount is paid by Carnival plc under the Indenture or where it is resident or maintains a place of business or permanent establishment (each jurisdiction described in clauses (i) and (ii) above is referred to herein as a “Guarantor Taxing Jurisdiction” and such taxes, levies, imposts or other governmental charges are referred to as “Guarantor Jurisdiction Taxes”), unless the withholding or deduction of such Guarantor Jurisdiction Tax is compelled by laws of the United Kingdom, or any other applicable Guarantor Taxing Jurisdiction. If any deduction or withholding of any Guarantor Jurisdiction Taxes (other than Guarantor Excluded Taxes, as defined below) is ever required by the United Kingdom or any other Guarantor Taxing Jurisdiction, Carnival plc will (if the holders or beneficial owners of the relevant Debt Securities comply with any applicable administrative requirements) pay such additional amounts (“Guarantor Additional Amounts”) required to make the net amounts paid to each Holder of Debt Securities or the Trustee pursuant to the terms of the Indenture or the Debt Securities, after such deduction or withholding, equal to the amounts then due and payable under the terms of the Indenture or the Debt Security. However, the Guarantor shall not be required to pay Guarantor Additional Amounts in respect of the following Taxes (“Guarantor Excluded Taxes”):
•
any present or future Guarantor Jurisdiction Taxes imposed, assessed, levied or collected as a result of the holder or beneficial owner of the relevant Debt Security (i) being organized under the laws of, or otherwise being or having been a domiciliary, national or resident of, (ii) being engaged or having been engaged in a trade or business in, (iii) having or having had its principal office located in, (iv) maintaining or having maintained a permanent establishment in, (v) being or having been physically present in, or (vi) otherwise having or having had some connection (other than the connection arising solely from holding or owning the relevant Debt Security, or collecting principal and interest, if any, on, or the enforcement of, such Debt Security) with the United Kingdom or any other applicable Guarantor Taxing Jurisdiction;

•
any present or future Guarantor Jurisdiction Taxes which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant Debt Security was presented more than thirty days after the date the relevant payment is first made available for payment to the holder or beneficial owner;

•
any present or future Guarantor Jurisdiction Taxes imposed pursuant to current Section 1471 through 1474 of the Code or any amended or successor version that is substantively comparable and not materially more onerous to comply with, any regulations promulgated thereunder, any official interpretations thereof, any intergovernmental agreement between a non-U.S. jurisdiction and the United States (or any related law or administrative practices or procedures) implementing the foregoing or any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above);

•
any present or future Guarantor Jurisdiction Taxes payable other than by deduction or withholding from payments under, or with respect to, any Debt Security;

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any present or future Guarantor Jurisdiction Taxes imposed in connection with a Debt Security presented for payment (where presentation is permitted or required for payment) by or on behalf of a holder or beneficial owner of the Debt Security to the extent such Guarantor Jurisdiction Taxes could have been avoided by presenting the relevant Debt Security to, or otherwise accepting payment from, another paying agent;

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any present or future Guarantor Jurisdiction Taxes which would not have been so imposed, assessed, levied or collected but for the failure to comply with any certification, identification or other report concerning the nationality, residence, identity or connection with the United Kingdom or any other applicable Guarantor Taxing Jurisdiction of the holder or beneficial owner of the relevant Debt Security or claim for relief or exemption, if making such a certification, identification, other report or claim is, under the laws, rules or regulations of any such jurisdiction, a condition to relief or exemption from Guarantor Jurisdiction Taxes;

•
any estate, inheritance, gift, sale, transfer, personal property or similar Guarantor Jurisdiction Tax or duty; or

•
any combination of the foregoing;

provided further, that no such Guarantor Additional Amounts shall be payable in respect of any Debt Security held by (x) any holder or beneficial owner that is not the sole beneficial owner of such Debt Security, or that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, but only to the extent that a beneficiary or settlor with respect to the fiduciary or a beneficial owner, partner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to such Guarantor Additional Amounts had the beneficiary, settlor, beneficial owner, partner or member been the direct holder of such Debt Security, (y) any holder that is not a resident of the United States to the extent that, had such holder been a resident of the United States and eligible for the benefit of any double taxation treaty between the United States, and the applicable Guarantor Taxing Jurisdiction in relation to payments of amounts due under the Indenture and the Debt Security, such holder would not have been entitled to such Guarantor Additional Amounts, or (z) any holder that is a resident of the United States but that is not eligible for the benefit of any double taxation treaty between the United States and the applicable Guarantor Taxing Jurisdiction in relation to payments of amounts due under the Indenture and the Debt Security (but only to the extent the amount of such deduction or withholding exceeds that which would have been required had such holder of a Debt Security been so eligible and made all relevant claims).
Carnival plc or any successor to it, as the case may be, will indemnify and hold harmless each holder of Debt Securities and upon written request reimburse each holder for the amount of:
•
any Guarantor Jurisdiction Taxes levied or imposed and paid by such holder of Debt Securities (other than Guarantor Excluded Taxes) as a result of payments made with respect to such Debt Securities.

•
any liability (including penalties, interest and expenses) arising therefrom with respect thereto; and

•
any Guarantor Jurisdiction Taxes (other than Guarantor Excluded Taxes) with respect to payment of Guarantor Additional Amounts or any reimbursement pursuant to this list;

in each case, to the extent not otherwise reimbursed by the payment of any Guarantor Additional Amount and not excluded from the requirement to pay Guarantor Additional Amounts, as described above.
Carnival plc or its successor, as the case may be, will also:
•
make such withholding or deduction to the extent required by applicable law; and

•
remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

Carnival plc or any successor to it, as the case may be, will furnish the Trustee within 30 days after the date the payment of any such Guarantor Jurisdiction Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing the payment by Carnival plc or any successor to it, as the case may be, or other evidence of such payment reasonably satisfactory to the Trustee.

At least 30 days prior to each date on which any payment under or with respect to the Debt Securities is due and payable by Carnival plc under the Guarantees, if Carnival plc will be obligated to pay Guarantor Additional Amounts with respect to those payments, Carnival plc will deliver to the Trustee an officers’ certificate stating that Guarantor Additional Amounts will be payable, stating the amounts that will be payable, and setting forth any other information necessary to enable the Trustee to pay the Guarantor Additional Amounts to holders of the Debt Securities on the payment date.
Each holder of the Debt Securities, by acceptance of the Debt Securities, agrees that, with reasonable promptness after receiving written notice from Carnival plc to the effect that such holder is eligible for a refund in respect of Guarantor Jurisdiction Taxes actually paid by Carnival plc, such holder will sign and deliver, as reasonably directed by Carnival plc, any form provided to such by Carnival plc to enable such holder to obtain a refund in respect of such Guarantor Jurisdiction Taxes; and if such holder thereafter receives such refund in respect of such Guarantor Jurisdiction Taxes, such holder will promptly pay such refund to Carnival plc (together with interest, if any, received by such holder from the relevant taxing authority). If a holder applies for a refund of such Guarantor Jurisdiction Taxes prior to a request by Carnival plc to apply for such a refund, the holder will, upon receipt of a request by Carnival plc to apply for, or to turn over the proceeds of, any such refund, pay any such refund to Carnival plc (together with interest, if any, received by such holder from the relevant taxing authority), promptly upon receipt of such refund. Carnival plc shall pay all reasonable out-of-pocket expenses incurred by a holder in connection with obtaining such refund.
Redemption of Debt Securities under Certain Circumstances
Unless otherwise specified in the prospectus supplement with respect to any series of Debt Securities, if as the result of any change in or any amendment to the laws, including any regulations and any applicable double taxation treaty or convention, of the Republic of Panama (or the jurisdiction of incorporation (other than the U.S.) of a successor entity to us), or of any of its political subdivisions or taxing authorities affecting taxation, or any change in an application or interpretation of those laws, which change, amendment, application or interpretation becomes effective on or after the original issuance date of the series of Debt Securities (or, in certain circumstances, the later date on which an entity becomes a successor entity to us), we determine based upon an opinion of independent counsel of recognized standing that:
•
we would be required to pay Additional Amounts on the next succeeding date for the payment thereof (and such obligation could not be avoided by us taking reasonable measures available to us), or

•
any taxes would be imposed (whether by way of deduction, withholding or otherwise) by the Republic of Panama (or the jurisdiction of incorporation (other than the U.S.) of a successor entity to us) or by any of its political subdivisions or taxing authorities, upon or with respect to any principal, premium, if any, interest, if any, or sinking fund or analogous payments, if any, then we may, at our option, on giving not less than 10 nor more than 60 days’ irrevocable notice, redeem the series of Debt Securities in whole at any time (other than Debt Securities of a series having a variable rate of interest, which may be redeemed only on an interest payment date) at a redemption price equal to 100% of the principal amount plus accrued interest to the date fixed for redemption (other than outstanding original issue discount Debt Securities, which may be redeemed at the redemption price specified by the terms of each series of such Debt Securities) (subject to the right of holders of record on the relevant regular record date to receive interest due on the relevant interest payment date). No notice of redemption may be given more than 90 days prior to the earliest date on which we would be obligated to pay the Additional Amounts or the tax would be imposed, as the case may be. Also, at the time that the notice of redemption is given, the obligation to pay Additional Amounts or tax, as the case may be, must be in effect.
In addition, unless otherwise specified in the prospectus supplement with respect to any series of Debt Securities, if as the result of any change in or any amendment to the laws, including any regulations and any applicable double taxation treaty or convention, of the United Kingdom (or other jurisdiction of tax residence (other than the United States) of a successor entity to Carnival plc), or of any of its political subdivisions or taxing authorities affecting taxation, or any change in an application or interpretation of those laws, which change, amendment, application or interpretation becomes effective on or after the original issuance date of the series of Debt Securities (or, in certain circumstances, the later date on which an entity becomes a successor entity to Carnival plc), we determine based upon an opinion of independent counsel of recognized standing that:
•
Carnival plc would be required to pay Guarantor Additional Amounts on the next succeeding date for the payment thereof (and such obligation could not be avoided by it taking reasonable measures available to it), or

•
any taxes would be imposed (whether by way of deduction, withholding or otherwise) by the United Kingdom (or the jurisdiction of tax residence (other than the United States) of a successor entity to Carnival plc) or by any of its political subdivisions or taxing authorities, upon or with respect to any principal, premium, if any, interest, if any, or sinking fund or analogous payments, if any, then we may, at our option, on giving not less than 10 nor more than 60 days’ irrevocable notice, redeem the series of Debt Securities in whole, but not in part, at any time (other than Debt Securities of a series having a variable rate of interest, which may be redeemed only on an interest payment date) at a redemption price equal to 100% of the principal amount plus accrued interest to the date fixed for redemption (other than outstanding original issuance discount Debt Securities, which may be redeemed at the redemption price specified by the terms of each series of such Debt Securities) (subject to the right of holders of record on the relevant regular record date to receive interest due on the relevant interest payment date). No notice of redemption may be given more than 90 days prior to the earliest date on which Carnival plc would be obligated to pay the Guarantor Additional Amounts or the tax would be imposed, as the case may be. Also, at the time that such notice of redemption is given, the obligation to pay the Guarantor Additional Amounts or tax, as the case may be, must be in effect.
Merger and Consolidation
Neither we nor Carnival plc, as guarantor of Debt Securities, can consolidate with or merge into any other person or transfer or lease all or substantially all of our assets substantially as an entirety to any person unless:
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after giving effect to the transaction, no Event of Default (as defined below under “— Events of Default and Notice”), and no event which after notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing;

•
(i) in the case of our company, the successor or transferee entity, if other than us, expressly assumes by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of, any premium on and interest on, all the outstanding Debt Securities and the performance of every covenant in the Indenture to be performed or observed by us and provides for conversion rights in accordance with applicable provisions of the Indenture and (ii) in the case of Carnival plc, the successor or transferee entity, if other than Carnival plc, expressly assumes by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the performance of every covenant in the Indenture to be performed or observed by Carnival plc; and

•
we have delivered to the Trustee an officers’ certificate and an opinion of counsel, each in the form required by the Indenture and stating that such consolidation, merger, conveyance or transfer and such supplemental indenture complies with the foregoing provisions relating to such transaction.

Events of Default and Notice
Unless otherwise noted in an applicable prospectus supplement or board resolution creating a particular series of Debt Securities, the following are “Events of Default” in respect of a particular series of Debt Securities:
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failure to pay interest (including Additional Amounts) for 30 days after it is due;

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failure to pay the principal or premium, if any, when due;

•
failure to make a sinking fund payment for five days after it becomes due;

•
failure to perform any other covenant for 60 days after being given written notice of the failure in accordance with the Indenture;

•
failure to pay when due the principal of, or acceleration of, any indebtedness for money borrowed by us in excess of $100 million, if the indebtedness is not discharged, or the acceleration is not annulled, within 30 days of us receiving written notice of the failure in accordance with the Indenture;

•
certain events of bankruptcy, insolvency or reorganization;

•
any Guarantee of such series ceasing to be in full force and effect as an enforceable instrument; and

•
any other Event of Default, as indicated in the applicable prospectus supplement.

If an Event of Default in respect of a particular series of Debt Securities outstanding occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities outstanding of the series may declare the principal amount (or, if the Debt Securities of the series are original issue discount Debt Securities, the portion of the principal amount as may be specified in the terms of the series) of all of the Debt Securities of the series to be due and payable immediately. At any time after such a declaration of acceleration has been made, but before a judgment or decree for the payment of money due upon acceleration has been obtained by the Trustee, the holders of a majority in aggregate principal amount outstanding of the Debt Securities of the affected series may, under certain circumstances, rescind and annul the declaration and its consequences if all Events of Default relating to the Debt Securities of the series, other than the non-payment of principal due solely by the declaration of acceleration, have been cured or waived as provided in the Indenture.
The Trustee will, within 90 days after a default in respect of a series of Debt Securities, give the holders of the series notice of all uncured defaults known to it (the term “default” includes the events specified above without grace periods). However, except in the case of default in the payment of the principal of, or premium, if any, on or interest on any of the Debt Securities of the series, or in the payment of any sinking fund installment with respect to the Debt Securities of the series, the Trustee may withhold such notice and will not be liable to holders for doing so, if the Trustee in good faith determines that the withholding of such notice is in the interests of the holders of the series.
Pursuant to the terms of the Indenture, we are required to furnish to the Trustee within 120 days of the end of our fiscal year a statement of certain of our officers stating whether or not to the best of their knowledge we are in default, in respect of any series of Debt Securities or in the performance and observance of the terms of the Indenture and, if we are in default, specifying the default and the nature of it.
The Indenture provides that the holders of a majority in aggregate principal amount of all Debt Securities then outstanding of a particular series will have the right to waive certain defaults in respect of the series and, subject to certain limitations, to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. The Indenture provides that, in case an Event of Default in respect of a particular series of Debt Securities occurs (which is not cured or waived), the Trustee will be required to exercise such of its rights and powers under the Indenture, and to use the degree of care and skill in their exercise, that a prudent man would exercise or use in the conduct of his own affairs. Otherwise, the Trustee need only perform such duties as are specifically set forth in the Indenture. Subject to those provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of the series unless they have offered to the Trustee reasonable security or indemnity.
No holder of any series of Debt Securities will have any right to institute any proceeding with respect to the Indenture or for any remedy under it, unless the holder has previously given to the Trustee written notice of a continuing Event of Default and unless the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of the series have made written request, and offered reasonable indemnity, to the Trustee to institute such a proceeding as trustee. In addition, the Trustee must not have received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of the series a direction inconsistent with the request and have failed to institute the proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a Debt Security for enforcement of payment of the principal of and premium, if any, or interest on the Debt Security on or after the respective due dates expressed in the Debt Security.

The Events of Default may be modified with respect to a series of Debt Securities. Any such modification will be described in a prospectus supplement.
Modification of the Indenture
With certain exceptions, we may modify the Indenture, our and Carnival plc’s rights and obligations, and the rights of the holders of a particular series, with the consent of the holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of that series. However, without the consent of each affected holder of each Debt Security of a series, no modification may be made which would:
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change the stated maturity of the principal or premium, if any, of a Debt Security in the series;

•
change the stated maturity of the interest (including Additional Amounts) on any Debt Security in the series;

•
reduce the principal amount of a Debt Security in the series;

•
reduce the interest rate on any Debt Security in the series;

•
reduce the amount of principal of an original issue discount Debt Security that is payable upon the acceleration of the maturity of the Security; or

•
amend or modify the terms of any of the Guarantees in a manner adverse to the holders.

In addition, the consent of the holders of all then outstanding Debt Securities of the series is required to reduce the percentage of holders of Debt Securities whose consent is required to modify the Indenture or adversely affect the right of holders of Debt Securities in any material respect to convert any Securities as provided in a supplemental indenture.
Satisfaction and Discharge
The Indenture shall cease to be of further effect with respect to any series of Debt Securities (except as to the obligation to pay any Additional Amounts and certain other obligations surviving rights of conversion or registration or transfer or exchange of Debt Securities of such series expressly provided for in the Indenture or in the form of Debt Security for such series) as to all outstanding Debt Securities of such series when:
•
either (a) all of the Debt Securities of that series theretofore authenticated and delivered (other than (i) Debt Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid and (ii) Debt Securities of such series for whose payment money in the required currency has theretofore been deposited in trust or segregated and held in trust and thereafter repaid to us or discharged from such trust) have been cancelled or delivered to the Trustee for cancellation or (b) all such Debt Securities of that series not theretofore cancelled or delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for giving of notice of redemption by the Trustee in the name, and at the expense, of us, and we have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount in the required currency sufficient to pay and discharge the entire indebtedness on such Debt Securities not therefore delivered to the Trustee canceled or for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Debt Securities which have become due and payable), or to the stated maturity or redemption date, as the case may be;

•
we have paid or caused to be paid all other sums payable hereunder by us with respect to the Debt Securities of such series; and

•
we have delivered to the Trustee an officer’s certificate and an opinion of counsel each stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture with respect to the Debt Securities of such series have been complied with.

Defeasance
The Indenture provides that we (and, to the extent applicable, Carnival plc), at our option,

•
will be discharged from any and all obligations in respect of any series of Debt Securities (except in each case for the obligation to pay any Additional Amounts and certain other obligations to register the transfer or exchange of Debt Securities, replace stolen, lost or mutilated senior Debt Securities, maintain paying agencies and hold moneys for payment in trust), or

•
need not comply with certain terms, provisions or conditions of such indenture and any restrictive covenants described in a prospectus supplement relating to such series of Debt Securities, Carnival plc will be released from the Guarantees and certain Events of Default (other than those arising out of the failure to pay interest or principal on the debt securities of a particular series and certain events of bankruptcy, insolvency and reorganization) will no longer constitute Events of Default with respect to such series of Debt Securities, in each case if we deposit with the Trustee, in trust, money or the equivalent in securities of the government which issued the currency in which the Debt Securities are denominated or government agencies backed by the full faith and credit of such government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, such series on the dates such payments are due in accordance with the terms of such series.
To exercise any such option, we are required, among other things, to deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of such series to recognize income, gain or loss for federal income tax purposes and, in the case of a discharge pursuant to the first bullet above, accompanied by a ruling to such effect received from or published by the United States Internal Revenue Service.
In addition, we are required to deliver to the Trustee an officers’ certificate stating that such deposit was not made by us with the intent of preferring the holders over other creditors of ours or with the intent of defeating, hindering, delaying or defrauding creditors of ours or others.
Subordination
If our assets are distributed upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any), and interest on, the Subordinated Debt Securities will be paid after, to the extent provided in the Subordinated Indenture and the applicable supplemental indenture, all senior indebtedness is paid in full, including Senior Debt Securities. Nevertheless, our obligation to pay principal (and premium, if any) or interest on the Subordinated Debt Securities will not otherwise be affected. We may not pay any principal (or premium, if any), sinking fund or interest on the Subordinated Debt Securities when we are in default in the payment of principal, premium, if any, sinking fund or interest on senior indebtedness. If, while we are in default on senior indebtedness, any payment is received by the Subordinated Trustee under the Subordinated Indenture or the holders of any of the Subordinated Debt Securities before we have paid all senior indebtedness in full, the payment or distribution must either be paid over to the holders of the unpaid senior indebtedness or applied to the repayment of the unpaid senior indebtedness. Until we have paid the senior indebtedness in full, the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of our senior indebtedness to the extent that payments are made to the holders of senior indebtedness out of the distributive share of the Subordinated Debt Securities.
Because of the way in which the subordination provisions operate, if our assets are distributed upon insolvency, certain of our and Carnival plc’s general creditors may recover more, ratably, than holders of Subordinated Debt Securities. The Subordinated Indenture or applicable supplemental indenture may state that its subordination provisions will not apply to money and securities held in trust under the satisfaction and discharge, and the legal defeasance, provisions of the Subordinated Indenture.
The subordination provisions also apply in the same way to the Guarantor with respect to the senior indebtedness of the Guarantor.
If this prospectus is being delivered in connection with the offering of a series of Subordinated Debt Securities, the accompanying prospectus supplement or the information incorporated by reference in it will describe the approximate amount of senior indebtedness outstanding as of a recent date.

Optional Redemption
The terms and conditions, if any, on which Debt Securities being offered may be redeemed will be set forth in an applicable prospectus supplement.
Conversion Rights
The terms and conditions, if any, on which Debt Securities being offered are convertible into our common stock or other of our securities will be set forth in an applicable prospectus supplement. The terms to be described will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event that the Debt Securities are redeemed.
Trustee
The Trustee may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee may be appointed to act with respect to that or those series. In the event that there are two or more persons acting as Trustee with respect to different series of Debt Securities, each Trustee will be a trustee of a trust or trusts under the Indenture that are separate and apart from the trust or trusts administered by any other Trustee, and any action permitted or required to be taken by the “Trustee” may be taken by each successor Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which that successor is acting as Trustee.
Governing Law
The Debt Securities, the Guarantees and the Indenture are governed by and will be construed in accordance with the laws of the State of New York.

DESCRIPTION OF DEBT SECURITIES OF CARNIVAL PLC
Carnival plc may issue from time to time debt securities in one or more series that will consist of either senior debt (“PLC Senior Debt Securities”) or subordinated debt (“PLC Subordinated Debt Securities”). The PLC Senior Debt Securities will be issued under an indenture (the “PLC Senior Indenture”), to be entered into between Carnival plc, Carnival Corporation, as guarantor, and U.S. Bank National Association (the “PLC Senior Trustee”), as the PLC Trustee. The PLC Subordinated Debt Securities will be issued under an indenture (the “PLC Subordinated Indenture”), to be entered into between Carnival plc, Carnival Corporation, as guarantor, and U.S. Bank National Association (the “PLC Subordinated Trustee”), as the PLC Trustee. The term “PLC Indenture” refers to either the PLC Senior Indenture or the PLC Subordinated Indenture, as appropriate, the term “PLC Trustee” refers to either the PLC Senior Trustee or the PLC Subordinated Trustee, as appropriate, and the term “PLC Debt Securities” refers to the PLC Senior Debt Securities and the PLC Subordinated Debt Securities. Each PLC Indenture will be subject to and governed by the Trust Indenture Act of 1939.
The following statements with respect to the PLC Debt Securities are not complete and are subject to the detailed provisions of the PLC Senior Indenture and the PLC Subordinated Indenture. Forms of these agreements are filed as exhibits to the Registration Statement.
The particular terms of each series of PLC Debt Securities (including any additions or modifications to the general terms of the PLC Debt Securities) will be described in a prospectus supplement that will be filed with the SEC. To review the terms of a particular series of PLC Debt Securities, you must refer to both the prospectus supplement for the particular series and to the description of PLC Debt Securities contained in this prospectus. There may be different trustees for one or more different series of PLC Debt Securities. See “— Trustee.”
General
The applicable prospectus supplement for a series of PLC Debt Securities to be issued will describe the following terms of the offered PLC Debt Securities:
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the title;

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the aggregate principal amount;

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the percentage of their principal amount at which they will be offered;

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the date or dates on which principal is payable;

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the interest rate or rates and/or the method of determining the interest rates;

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the dates from which interest, if any, will accrue, the method of determining those dates, and the dates on which interest is payable;

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the terms for redemption, extension or early repayment;

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the denominations in which the PLC Debt Securities are authorized to be issued (if other than denominations of $1,000 or any integral multiple thereof);

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the currency or currencies of payment of principal or interest;

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the provisions for a sinking fund, if any;

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if it is an amount other than the principal amount of the PLC Debt Securities, the portion of the principal amount that will be payable if the maturity of the PLC Debt Securities is declared to be accelerated;

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any other restrictive covenants included for the benefit of the holders of the PLC Debt Securities;

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the events of default;

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whether the PLC Debt Securities are issuable as a global security or securities;

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the applicable tax consequences related to the PLC Debt Securities;

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the terms and conditions, if any, under which the PLC Debt Securities may be converted into or exchanged for our common stock or other securities;

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the applicability of the provisions described in “— Defeasance” below;

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any subordination provisions applicable to the PLC Debt Securities in addition to or different than those described under “— Subordination” below; and

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any other term or provision which is not inconsistent with the PLC Indenture.

One or more series of PLC Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Any applicable federal income tax consequences and special considerations will be described in the applicable prospectus supplement.
Except as otherwise stated in the applicable prospectus supplement, principal, premium, if any, and interest, if any, will be payable at an office or agency to be maintained by Carnival plc, except that at Carnival plc’s option, interest may be paid by bank transfer or a check mailed to the person entitled to it.
The PLC Debt Securities will be issued only in fully registered form without coupons and may be presented for registration of transfer or exchange at the corporate trust office of the PLC Trustee. No service charge will be made for any transfer or exchange of the PLC Debt Securities, but Carnival plc may require payment of a sum to cover any tax or other governmental charge that must be paid in connection with the transfer or exchange. Not all PLC Debt Securities of any one series need be issued at the same time, and, unless otherwise provided, a series may be reopened for issuances of additional PLC Debt Securities of that series.
The PLC Indenture does not contain any covenants or provisions that are specifically intended to give holders of the PLC Debt Securities protection if Carnival plc undertakes a highly leveraged transaction. With respect to any series of PLC Debt Securities, the existence or non-existence of such covenants or provisions will be disclosed in the applicable prospectus supplement.
Guarantees of Debt Securities
Carnival Corporation will guarantee Carnival plc’s PLC Debt Securities under the PLC Guarantees (as defined below), which will be contained in the applicable PLC Indenture. Carnival Corporation, as obligor, will irrevocably, unconditionally and absolutely guarantee, jointly and severally and on a continuing basis, to each holder of the PLC Debt Securities and to the applicable PLC Trustee and its successors and assigns, as and for Carnival Corporation’s own debt, until final and indefeasible payment of the amounts referred to in clause (a) have been made: (a) the due and punctual payment of principal and interest, and, if applicable, PLC Guarantor Additional Amounts (as defined below under “— Payment of PLC Guarantor Additional Amounts”) (if any), on the PLC Debt Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of Carnival plc under the PLC Indentures (including obligations applicable to the PLC Trustee) and the PLC Debt Securities; and (b) the punctual and faithful performance, keeping, observance and fulfillment by Carnival plc of all duties, agreements, covenants and obligations of Carnival plc under the PLC Indentures and the PLC Debt Securities (the obligations set forth in clauses (a) and (b), collectively, the “PLC Guarantees”). Such PLC Guarantees will constitute guarantees of payment and not merely of collection. The obligations of Carnival Corporation under the PLC Indentures will be immediate and not contingent upon the exercise or enforcement by any holder of PLC Debt Securities or other person. The PLC Guarantees will be governed by New York law.
Book-Entry System
The PLC Debt Securities of a series may be issued in the form of one or more global securities that will be deposited with a depository or with a nominee for the Depository identified in the applicable prospectus supplement, and will be registered in the name of the Depository or a nominee of it. In such a case one or more global securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of all the PLC Debt Securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for PLC Debt Securities in definitive certificated form, a global security may be transferred, in whole but not in part, only to another nominee of the Depository for that series, or to a successor Depository for that series selected or approved by us, or to a nominee of that successor Depository.
The specific depository arrangement with respect to any series of PLC Debt Securities to be represented by a global security will be described in the applicable prospectus supplement.
Payment of PLC Additional Amounts
Carnival plc will agree that any amounts payable on the PLC Debt Securities will be paid without deduction or withholding for any and all present and future taxes, levies, imposts or other governmental charges whatsoever imposed, assessed, levied or collected by or for the account of (i)(x) the United Kingdom or any political subdivision or taxing authority thereof or (y) the jurisdiction of tax residence (other than the United States, or any political subdivision or taxing authority thereof) of a successor entity to Carnival plc, to the extent that such taxes, levies, imports or other governmental charges first become applicable as a result of such successor entity becoming the obligor on the PLC Debt Securities, or (ii) any other jurisdiction (other than the United States or any political subdivision or taxing authority thereof) from or through which any amount is paid by Carnival plc under the PLC Indenture or where it is resident or maintains a place of business or permanent establishment (each jurisdiction described in clauses (i) and (ii) above is referred to herein as a “PLC Taxing Jurisdiction” and such taxes, levies, imposts or other governmental charges are referred to as “PLC Taxes”), unless the withholding or deduction of such PLC Tax is compelled by laws of the United Kingdom, or any other applicable PLC Taxing Jurisdiction. If any deduction or withholding of any PLC Taxes (other than PLC Excluded Taxes, as defined below) is ever required by the United Kingdom or any other PLC Taxing Jurisdiction, Carnival plc will (if the holders or beneficial owners of the relevant PLC Debt Securities comply with any applicable administrative requirements) pay such additional amounts (“PLC Additional Amounts”) required to make the net amounts paid to each Holder of PLC Debt Securities or the PLC Trustee pursuant to the terms of the PLC Indenture or the PLC Debt Securities, after such deduction or withholding, equal to the amounts then due and payable under the terms of the PLC Indenture or the PLC Debt Securities. However, Carnival plc shall not be required to pay PLC Additional Amounts in respect of the following PLC Taxes (“PLC Excluded Taxes”):
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any present or future PLC Taxes imposed, assessed, levied or collected as a result of the holder or beneficial owner of the relevant PLC Debt Security (i) being organized under the laws of, or otherwise being or having been a domiciliary, national or resident of, (ii) being engaged or having been engaged in a trade or business in, (iii) having or having had its principal office located in, (iv) maintaining or having maintained a permanent establishment in, (v) being or having been physically present in, or (vi) otherwise having or having had some connection (other than the connection arising solely from holding or owning the relevant PLC Debt Security, or collecting principal and interest, if any, on, or the enforcement of, such PLC Debt Security) with the United Kingdom or any other applicable PLC Taxing Jurisdiction;

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any present or future PLC Taxes which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant PLC Debt Security was presented more than thirty days after the date the relevant payment is first made available for payment to the holder or beneficial owner;

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any present or future PLC Taxes imposed pursuant to current Section 1471 through 1474 of the Code or any amended or successor version that is substantively comparable and not materially more onerous to comply with, any regulations promulgated thereunder, any official interpretations thereof, any intergovernmental agreement between a non-U.S. jurisdiction and the United States (or any related law or administrative practices or procedures) implementing the foregoing or any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above);

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any present or future PLC Taxes payable other than by deduction or withholding from payments under, or with respect to, any PLC Debt Security;

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any present or future PLC Taxes imposed in connection with a PLC Debt Security presented for payment (where presentation is permitted or required for payment) by or on behalf of a holder or beneficial owner of the PLC Debt Security to the extent such PLC Taxes could have been avoided by presenting the relevant PLC Debt Security to, or otherwise accepting payment from, another paying agent;
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any present or future PLC Taxes which would not have been so imposed, assessed, levied or collected but for the failure to comply with any certification, identification or other report concerning the nationality, residence, identity or connection with the United Kingdom or any other applicable PLC Taxing Jurisdiction of the holder or beneficial owner of the relevant PLC Debt Security or claim for relief or exemption, if making such a certification, identification, other report or claim is, under the laws, rules or regulations of any such jurisdiction, a condition to relief or exemption from PLC Taxes;

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any estate, inheritance, gift, sale, transfer, personal property or similar PLC Tax or duty; or

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any combination of the foregoing;

provided further, that no such PLC Additional Amounts shall be payable in respect of any PLC Debt Security held by (x) any holder or beneficial owner that is not the sole beneficial owner of such PLC Debt Security, or that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, but only to the extent that a beneficiary or settlor with respect to the fiduciary or a beneficial owner, partner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to such PLC Additional Amounts had the beneficiary, settlor, beneficial owner, partner or member been the direct holder of such PLC Debt Security, (y) any holder that is not a resident of the United States to the extent that, had such holder been a resident of the United States and eligible for the benefit of any double taxation treaty between the United States, and the applicable PLC Taxing Jurisdiction in relation to payments of amounts due under the PLC Indenture and the PLC Debt Security, such holder would not have been entitled to such PLC Additional Amounts, or (z) any holder that is a resident of the United States but that is not eligible for the benefit of any double taxation treaty between the United States and the applicable PLC Taxing Jurisdiction in relation to payments of amounts due under the PLC Indenture and the PLC Debt Security (but only to the extent the amount of such deduction or withholding exceeds that which would have been required had such holder of a PLC Debt Security been so eligible and made all relevant claims).
Carnival plc or any successor to it, as the case may be, will indemnify and hold harmless each holder of PLC Debt Securities and upon written request reimburse each holder for the amount of:
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any PLC Taxes levied or imposed and paid by such holder of PLC Debt Securities (other than PLC Excluded Taxes) as a result of payments made with respect to such PLC Debt Securities.

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any liability (including penalties, interest and expenses) arising therefrom with respect thereto; and

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any PLC Taxes (other than PLC Excluded Taxes) with respect to payment of PLC Additional Amounts or any reimbursement pursuant to this list;

in each case, to the extent not otherwise reimbursed by the payment of any PLC Additional Amount and not excluded from the requirement to pay PLC Additional Amounts, as described above.
Carnival plc or its successor, as the case may be, will also:
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make such withholding or deduction to the extent required by applicable law; and

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remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

Carnival plc or any successor to it, as the case may be, will furnish the PLC Trustee within 30 days after the date the payment of any such PLC Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing the payment by Carnival plc or any successor to it, as the case may be, or other evidence of such payment reasonably satisfactory to the PLC Trustee.
At least 30 days prior to each date on which any payment under or with respect to the PLC Debt Securities is due and payable by Carnival plc under the PLC Debt Securities, if Carnival plc will be obligated to pay PLC Additional Amounts with respect to those payments, Carnival plc will deliver to the PLC

Trustee an officers’ certificate stating that PLC Additional Amounts will be payable, stating the amounts that will be payable, and setting forth any other information necessary to enable the PLC Trustee to pay the PLC Additional Amounts to holders of the PLC Debt Securities on the payment date.
Each holder of the PLC Debt Securities, by acceptance of the PLC Debt Securities, agrees that, with reasonable promptness after receiving written notice from Carnival plc to the effect that such holder is eligible for a refund in respect of PLC Taxes actually paid by Carnival plc, such holder will sign and deliver, as reasonably directed by Carnival plc, any form provided to such by Carnival plc to enable such holder to obtain a refund in respect of such PLC Taxes; and if such holder thereafter receives such refund in respect of such PLC Taxes, such holder will promptly pay such refund to Carnival plc (together with interest, if any, received by such holder from the relevant taxing authority). If a holder applies for a refund of such PLC Taxes prior to a request by Carnival plc to apply for such a refund, the holder will, upon receipt of a request by Carnival plc to apply for, or to turn over the proceeds of, any such refund, pay any such refund to Carnival plc (together with interest, if any, received by such holder from the relevant taxing authority), promptly upon receipt of such refund. Carnival plc shall pay all reasonable out-of-pocket expenses incurred by a holder in connection with obtaining such refund.
Carnival Corporation, the guarantor of the PLC Debt Securities, will agree to make with respect to the PLC Indenture and the PLC Debt Securities, all such payments to be paid without deduction or withholding for any and all present and future taxes, levies, imposts or other governmental charges imposed, assessed, levied or collected by or for the account of (i)(x) the Republic of Panama or any political subdivision or taxing authority thereof or (y) the jurisdiction of incorporation (other than the U.S. or any political subdivision or taxing authority thereof) of a successor entity to Carnival Corporation, to the extent that such taxes, levies, imports or other governmental charges first become applicable as a result of such successor entity becoming the obligor on the PLC Guarantees, or (ii) any other jurisdiction (other than the U.S. or any political subdivision or taxing authority thereof) from or through which any amount is paid by Carnival Corporation with respect to the PLC Debt Securities or where Carnival Corporation is resident or maintains a place of business or permanent establishment (each jurisdiction described in clauses (i) and (ii) above is referred to herein as a “PLC Guarantor Taxing Jurisdiction” and such taxes, levies, imposts or other governmental charges are referred to as “Corp. Taxes”), unless the withholding or deduction of such Tax is compelled by laws of the Republic of Panama or any other applicable PLC Guarantor Taxing Jurisdiction. If any deduction or withholding of any Corp. Taxes (other than Corp. Excluded Taxes, as defined below) is ever required by the Republic of Panama or any other PLC Guarantor Taxing Jurisdiction, Carnival Corporation will (if the holders or beneficial owners of the relevant PLC Debt Securities comply with any applicable administrative requirements) pay any additional amounts (“PLC Guarantor Additional Amounts”) required to make the net amounts paid to each holder of the PLC Debt Securities or the PLC Trustee pursuant to the terms of the PLC Indenture or the PLC Debt Securities after such deduction or withholding equal to the amounts then due and payable under the terms of the PLC Indenture or the PLC Debt Securities. However, Carnival Corporation will not be required to pay PLC Guarantor Additional Amounts in respect of the following Corp. Taxes (“Corp. Excluded Taxes”):
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any present or future Corp. Taxes imposed, assessed, levied or collected as a result of the holder or beneficial owner of the relevant PLC Debt Security (i) being organized under the laws of, or otherwise being or having been a domiciliary, national or resident of, (ii) being engaged or having been engaged in a trade or business in, (iii) having or having had its principal office located in, (iv) maintaining or having maintained a permanent establishment in, (v) being or having been physically present in, or (vi) otherwise having or having had some connection (other than the connection arising solely from holding or owning a PLC Debt Security, or collecting principal and interest, if any, on, or the enforcement of, a PLC Debt Security) with the Republic of Panama or any other applicable PLC Guarantor Taxing Jurisdiction;

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any present or future Corp. Taxes which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant PLC Debt Security was presented more than thirty days after the date the relevant payment is first made available for payment to the holder or beneficial owner;

•

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any present or future Corp. Taxes imposed pursuant to current Section 1471 through 1474 of the Code or any amended or successor version that is substantively comparable and not materially more onerous to comply with, any regulations promulgated thereunder, any official interpretations thereof, any intergovernmental agreement between a non-U.S. jurisdiction and the United States (or any related law or administrative practices or procedures) implementing the foregoing or any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above);

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any present or future Corp. Taxes payable other than by deduction or withholding from payments under, or with respect to, any PLC Debt Security;

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any present or future Corp. Taxes imposed in connection with a PLC Debt Security presented for payment (where presentation is permitted or required for payment) by or on behalf of a holder or beneficial owner of the Debt Security to the extent such Corp. Taxes could have been avoided by presenting the relevant PLC Debt Security to, or otherwise accepting payment from, another paying agent;

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any present or future Corp. Taxes which would not have been so imposed, assessed, levied or collected but for the failure to comply with any certification, identification or other report concerning the nationality, residence, identity or connection with the Republic of Panama or any other applicable PLC Guarantor Taxing Jurisdiction of the holder or beneficial owner of the relevant PLC Debt Security, or claim for relief or exemption, if making such a certification, identification, other report or claim is, under the laws, rules or regulations of any such jurisdiction, as a condition to relief or exemption from Corp. Taxes;

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any estate, inheritance, gift, sale, transfer, personal property or similar Corp. Tax or duty; or

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any combination of the foregoing;

provided further, that no such PLC Guarantees Additional Amounts will be payable in respect of any PLC Debt Security held by (x) any holder or beneficial owner that is not the sole beneficial owner of such PLC Debt Security, or that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, but only to the extent that a beneficiary or settlor with respect to the fiduciary or a beneficial owner, partner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to such PLC Guarantor Additional Amounts had the beneficiary, settlor, beneficial owner, partner or member been the direct holder of such PLC Debt Security, (y) any holder that is not a resident of the U.S. to the extent that, had such holder been a resident of the U.S. and eligible for the benefit of any double taxation treaty between the U.S. and the applicable PLC Guarantor Taxing Jurisdiction in relation to payments of amounts due under the PLC Indenture and the PLC Debt Securities, such holder would not have been entitled to such PLC Guarantor Additional Amounts, or (z) any holder that is resident of the U.S. but that is not eligible for the benefit of any double taxation treaty between the U.S. and the applicable PLC Guarantor Taxing Jurisdiction in relation to payments of amounts due under the PLC Indenture and the PLC Debt Securities (but only to the extent the amount of such deduction or withholding exceeds that which would have been required had such holder of a PLC Debt Security been so eligible and made all relevant claims).
Carnival Corporation or any successor to it, as the case may be, will indemnify and hold harmless each holder of the PLC Debt Securities and upon written request reimburse each holder for the amount of:
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any Corp. Taxes levied or imposed and paid by the holder of a PLC Debt Security (other than Corp. Excluded Taxes) as a result of payments made with respect to such PLC Debt Security;

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any liability (including penalties, interest and expenses) arising therefrom with respect thereto; and

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any Corp. Taxes (other than Corp. Excluded Taxes) with respect to payment of PLC Guarantor Additional Amounts or any reimbursement pursuant to this list;

in each case, to the extent not otherwise reimbursed by the payment of any PLC Guarantor Additional Amount and not excluded from the requirement to pay PLC Guarantor Additional Amounts, as described above.

Carnival Corporation or its successor, as the case may be, will also:
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make such withholding or deduction, to the extent required by applicable law; and

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remit the full amount deducted or withheld, to the relevant authority in accordance with applicable law.

Carnival Corporation or any successor to it, as the case may be, will furnish the PLC Trustee within 30 days after the date the payment of any such Corp. Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing the payment by Carnival Corporation or any successor to it, as the case may be, or other evidence of such payment reasonably satisfactory to the PLC Trustee.
At least 30 days prior to each date on which any payment under or with respect to the PLC Debt Securities is due and payable, if Carnival Corporation will be obligated to pay PLC Guarantor Additional Amounts with respect to those payments, Carnival Corporation shall deliver to the PLC Trustee an officers’ certificate stating that such PLC Guarantor Additional Amounts will be payable, stating the amounts that will be payable, and setting forth any other information necessary to enable the PLC Trustee to pay the PLC Guarantor Additional Amounts to holders of the PLC Debt Securities on the payment date.
Each holder of a PLC Debt Security, by acceptance of such PLC Debt Security, agrees that, with reasonable promptness after receiving Carnival Corporation’s written notice to the effect that such holder is eligible for a refund in respect of Corp. Taxes actually paid by Carnival Corporation under the terms of the PLC Debt Security or the PLC Indenture, such holder will sign and deliver to Carnival Corporation, as reasonably directed by Carnival Corporation, any form Carnival Corporation provides to such holder to enable such holder to obtain a refund in respect of such Corp. Taxes; and if such holder thereafter receives such refund in respect of such Corp. Taxes, such holder will promptly pay such refund to Carnival Corporation (together with interest, if any, received by such holder from the relevant taxing authority). If a holder applies for a refund of such Corp. Taxes prior to Carnival Corporation’s request to apply for such a refund, the holder will, upon receipt of our request to apply for, or to turn over the proceeds of, any such refund, pay any such refund to Carnival Corporation (together with interest, if any, received by such holder from the relevant taxing authority), promptly upon receipt of such refund. Carnival Corporation will pay all reasonable out-of-pocket expenses incurred by a holder in connection with obtaining such refund.
Redemption of Debt Securities under Certain Circumstances
Unless otherwise specified in the prospectus supplement with respect to any series of PLC Debt Securities, if as the result of any change in or any amendment to the laws, including any regulations and any applicable double taxation treaty or convention, of the United Kingdom (or the jurisdiction of incorporation (other than the U.S.) of a successor entity to Carnival plc), or of any of its political subdivisions or taxing authorities affecting taxation, or any change in an application or interpretation of those laws, which change, amendment, application or interpretation becomes effective on or after the original issuance date of the series of PLC Debt Securities (or, in certain circumstances, the later date on which an entity becomes a successor entity to us), Carnival plc determines based upon an opinion of independent counsel of recognized standing that:
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Carnival plc would be required to pay PLC Additional Amounts on the next succeeding date for the payment thereof (and such obligation could not be avoided by it taking reasonable measures available to it), or

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any taxes would be imposed (whether by way of deduction, withholding or otherwise) by the United Kingdom (or the jurisdiction of tax residence (other than the U.S.) of a successor entity to Carnival plc) or by any of its political subdivisions or taxing authorities, upon or with respect to any principal, premium, if any, interest, if any, or sinking fund or analogous payments, if any, then Carnival plc may, at its option, on giving not less than 10 nor more than 60 days’ irrevocable notice, redeem the series of PLC Debt Securities in whole at any time (other than PLC Debt Securities of a series having a variable rate of interest, which may be redeemed only on an interest payment date) at a redemption price equal to 100% of the principal amount plus accrued interest to the date fixed for redemption (other than outstanding original issue discount PLC Debt Securities, which may be redeemed at the redemption price specified by the terms of each series of such PLC Debt Securities) (subject to the right of holders of record on the relevant regular record date to receive interest due on the relevant interest payment date). No notice of redemption may be given more than 90 days prior to the earliest date on which Carnival plc would be obligated to pay the PLC Additional Amounts or the tax would be imposed, as the case may be. Also, at the time that the notice of redemption is given, the obligation to pay PLC Additional Amounts or tax, as the case may be, must be in effect.
In addition, unless otherwise specified in the prospectus supplement with respect to any series of PLC Debt Securities, if as the result of any change in or any amendment to the laws, including any regulations and any applicable double taxation treaty or convention, of the Republic of Panama (or other jurisdiction of incorporation (other than the United States) of a successor entity to Carnival Corporation), or of any of its political subdivisions or taxing authorities affecting taxation, or any change in an application or interpretation of those laws, which change, amendment, application or interpretation becomes effective on or after the original issuance date of the series of PLC Debt Securities (or, in certain circumstances, the later date on which an entity becomes a successor entity to Carnival Corporation), we determine based upon an opinion of independent counsel of recognized standing that:
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Carnival Corporation would be required to pay PLC Guarantor Additional Amounts on the next succeeding date for the payment thereof (and such obligation could not be avoided by it taking reasonable measures available to it), or

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any taxes would be imposed (whether by way of deduction, withholding or otherwise) by the Republic of Panama (or the jurisdiction of incorporation (other than the United States) of a successor entity to Carnival Corporation) or by any of its political subdivisions or taxing authorities, upon or with respect to any principal, premium, if any, interest, if any, or sinking fund or analogous payments, if any, then Carnival plc may, at its option, on giving not less than 10 nor more than 60 days’ irrevocable notice, redeem the series of PLC Debt Securities in whole, but not in part, at any time (other than PLC Debt Securities of a series having a variable rate of interest, which may be redeemed only on an interest payment date) at a redemption price equal to 100% of the principal amount plus accrued interest to the date fixed for redemption (other than outstanding original issuance discount PLC Debt Securities, which may be redeemed at the redemption price specified by the terms of each series of such PLC Debt Securities) (subject to the right of holders of record on the relevant regular record date to receive interest due on the relevant interest payment date). No notice of redemption may be given more than 90 days prior to the earliest date on which Carnival Corporation would be obligated to pay the PLC Guarantor Additional Amounts or the tax would be imposed, as the case may be. Also, at the time that such notice of redemption is given, the obligation to pay the PLC Guarantor Additional Amounts or tax, as the case may be, must be in effect.
Merger and Consolidation
Neither Carnival plc nor Carnival Corporation, as guarantor of PLC Debt Securities, can consolidate with or merge into any other person or transfer or lease all or substantially all of its assets substantially as an entirety to any person unless:
•
after giving effect to the transaction, no Event of Default (as defined below under “— Events of Default and Notice”), and no event which after notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing;

•
(i) in the case of Carnival plc, the successor or transferee entity, if other than Carnival plc, expressly assumes by a supplemental indenture executed and delivered to the PLC Trustee, in form reasonably satisfactory to the PLC Trustee, the due and punctual payment of the principal of, any premium on and interest on, all the outstanding PLC Debt Securities and the performance of every covenant in the PLC Indenture to be performed or observed by Carnival plc and provides for conversion rights in accordance with applicable provisions of the PLC Indenture and (ii) in the case of Carnival Corporation, the successor or transferee entity, if other than Carnival Corporation, expressly assumes by a supplemental indenture executed and delivered to the PLC Trustee, in form reasonably satisfactory to the PLC Trustee, the performance of every covenant in the PLC Indenture to be performed or observed by Carnival Corporation; and

•
Carnival plc has delivered to the PLC Trustee an officers’ certificate and an opinion of counsel, each in the form required by the PLC Indenture and stating that such consolidation, merger, conveyance or transfer and such supplemental indenture complies with the foregoing provisions relating to such transaction.

Events of Default and Notice
Unless otherwise noted in an applicable prospectus supplement or board resolution creating a particular series of Debt Securities, the following are “Events of Default” in respect of a particular series of Debt Securities:
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failure to pay interest (including PLC Additional Amounts) for 30 days after it is due;

•
failure to pay the principal or premium, if any, when due;

•
failure to make a sinking fund payment for five days after it becomes due;

•
failure to perform any other covenant for 60 days after being given written notice of the failure in accordance with the Indenture;

•
failure to pay when due the principal of, or acceleration of, any indebtedness for money borrowed by Carnival plc or Carnival Corporation in excess of $100 million, if the indebtedness is not discharged, or the acceleration is not annulled, within 30 days of Carnival plc receiving written notice of the failure in accordance with the PLC Indenture;

•
certain events of bankruptcy, insolvency or reorganization;

•
any PLC Guarantee of such series ceasing to be in full force and effect as an enforceable instrument; and

•
any other Event of Default, as indicated in the applicable prospectus supplement.

If an Event of Default in respect of a particular series of PLC Debt Securities outstanding occurs and is continuing, either the PLC Trustee or the holders of at least 25% in aggregate principal amount of the PLC Debt Securities outstanding of the series may declare the principal amount (or, if the PLC Debt Securities of the series are original issue discount PLC Debt Securities, the portion of the principal amount as may be specified in the terms of the series) of all of the PLC Debt Securities of the series to be due and payable immediately. At any time after such a declaration of acceleration has been made, but before a judgment or decree for the payment of money due upon acceleration has been obtained by the PLC Trustee, the holders of a majority in aggregate principal amount outstanding of the PLC Debt Securities of the affected series may, under certain circumstances, rescind and annul the declaration and its consequences if all Events of Default relating to the PLC Debt Securities of the series, other than the non-payment of principal due solely by the declaration of acceleration, have been cured or waived as provided in the PLC Indenture.
The PLC Trustee will, within 90 days after a default in respect of a series of PLC Debt Securities, give the holders of the series notice of all uncured defaults known to it (the term “default” includes the events specified above without grace periods). However, except in the case of default in the payment of the principal of, or premium, if any, on or interest on any of the PLC Debt Securities of the series, or in the payment of any sinking fund installment with respect to the PLC Debt Securities of the series, the PLC Trustee may withhold such notice and will not be liable to holders for doing so, if the PLC Trustee in good faith determines that the withholding of such notice is in the interests of the holders of the series.
Pursuant to the terms of the PLC Indenture, Carnival plc is required to furnish to the PLC Trustee within 120 days of the end of Carnival plc’s fiscal year a statement of certain of Carnival plc’s officers stating whether or not to the best of their knowledge Carnival plc is in default, in respect of any series of PLC Debt Securities or in the performance and observance of the terms of the PLC Indenture and, if Carnival plc is in default, specifying the default and the nature of it.
The PLC Indenture provides that the holders of a majority in aggregate principal amount of all PLC Debt Securities then outstanding of a particular series will have the right to waive certain defaults in respect of the series and, subject to certain limitations, to direct the time, method and place of conducting any proceedings for any remedy available to the PLC Trustee, or exercising any trust or power conferred on the PLC Trustee. The PLC Indenture provides that, in case an Event of Default in respect of a particular series of PLC Debt Securities occurs (which is not cured or waived), the PLC Trustee will be required to exercise such of its rights and powers under the PLC Indenture, and to use the degree of care and skill in their exercise, that a prudent man would exercise or use in the conduct of his own affairs. Otherwise, the PLC Trustee need only perform such duties as are specifically set forth in the PLC Indenture. Subject to those provisions, the PLC Trustee will be under no obligation to exercise any of its rights or powers under the PLC Indenture at the request of any of the holders of the series unless they have offered to the PLC Trustee reasonable security or indemnity.
No holder of any series of PLC Debt Securities will have any right to institute any proceeding with respect to the PLC Indenture or for any remedy under it, unless the holder has previously given to the PLC Trustee written notice of a continuing Event of Default and unless the holders of at least 25% in aggregate principal amount of the outstanding PLC Debt Securities of the series have made written request, and offered reasonable indemnity, to the PLC Trustee to institute such a proceeding as trustee. In addition, the PLC Trustee must not have received from the holders of a majority in aggregate principal amount of the outstanding PLC Debt Securities of the series a direction inconsistent with the request and have failed to institute the proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a PLC Debt Security for enforcement of payment of the principal of and premium, if any, or interest on the PLC Debt Security on or after the respective due dates expressed in the PLC Debt Security.
The Events of Default may be modified with respect to a series of PLC Debt Securities. Any such modification will be described in a prospectus supplement.
Modification of the Indenture
With certain exceptions, Carnival plc may modify the PLC Indenture, its and Carnival Corporation’s rights and obligations, and the rights of the holders of a particular series, with the consent of the holders of at least a majority in aggregate principal amount of the outstanding PLC Debt Securities of that series. However, without the consent of each affected holder of each PLC Debt Security of a series, no modification may be made which would:
•
change the stated maturity of the principal or premium, if any, of a PLC Debt Security in the series;

•
change the stated maturity of the interest (including PLC Additional Amounts) on any PLC Debt Security in the series;

•
reduce the principal amount of a PLC Debt Security in the series;

•
reduce the interest rate on any PLC Debt Security in the series;

•
reduce the amount of principal of an original issue discount PLC Debt Security that is payable upon the acceleration of the maturity of the Security; or

•
amend or modify the terms of any of the PLC Guarantees in a manner adverse to the holders.

In addition, the consent of the holders of all then outstanding PLC Debt Securities of the series is required to reduce the percentage of holders of PLC Debt Securities whose consent is required to modify the PLC Indenture or adversely affect the right of holders of PLC Debt Securities in any material respect to convert any Securities as provided in a supplemental indenture.
Satisfaction and Discharge
The PLC Indenture shall cease to be of further effect with respect to any series of PLC Debt Securities (except as to the obligation to pay any Additional Amounts and certain other obligations, surviving rights of conversion or registration or transfer or exchange of PLC Debt Securities of such series expressly provided for in the PLC Indenture or in the form of PLC Debt Security for such series) as to all outstanding PLC Debt Securities of such series when:
•
either (a) all of the PLC Debt Securities of that series theretofore authenticated and delivered (other than (i) PLC Debt Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid and (ii) PLC Debt Securities of such series for whose payment money in the required currency has theretofore been deposited in trust or segregated and held in trust and thereafter repaid to Carnival plc or discharged from such trust) have been cancelled or delivered to the PLC Trustee for cancellation or (b) all such PLC Debt Securities of that series not theretofore cancelled or delivered to the PLC Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the PLC Trustee for giving of notice of redemption by the PLC Trustee in the name, and at the expense, of Carnival plc, and Carnival plc has irrevocably deposited or caused to be deposited with the PLC Trustee as trust funds in trust for the purpose an amount in the required currency sufficient to pay and discharge the entire indebtedness on such PLC Debt Securities not therefore delivered to the PLC Trustee canceled or for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of PLC Debt Securities which have become due and payable), or to the stated maturity or redemption date, as the case may be;
•
Carnival plc has paid or caused to be paid all other sums payable hereunder by us with respect to the PLC Debt Securities of such series; and

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Carnival plc has delivered to the PLC Trustee an officer’s certificate and an opinion of counsel each stating that all conditions precedent under the PLC Indenture relating to the satisfaction and discharge of the PLC Indenture with respect to the PLC Debt Securities of such series have been complied with.

Defeasance
Each PLC Indenture provides that Carnival plc (and, to the extent applicable, Carnival Corporation), at our option,
•
will be discharged from any and all obligations in respect of any series of PLC Debt Securities (except in each case for the obligation to pay any Additional Amounts and certain other obligations to register the transfer or exchange of PLC Debt Securities, replace stolen, lost or mutilated senior PLC Debt Securities, maintain paying agencies and hold moneys for payment in trust), or

•
need not comply with certain terms, provisions or conditions of the PLC Indentures and any restrictive covenants described in a prospectus supplement relating to such series of PLC Debt Securities, Carnival Corporation will be released from the PLC Guarantees and certain Events of Default (other than those arising out of the failure to pay interest or principal on the PLC Debt Securities of a particular series and certain events of bankruptcy, insolvency and reorganization) will no longer constitute Events of Default with respect to such series of PLC Debt Securities, in each case if we deposit with the PLC Trustee, in trust, money or the equivalent in securities of the government which issued the currency in which the PLC Debt Securities are denominated or government agencies backed by the full faith and credit of such government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, such series on the dates such payments are due in accordance with the terms of such series.
To exercise any such option, Carnival plc is required, among other things, to deliver to the PLC Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of such series to recognize income, gain or loss for federal income tax purposes and, in the case of a discharge pursuant to the first bullet above, accompanied by a ruling to such effect received from or published by the United States Internal Revenue Service.
In addition, Carnival plc is required to deliver to the PLC Trustee an officers’ certificate stating that such deposit was not made by us with the intent of preferring the holders over other creditors of ours or with the intent of defeating, hindering, delaying or defrauding creditors of ours or others.
Subordination
If Carnival plc’s assets are distributed upon its dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any), and interest on, the PLC Subordinated Debt Securities will be paid after, to the extent provided in the PLC Subordinated Indenture and the applicable supplemental indenture, all senior indebtedness is paid in full, including PLC Senior Debt Securities. Nevertheless, Carnival plc’s obligation to pay principal (and premium, if any) or interest on the PLC Subordinated Debt Securities will not otherwise be affected. Carnival plc may not pay any principal (or premium, if any), sinking fund or interest on the PLC Subordinated Debt Securities when Carnival plc is in default in the payment of principal, premium, if any, sinking fund or interest on senior indebtedness. If, while Carnival plc is in default on senior indebtedness, any payment is received by the PLC Subordinated Trustee under the PLC Subordinated Indenture or the holders of any of the PLC Subordinated Debt Securities before Carnival plc has paid all senior indebtedness in full, the payment or distribution must either be paid over to the holders of the unpaid senior indebtedness or applied to the repayment of the unpaid senior indebtedness. Until Carnival plc has paid the senior indebtedness in full, the holders of the PLC Subordinated Debt Securities will be subrogated to the rights of the holders of Carnival plc’s senior indebtedness to the extent that payments are made to the holders of senior indebtedness out of the distributive share of the PLC Subordinated Debt Securities.
Because of the way in which the subordination provisions operate, if Carnival plc’s assets are distributed upon insolvency, certain of Carnival plc’s and Carnival Corporation’s general creditors may recover more, ratably, than holders of PLC Subordinated Debt Securities. The PLC Subordinated Indenture or applicable supplemental indenture may state that its subordination provisions will not apply to money and securities held in trust under the satisfaction and discharge, and the legal defeasance, provisions of the PLC Subordinated Indenture.
The subordination provisions also apply in the same way to the Guarantor with respect to the senior indebtedness of the Guarantor.
If this prospectus is being delivered in connection with the offering of a series of PLC Subordinated Debt Securities, the accompanying prospectus supplement or the information incorporated by reference in it will describe the approximate amount of senior indebtedness outstanding as of a recent date.
Optional Redemption
The terms and conditions, if any, on which PLC Debt Securities being offered may be redeemed will be set forth in an applicable prospectus supplement.
Trustee
The PLC Trustee may resign or be removed with respect to one or more series of PLC Debt Securities, and a successor PLC Trustee may be appointed to act with respect to that or those series. In the event that there are two or more persons acting as PLC Trustee with respect to different series of PLC Debt Securities, each PLC Trustee will be a trustee of a trust or trusts under the PLC Indenture that are separate and apart from the trust or trusts administered by any other PLC Trustee, and any action permitted or required to be taken by the “Trustee” may be taken by each successor PLC Trustee with respect to, and only with respect to, the one or more series of PLC Debt Securities for which that successor is acting as PLC Trustee.
Governing Law
The PLC Debt Securities, the PLC Guarantees and the PLC Indenture are governed by and will be construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS
We may issue warrants (the “Warrants”) for the purchase of our common stock, preferred stock or Debt Securities, Warrants to purchase or sell debt securities of or guaranteed by the U.S. (“Government Debt Securities”), Warrants to purchase or sell foreign currencies, currency units or units of a currency index or currency basket, Warrants to purchase or sell units of a stock index or a stock basket and Warrants to purchase or sell a commodity or a commodity index. Warrants may be issued independently or together with any Securities offered by any prospectus supplement and may be attached to or separate from those Securities. The Warrants will be settled either through physical delivery or through payment of a cash settlement value as described in this prospectus and in any applicable prospectus supplement. The Warrants will be issued under warrant agreements (each a “Warrant Agreement”) to be entered into with a bank or trust company, as warrant agent (the “Warrant Agent”), all as set forth in the relevant prospectus supplement. The Warrant Agent will act solely as our agent in connection with the Warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of Warrant certificates or beneficial owners of Warrants. The following summaries of certain provisions of the forms of Warrant Agreement are not complete and are qualified by reference to the provisions of the forms of Warrant Agreement (including the forms of Warrant certificates), copies of which will be filed as exhibits to the Registration Statement (or incorporated by reference into the Registration Statement).
The particular terms of any Warrants (including any modification or additions to the general terms of the Warrants) will be described in a prospectus supplement that will be filed with the SEC. To review the terms of any particular Warrants, you must refer to both the prospectus supplement relating to such Warrants and to the description of the Warrants in this prospectus.
General
A prospectus supplement will describe the following terms of any Warrants (to the extent such terms are applicable to the Warrants):
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their title;

•
their aggregate number;

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whether the Warrants are for the purchase or sale of our common stock, preferred stock, Debt Securities, Government Debt Securities, currencies, currency units, composite currencies, currency indices or currency baskets, stock indices, stock baskets, commodities, commodity indices or any other index or reference as described in the prospectus supplement;

•
their price or prices;

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the currency or currencies, including composite currencies or currency units, in which the price of the Warrants may be payable;

•
the date, if any, on and after which the Warrants and the related common stock, preferred stock, or Debt Securities will be separately transferable;

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the date on which the right to exercise the Warrants shall commence, and the date on which the right shall expire;

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the maximum or minimum number of the Warrants which may be exercised at any time;

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a discussion of material federal income tax considerations, if any;

•
the terms, procedures and limitations relating to the exercise of the Warrants; and

•
any other terms of the Warrants, including any terms which may be required or advisable under U.S. laws or regulations.

If the Warrants are to purchase common stock or preferred stock, the prospectus supplement will also describe the purchase price for the underlying common stock or preferred stock.
If the Warrants are to purchase Debt Securities, the prospectus supplement will also describe:

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the designation, aggregate principal amount, currency, currency unit, composite currency or currency basket of denomination and other terms of the Debt Securities purchasable upon exercise of the Warrants;

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the designation and terms of the Debt Securities with which the Warrants are issued and the number of Warrants issued with each such Debt Security;

•
the date on and after which the Warrants and the related Debt Securities will be separately transferable, if any; and

•
the principal amount of Debt Securities purchasable upon exercise of each Warrant and the price at which and currency, currency unit, composite currency or currency basket in which the principal amount of Debt Securities may be purchased upon exercise.

If the Warrants are to purchase or sell Government Debt Securities or a foreign currency, currency unit, composite currency, currency index or currency basket, the Warrants will be listed on a national securities exchange and the prospectus supplement will describe the amount and designation of the Government Debt Securities or currency, currency unit, composite currency, currency index or currency basket, as the case may be, subject to each Warrant, whether the Warrants are to purchase or sell the Government Debt Securities, foreign currency, currency unit, composite currency, currency index or currency basket, whether the Warrants provide for cash settlement or delivery of the Government Debt Securities or foreign currency, currency unit, composite currency, currency index or currency basket upon exercise, and the national securities exchange on which the Warrants will be listed.
If the Warrants are to purchase or sell a stock index or a stock basket, the Warrants will provide for payment of an amount in cash determined by reference to increases or decreases in that stock index or stock basket and will be listed on a national securities exchange, and the prospectus supplement will describe the terms of the Warrants, whether the Warrants are to purchase or sell the stock index or stock basket, the stock index or stock basket covered by the Warrants and the market to which the stock index or stock basket relates, whether the Warrants are to purchase or sell the stock index or stock basket and the national securities exchange on which the Warrants will be listed.
If the Warrants are to purchase or sell a commodity or commodity index, the Warrants will provide for cash settlement or delivery of the particular commodity or commodities, and the Warrants will be listed on a national securities exchange. The prospectus supplement will describe the terms of the Warrants, the commodity or commodity index covered by the Warrants, whether the Warrants are to purchase or sell the commodity or commodity index, whether the Warrants provide for cash settlement or delivery of the commodity or commodity index, the market, if any, to which the commodity or commodity index relates and the national securities exchange on which the Warrants will be listed.
Warrant certificates may be exchanged for new Warrant certificates of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the prospectus supplement. Warrants to purchase or sell Government Debt Securities or a foreign currency, currency unit, composite currency, currency index or currency basket, and Warrants to purchase stock indices or stock baskets or commodities or commodity indices, may be issued in the form of a single global warrant certificate, registered in the name of the nominee of the depository of the Warrants, or may initially be issued in the form of definitive certificates that may be exchanged, on a fixed date, or on a date or dates we select, for interests in a global warrant certificate, as described in the applicable prospectus supplement.
Prior to the exercise of their Warrants, holders of Warrants to purchase common stock, preferred stock or Debt Securities will, until their Warrants are exercised, not have any of the rights of holders of such Securities.
Exercise of Warrants
Each Warrant will entitle the holder to purchase the amount of common stock, preferred stock or Debt Securities, or purchase or sell the amount of Government Debt Securities, or the amount of currency, currency unit, composite currency, currency index or currency basket, stock index or stock basket, commodity or commodities, at the exercise price, or receive the settlement value in respect of that amount of Government Debt Securities, currency, currency unit, composite currency, currency index or currency basket, stock index or stock basket, commodity or commodity index, as shall in each case be set forth in or calculable from, the applicable prospectus supplement or as otherwise described in the prospectus supplement. Warrants may be exercised on the date set forth in the applicable prospectus supplement or as may be otherwise described in such prospectus supplement. After that date (or a later date declared by us), unexercised Warrants will become void.
Subject to any restrictions and additional requirements that may be set forth in the applicable prospectus supplement, Warrants may be exercised by delivering to the Warrant Agent the Warrant certificate properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the common stock, preferred stock or Debt Securities, or (except in the case of Warrants providing for cash settlement) payment for or delivery of the Government Debt Securities or currency, currency unit, composite currency, currency index, currency basket, stock index, stock basket, commodity or commodities index purchased or sold upon exercise of the Warrants. Warrants will be deemed to have been exercised upon receipt of a Warrant certificate and the required payment, if applicable, at the corporate trust office of the Warrant Agent or any other office indicated in the prospectus supplement. We will, as soon as practicable thereafter, issue and deliver the Debt Securities purchasable upon such exercise, or purchase or sell such Government Debt Securities or currency, currency unit, composite currency, currency index or currency basket, stock index or stock basket, commodity or commodities, or pay the settlement value in respect of such Warrants. If fewer than all of the Warrants represented by a Warrant certificate are exercised, a new Warrant certificate will be issued for the remaining amount of the Warrants.

DESCRIPTION OF CAPITAL STOCK
General
The following is a description of the material terms of our capital stock. Because it is a summary, the following description is not complete and is subject to and qualified in its entirety by reference to our third amended and restated articles of incorporation, or articles, our third amended and restated by-laws, or by-laws, and the other agreements specifically referenced in this section.
Our authorized capital stock consists of 2,000,000,000 shares, of which 1,959,999,998 are shares of common stock, 40,000,000 are shares of preferred stock, one share is a special voting stock and one share is a special stock. As of January 14, 2021, there were 932,485,510 shares of common stock, no shares of preferred stock, one share of special voting stock and one share of special stock outstanding. The one share of special voting stock, which we refer to in this prospectus as the special voting share, and the one share of special stock, which we refer to in this prospectus as the equalization share, were issued in connection with the DLC transaction, which was completed on April 17, 2003. See “— Special Voting Share” and “— Equalization Share.”
Our common stock and the trust shares of beneficial interest in the P&O Princess Special Voting Trust, including the beneficial interest in the Carnival plc special voting share, are listed and trade together on the NYSE under the ticker symbol “CCL.”
Common Stock
Voting Rights
At any meeting of shareholders, all matters, except as otherwise expressly provided by Panamanian law and our articles or our by-laws, are decided by a majority of the votes cast by all shareholders entitled to vote, including, where applicable, the Carnival Corporation Special Voting Entity, as described below, who are present in person or by proxy at such meeting. In connection with the DLC transaction, special voting arrangements were implemented so that our shareholders and Carnival plc’s shareholders vote together as a single decision-making body on all actions submitted to a shareholder vote other than matters designated as “class rights actions” or resolutions on procedural or technical matters.
These are called JOINT ELECTORATE ACTIONS and include:
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the appointment, removal or re-election of any director of us, Carnival plc or both;

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if required by law, the receipt or adoption of the financial statements of us or Carnival plc or the annual accounts of both companies;

•
the appointment or removal of the auditors of either company;

•
a change of name by Carnival plc or us, or both; or

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the implementation of a mandatory exchange based on a change in tax laws, rules or regulations.

The relative voting rights of the Carnival plc shares and our shares are determined by the equalization ratio. Based on the current equalization ratio of 1:1, each of our shares has the same voting rights as one Carnival plc share on joint electorate actions.
A change in the equalization ratio resulting from a share reorganization or otherwise would only affect voting rights on a per share basis. In the aggregate, such a change would not affect the relative weighting between our shareholders and the shareholders of Carnival plc.
In the case of class rights actions, the company wishing to carry out the class rights action would require the prior approval of shareholders of both companies, each voting separately as a class. If shareholders of either company do not approve the action, it generally will fail.

CLASS RIGHTS ACTIONS include:
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the voluntary liquidation, dissolution or winding up, or equivalent, of either company for which shareholder approval is required, other than as part of a voluntary liquidation, dissolution or winding up, or equivalent, of both companies at or about the same time provided that such liquidation is not for the purpose of reconstituting all or a substantial part of the business of the two companies in one or more successor entities;

•
the sale, lease, exchange or other disposition of all or substantially all of the assets of either company other than a bona fide commercial transaction for valid business purposes and at fair market value and not as part of a proposal the primary purpose of which is to collapse or unify the DLC arrangement;

•
an adjustment to the equalization ratio, other than in accordance with the Equalization and Governance Agreement entered into by us and Carnival plc on April 17, 2003;

•
any amendment, removal or alteration of any of the provisions of Carnival plc’s Articles of Association and our articles and by-laws which entrench specified core provisions of the DLC arrangement;

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any amendment or termination of the principal agreements under which the DLC arrangement is implemented, except where otherwise specifically provided in the relevant agreement;

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any amendment to, removal or alteration of the effect of certain tax-related provisions of our articles that would be reasonably likely to cause a mandatory exchange; and

•
anything which the boards of both companies agree should be approved as a class rights action.

No resolution to approve a class rights action or joint electorate action will be approved unless a parallel Carnival plc shareholders’ meeting is held to vote on any equivalent resolution.
Our board and the Carnival plc board may:
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decide to seek approval from shareholders for any matter that would not otherwise require such approval;

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require any joint electorate action to instead be approved as a class rights action; or

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specify a higher majority vote than the majority that would otherwise be required by applicable laws and regulations.

Equalization Ratio
The Equalization and Governance Agreement, which was executed on April 17, 2003 by us and Carnival plc in connection with the DLC transaction, governs the equalization ratio, which reflects the relative economic and voting interests represented by an individual share of common equity in each company. As of June 1, 2003, the “equalization ratio” between shares of our common stock and Carnival plc ordinary shares was 1:1, so one share of our common stock is entitled to the same economic and voting interests in Carnival Corporation & plc as one Carnival plc ordinary share.
In order to provide the relative rights of Carnival Corporation shares and Carnival plc shares under the DLC transaction, we and Carnival plc agreed in the Equalization and Governance Agreement that Carnival Corporation & plc would be operated under the following DLC equalization principles:
•
the equalization ratio will effectively govern the proportion in which distributions of income and capital are made to the holders of our shares relative to the holders of Carnival plc shares, and vice versa, and the relative voting rights of the holders of our shares and the holders of Carnival plc shares on joint electorate actions;

•
issuances of or transactions affecting our share capital or that of Carnival plc will be implemented in a way which will not give rise to a materially different financial effect as between the interests of the holders of our shares and the interests of the holders of Carnival plc shares. If any such issue or transaction involves any of the following:

•
a rights issue of shares at less than market value;

•
an offer of any securities, or a grant of any options, warrants or other rights to subscribe for, purchase or sell any securities, to shareholders by way of rights;

•
non-cash distributions to shareholders and share repurchases involving an offer made to all or substantially all of the shareholders of a company to repurchase their shares at a premium to market value;

•
a consolidation or subdivision of shares; or

•
an issue of shares to shareholders for no consideration or solely by way of capitalization of profits or reserves,

then an automatic adjustment to the equalization ratio will occur, unless our board of directors and Carnival plc’s board of directors, in their sole discretion, undertake:
•
an offer or action having regard to the then existing equalization ratio; the timing of the offer or action and any other relevant circumstances, is, in the reasonable opinion of the boards of Carnival Corporation and Carnival plc, financially equivalent, but not necessarily identical, in respect of, on the one hand, holders of our shares, and on the other hand holders of Carnival plc shares, and does not materially disadvantage either company’s shareholders, which we refer to as a “matching action”; or

•
an alternative to such automatic adjustment that has been approved as such by a class rights action.

Any adjustments to the equalization ratio will be communicated to shareholders through a press release.
Our board and the Carnival plc board will be under no obligation to undertake any such matching action or to seek approval of an alternative as a class rights action if any issue or transaction referred to above is not covered by an automatic adjustment to the equalization ratio, and no automatic adjustment to the equalization ratio will then occur, but our board and the Carnival plc board will have the right (in their sole discretion), but not the obligation, to undertake a matching action, or to seek approval of an adjustment to the equalization ratio as a class rights action.
No adjustment to the equalization ratio will be required in respect of:
•
scrip dividends or dividend reinvestments at market price; issuances of Carnival plc shares or our shares or securities convertible into, or exercisable or exchangeable for, such shares pursuant to employee share plans;

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issuances of shares or securities convertible into, or exercisable or exchangeable for, such shares other than to all or substantially all shareholders of either company, including for acquisitions;

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a buy-back or repurchase of any shares:

•
in the market by means of an offer (1) not open to all or substantially all shareholders of either company or (2) in compliance with Rule 10b-18 under the Exchange Act;

•
at or below market value;

•
by either company pursuant to the provisions in such company’s governing documents; or

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pro rata to the shareholders of Carnival Corporation & plc at the same effective premium to the market price, taking into account the equalization ratio;

•
matching actions;

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the issue of an equalization share by either company to the other; and

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any purchase, cancellation or reduction of disenfranchised shares.

Sources and Payment of Dividends
Under Panamanian law, a corporation may pay dividends to the extent of a corporation’s net earnings or capital surplus.

There has been no change in the entitlement of quarterly dividends for shareholders of us or Carnival plc following the completion of the DLC transaction. Our shareholders and Carnival plc shareholders have rights to income and capital distributions from Carnival Corporation & plc based on the equalization ratio. In order for the companies to pay a dividend or make a distribution, the ratio of dividends and distributions paid per share of our common stock to dividends and distributions paid per Carnival plc ordinary share must equal the equalization ratio, taking into account the applicable currency exchange rate.
Dividends are equalized according to the equalization ratio, and any balancing transactions between the companies will be determined and made, before deduction of any amounts in respect of the tax required to be deducted or withheld and excluding the amounts of any tax credits or other tax benefits.
If one company has insufficient profits or is otherwise unable to pay a dividend, we and Carnival plc will, as far as practicable, enter into such balancing transactions as are necessary to enable both companies to pay dividends in accordance with the equalization ratio. This may take the form of a payment from one company to the other or a dividend payment on an equalization share. Dividends received by Carnival plc shareholders are consistent with our regular quarterly dividend.
Our articles provide that the holders of shares of our common stock be entitled, in accordance with the Equalization and Governance Agreement and to the exclusion of the holders of shares of preferred stock, to receive such dividends as from time to time may be declared by the board of directors, except as otherwise provided by the board resolution or resolutions providing for the issue of any series of shares of preferred stock.
Liquidation
Under Panamanian law, if the board of directors deems it advisable that the corporation be dissolved, it is to propose by a majority of the votes of the members of the board an Agreement of Dissolution and within 10 days shall call or cause to be called, in accordance with law, a meeting of stockholders, to vote on the resolution passed by the board of directors proposing the dissolution. At the stockholders’ meeting, the holders of a majority of shares with voting rights on the matter can adopt the resolution for the dissolution of the company. The dissolution of the company may also be adopted by written consent in lieu of meeting of the holders of all shares having voting power.
Pursuant to the Equalization and Governance Agreement, in the event of a voluntary or involuntary liquidation of either us or Carnival plc, or both companies, if the hypothetical potential per share liquidation distributions to each company’s shareholders are not equivalent, taking into account the relative value of the two companies’ assets and the indebtedness of each company, to the extent that one company has greater net assets so that any liquidation distribution to its shareholders would not be equivalent on a per share basis, the company with the ability to make a higher net distribution is required to make a payment to the other company to equalize the possible net distribution to shareholders. The requirement to make an equalizing payment is subject to some limitations. First, a reorganization under Chapter 11 of the U.S. Bankruptcy Code or a similar statute would not be considered a “liquidation,” so such a reorganization would not result in equalizing payments. Second, neither company will be required to make the equalizing payment if the payment would result in neither group of shareholders being entitled to any liquidation proceeds. Therefore, if the assets of Carnival Corporation & plc are not sufficient to satisfy all of the creditors of Carnival Corporation & plc, no equalization payment would be required to be made.
In giving effect to the principles regarding a liquidation of us, we may:
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make a payment to Carnival plc in accordance with the provisions of the Equalization and Governance Agreement;

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issue shares to Carnival plc or to holders of Carnival plc ordinary shares and make a distribution or return on such shares; or

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take any other action that the boards of directors of each of us and Carnival plc consider appropriate to give effect to such principles.

Any action other than a payment of cash by one company to the other company will require the prior approval of the board of directors of each company.

Appraisal Rights
Under Panamanian law, shareholders of a corporation do not have appraisal rights.
Pre-Emptive Rights
Under Panamanian law, a shareholder is entitled to pre-emptive rights to subscribe for additional issuances of common stock or any security convertible into stock in proportion to the shares that are owned unless there is a provision to the contrary in the articles of incorporation. Our articles of incorporation provide that our shareholders are not entitled to pre-emptive rights.
Transfer Agent and Registrar
The transfer agent and registrar for Carnival Corporation’s common stock and paired trust shares is Computershare Investor Services.
Special Voting Share
Reflecting Votes of Carnival plc Shareholders at Carnival Corporation Meetings
Our articles authorize one special voting share. The special voting share is merely a mechanism to give effect to shareholder votes at parallel shareholder meetings on joint electorate actions and class rights actions as described above under “— Common Stock-Voting Rights” and quorum provisions as described below under “— Certain Provisions of Carnival Corporation’s Articles and By-laws-Quorum Requirements.” The special voting share has no rights to income or capital and no voting rights except as described below. Upon completion of the DLC transaction, Carnival issued the special voting share to DLC SVC Limited. DLC SVC Limited is a company incorporated in England and Wales whose shares are legally and beneficially owned by The Law Debenture Trust Corporation p.l.c., an independent trustee company incorporated in England and Wales. At all meetings at which a joint electorate action or a class rights action will be considered, the holder of the Carnival Corporation special voting share must be present.
For joint electorate actions, the Carnival Corporation special voting share will represent the number of votes cast at the parallel meeting of Carnival plc shareholders, as adjusted by the equalization ratio and rounded up to the nearest whole number, and will represent “yes” votes, “no” votes and abstentions at our meeting in accordance with votes cast at the Carnival plc meeting.
For class rights actions, DLC SVC Limited, as holder of the Carnival Corporation special voting share, will only vote if the proposed action has not been approved at the parallel Carnival plc meeting. In that event, the Carnival Corporation special voting share will represent that number of votes equal to the largest whole percentage that is less than the percentage of the number of votes necessary to defeat the resolution at our meeting if the total votes capable of being cast by all of our outstanding shares able to vote were cast in favor of the resolution. In most cases, this will be 49%. For a majority vote, 49% is the largest whole percentage that is less than the 50% needed to defeat the resolution. As a result, in the case of a majority vote, the Carnival Corporation special voting share will represent a number of votes equal to 98% of the votes capable of being cast by all our shares, excluding the votes represented by the Carnival Corporation special voting share. Therefore, assuming holders of approximately 2% or more of our shares do not cast votes on such class rights action, it will fail. If the Carnival plc shareholders approve the proposed action, the Carnival Corporation special voting share will not represent any votes.
The Carnival Corporation special voting share will not represent any votes on any resolution of a procedural or technical nature, which we refer to in this prospectus as “procedural resolutions.” Procedural resolutions are those that do not adversely affect the shareholders of Carnival plc in any material respect and are put to our shareholders at a meeting. The Chairman of our board will, in his absolute discretion, determine whether a resolution is a procedural resolution. To the extent that such matters require the approval of our shareholders, any of the following will be procedural resolutions:
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that certain people be allowed to attend or be excluded from attending the meeting;

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that discussion be closed and the question put to the vote, provided no amendments have been raised;

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that the question under discussion not be put to the vote, where a shareholder feels the original motion should not be put to the meeting at all, if such original motion was brought during the course of that meeting;

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to proceed with matters in an order other than that set out in the notice of the meeting;

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to adjourn the debate, for example, to a subsequent meeting; and

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to adjourn the meeting.

Reflecting Votes of Carnival Corporation Shareholders at Carnival Plc Meetings
As part of the DLC transaction, Carnival plc issued a special voting share to us, and we transferred such share to the trustee of the P&O Princess Special Voting Trust, a trust established under the laws of the Cayman Islands for the purpose of holding the Carnival plc special voting share. For joint electorate actions, the Carnival plc special voting share represents the number of votes cast at the parallel meeting of our shareholders, as adjusted by the equalization ratio and rounded to the nearest whole number, and will represent “yes” votes, “no” votes and abstentions at the Carnival plc meeting in accordance with votes cast at our meeting.
For class rights actions, the trustee of the P&O Princess Special Voting Trust, as holder of the Carnival plc special voting share, will only vote if the proposed action has not been approved at our parallel meeting. In that event, the Carnival plc special voting share will represent that number of votes equal to the largest whole percentage that is less than the percentage of the number of votes, or, in the case of a special resolution, such percentage less one vote, necessary to defeat the resolution at the Carnival plc meeting if the total number of votes capable of being cast by all outstanding Carnival plc shares, and other Carnival plc shares able to vote, were cast in favor of the resolution. In most cases, this will be 49%. For a majority vote, 49% is the largest whole percentage that is less than the 50% needed to defeat the resolution. As a result, in the case of a majority vote, the Carnival plc special voting share will represent a number of votes equal to 98% of the votes capable of being cast by all Carnival plc shares excluding the votes represented by the Carnival plc special voting share. Therefore, assuming holders of approximately 2% or more of Carnival plc shares do not cast votes on such class rights action, it will fail. If our shareholders approve the proposed action, the Carnival plc special voting share will not represent any votes.
The Carnival plc special voting share will not represent any votes on any procedural resolutions.
In connection with the DLC transaction, trust shares of beneficial interest in the P&O Princess Special Voting Trust were transferred to us. Immediately following this transfer, we distributed such trust shares by way of dividend to our shareholders of record at the close of business on April 17, 2003. Under the Pairing Agreement entered into by us, the trustee of the P&O Princess Special Voting Trust and Computershare Investor Services (formerly SunTrust Bank) on April 17, 2003, and our articles, the trust shares of beneficial interest in the P&O Princess Special Voting Trust are paired with, and evidenced by, certificates representing shares of our common stock on a one-for-one basis.
Our shares trade in units consisting of one share of Carnival Corporation common stock and one trust share of beneficial interest in the P&O Princess Special Voting Trust. Each share of our common stock shall not and cannot be transferred without the corresponding paired trust share. The trust shares of beneficial interest in the P&O Princess Special Voting Trust entitle our shareholders to receive any distributions made by the P&O Princess Special Voting Trust. As the sole purpose of the P&O Princess Special Voting Trust relates to the holding of the Carnival plc special voting share, it is not expected to make any distributions. See “— Description of Trust Shares.”
Equalization Share
Our articles authorize one equalization share. The equalization share:
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has rights to dividends in accordance with the Equalization and Governance Agreement as declared and paid by the board of directors;

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has no rights to receive notice of, attend or vote at any shareholder meeting; and

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in the event of our voluntary or involuntary liquidation, ranks after all other holders of shares.

Certain Provisions of Carnival Corporation’s Articles of Incorporation and By-Laws
Quorum Requirements
The presence in person or by proxy at any meeting of our shareholders holding at least one-third of the total votes entitled to be cast constitutes a quorum for the transaction of business at such meeting, except as otherwise required by applicable law or regulation, the articles of incorporation or the by-laws.
For purposes of determining whether a quorum exists at any meeting of shareholders where a joint electorate action or a class rights action is to be considered:
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if the meeting of our shareholders convenes before the parallel shareholder meeting of Carnival plc, the Carnival Corporation special voting share will, at the commencement of the meeting, have no votes and therefore will not be counted for purposes of determining the total number of shares entitled to vote at such meeting or whether a quorum exists at such meeting, although the Carnival Corporation special voting share itself must be present, either in person, through a representative of DLC SVC Limited, or by proxy;

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if the meeting of our shareholders convenes at substantially the same time as or after the parallel shareholder meeting of Carnival plc with respect to one or more joint electorate actions, the Carnival Corporation special voting share will have the maximum number of votes attached to it as were cast on such joint electorate actions, either for, against or abstained, at the parallel shareholder meeting of Carnival plc, and such maximum number of votes, including abstentions, will constitute shares entitled to vote and present for purposes of determining whether a quorum exists at such meeting; and

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if the meeting of our shareholders convenes at substantially the same time as or after the parallel shareholder meeting of Carnival plc with respect to a class rights action, the Carnival special voting share will, at the commencement of the meeting, have no votes and therefore will not be counted for purposes of determining the total number of shares entitled to vote at such meeting or whether a quorum exists at such meeting, although the Carnival Corporation special voting share itself must be present, either in person, through a representative of DLC SVC Limited, or by proxy.

In addition, in order for a quorum to be validly constituted with respect to meetings of shareholders convened to consider a joint electorate action or class rights action, DLC SVC Limited must be present at such meeting.
Shareholder Action by Written Consent
Our by-laws provide that shareholders may not act by written consent.
Shareholder Proposals
Panamanian law does not specifically address the issue of shareholder proposals and our by-laws do not expressly permit shareholder proposals to be considered at the annual meeting of shareholders. Panamanian law requires that prior notice of a meeting must set out the purpose or purposes for which the meeting is convened. Any proposal to be discussed at a meeting should be included in the notice of the meeting, unless the notice reserves time for any other matters which the shareholders may wish to discuss.
Under the rules of the Exchange Act, shareholders may submit proposals, including director nominations, for consideration at shareholder meetings. Such proposals will need to comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials. In order for shareholder proposals to be considered for inclusion in our proxy statement/prospectus for an annual meeting, the written proposals must be received by us not less than 120 calendar days before the first anniversary of the date of mailing of the proxy statement from the previous year’s annual meeting.
Our by-laws provide that at any special meeting of shareholders only such business may be transacted as is related to the purpose or purposes of such meeting set forth in the notice of the special meeting. Our by-laws provide that special meetings of shareholders may only be called by our board or our President or Secretary.

Standard of Conduct for Directors
Panamanian law imposes a general fiduciary duty on directors to act prudently and in the best interests of the company. Among other things, directors are responsible for the authenticity of the payments which appear to have been made on behalf of the company, for the validity of dividends to be paid, general book-keeping and for effecting the operation of the company in accordance with applicable laws, its articles of incorporation, its by-laws, and resolutions of the General Assembly of shareholders.
Our articles provide that our board of directors is authorized to operate and carry into effect the Equalization and Governance Agreement, the SVE Special Voting Deed, which regulates the manner in which the votes attaching to the Carnival Corporation special voting share and the P&O Princess special voting share are exercised, and the Carnival Corporation Deed of Guarantee each of which was entered into on April 17, 2003, and, subject to applicable laws and regulations, nothing done by any director in good faith pursuant to such authority and obligations constitutes a breach of the fiduciary duties of such director to us or our shareholders. In particular, the directors are, in addition to their duties to us, entitled to consider the interests of our shareholders and the Carnival plc shareholders as if we and Carnival plc were a single entity. As a result of and following completion of the DLC transaction, our board of directors and that of Carnival plc are identical.
Meetings of Shareholders
If we propose to undertake a joint electorate action or class rights action at a meeting of shareholders, we must immediately give notice to Carnival plc of the nature of the joint electorate action or the class rights action it proposes to take. Unless such action is proposed to be taken at the annual meeting of shareholders, the board of directors must convene a special meeting for the purpose of considering a resolution to approve the joint electorate action or class rights action. Such meeting will be held as close in time as practicable with the parallel shareholder meeting convened by Carnival plc for purposes of considering such joint electorate action or class rights action. If we receive notice from Carnival plc that Carnival plc proposes to undertake a joint electorate action or a class rights action, our board of directors must convene a meeting of our shareholders as close in time as practicable to the Carnival plc meeting and must propose an equivalent resolution as that proposed at the Carnival plc meeting. We must cooperate fully with Carnival plc in preparing resolutions, explanatory memoranda or any other information or material required in connection with the proposed joint electorate action or class rights action.
Amendment of Governing Instruments
Under Panamanian law, unless the articles of incorporation require a greater vote, an amendment to the articles of incorporation may be made:
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by the holders or their proxies of all the issued and outstanding stock of the corporation entitled to vote;

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by means of a resolution passed by holders or their proxies of the majority of the outstanding stock of the corporation entitled to vote; and

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in case the amendment to the articles consists of any change in the preference of shares of any class, by means of a resolution passed by holders or their proxies of the majority of the outstanding stock of the corporation entitled to vote of each class.

Any amendment to the provisions of our articles which entrench the DLC arrangement requires approval as a class rights action. The entrenched provisions of the articles include matters relating to:
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the special voting share;

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anti-takeover provisions;

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dividends and distributions;

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amendments to our articles and by-laws; and

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liquidation.

All other provisions of our articles, except as provided below, may be amended by the shareholders of Carnival Corporation and Carnival plc voting together in a joint electorate action. Amendments to our articles require approval, whether in a class rights action or joint electorate action, of a majority of all votes entitled to be cast with respect thereto, including votes entitled to be cast by the Carnival Corporation special voting share, at a meeting of our shareholders.
Notwithstanding the foregoing, any amendment of the articles (1) to specify or change the location of the office or registered agent of us, or (2) to make, revoke or change the designation of a registered agent, or to specify or change the registered agent, may be approved and effected by the board of directors without the approval of our shareholders or the shareholders of Carnival plc.
Under Panamanian law, the board of directors of a corporation has the power to adopt, amend or repeal the by-laws of the corporation, unless specifically provided to the contrary by the articles of incorporation or in the by-laws approved by the shareholders. Our by-laws provide that the by-laws may be altered, amended, supplemented or repealed or new by-laws may be adopted, by the board of directors or by vote of the holders of the shares entitled to vote in the election of directors. Any by-laws adopted, altered or supplemented by the board of directors may be altered, amended, supplemented or repealed by the shareholders entitled to vote thereon.
Any amendment to or repeal of the provisions of our by-laws which entrench the DLC arrangement will also require approval as a class rights action. Any amendment to or repeal of our by-laws other than any of our entrenched by-laws may be approved and effected by our board of directors without the approval of our shareholders or the shareholders of Carnival plc. The entrenched provisions of the by-laws include matters relating to:
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the transferability of the special voting share;

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the scope of, and voting rights and procedures in relation to, joint electorate actions, class rights actions and procedural resolutions; and

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election, qualification and disqualification of directors.

In limited circumstances since the implementation of the DLC arrangement, Carnival plc shares, other than those held by us, may be subject to a mandatory exchange for our shares at the then prevailing equalization ratio. A mandatory exchange can occur if there is a change in applicable tax laws, rules or regulations that the board of directors of Carnival plc reasonably determines is reasonably likely to have a material adverse effect on Carnival Corporation & plc and the exchange is approved by 66 2∕3% of the shareholders of Carnival plc and us voting on a joint electorate action. A mandatory exchange can also be triggered if there is a change in the applicable non-tax laws, rules or regulations, as a result of which the board of directors of Carnival plc reasonably determines that it is reasonably likely that all or a substantial portion of the agreements that give effect to the DLC arrangement are unlawful, illegal or unenforceable. Were either of these changes to occur, we would issue additional shares to deliver to Carnival plc shareholders in accordance with the then prevailing equalization ratio and we would own 100% of Carnival plc. Our shares are not subject to any mandatory exchange for Carnival plc shares. If such a mandatory exchange is triggered, our articles and by-laws will be automatically amended upon completion of the mandatory exchange, without any further action of us or our shareholders, to conform to our articles of incorporation and our by-laws prior to the implementation of the DLC arrangement.
Election of Directors
Resolutions relating to the appointment, removal and re-election of directors will be considered as a joint electorate action and voted upon by the shareholders of each company effectively voting together as a single decision-making body. Our articles provide that the number of directors will be no less than three and no more than 25. Within said minimum and maximum, the total number of directors may be fixed from time to time by resolution of the shareholders or by resolution of the board. A change in the minimum and maximum number of directors will require an amendment to the articles. No person may be elected or appointed to serve on our board unless that person is also elected to be a member of the Carnival plc board. Any of our directors who resign from our board must also resign from the Carnival plc board and vice versa.

Removal of Directors
Panamanian law provides that a director may be removed with or without cause by the holders of a majority in voting power of the shares entitled to vote at an election of directors. Our by-laws provide that, subject to the provisions of Panamanian law, directors may be removed with or without cause only by a majority vote of a quorum of the shareholders.
Vacancies on the Board of Directors
Our by-laws provide that vacancies on the board of directors will be filled by a majority of the directors then in office, even though less than a quorum, provided that any such person is appointed to both our board and the Carnival plc board at the same time. If only one director remains in office, the director will have the power to fill all vacancies. If there are no directors, our Secretary may call a meeting at the request of any two shareholders for the purpose of appointing one or more directors.
Indemnification of Directors and Officers
Panamanian law does not specifically address the issue of indemnification of directors and officers. We may indemnify any officer or director who is made a party to any suit or proceeding on account of being a director, officer or employee of the corporation against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement reasonably incurred by him/her in connection with the action, through, among other things, a majority vote of a quorum consisting of directors who were not parties to the suit or proceeding if the officer or director acted in good faith and in a manner he/she reasonably believed to be in the best interests of the corporation. In a criminal proceeding, the standard is that the director or officer had no reasonable cause to believe his/her conduct was unlawful.
Our articles provide that each person, and the heirs, executors or administrators of such person, who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that such person is or was a director or an officer of us or Carnival plc or is or was serving at the request of us or Carnival plc as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by us against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by Panamanian law, and any other applicable law, as from time to time in effect. This right of indemnification is not exclusive of any other rights to which a director or officer may be entitled. Any repeal or modification of the applicable provisions of the General Corporation Law of Panama will not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part on any such state of facts. We have the power to purchase and maintain insurance in respect of our and Carnival plc’s indemnification obligations.
A member of the board of directors, or a member of any committee designated by the board of directors, will, in the performance of his duties, be fully protected in relying in good faith upon the records of us or Carnival plc and upon such information, opinions, reports or statements presented to us by any of our or Carnival plc’s officers or employees, or committees of the board of directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of us. In discharging their duties, directors and officers, when acting in good faith, may rely upon financial statements of us or Carnival plc represented to them to be correct by the chief financial officer or the controller or other officer of us or Carnival plc having charge of its books or accounts, or stated in a written report by an independent public or certified public accountant or firm of such accountants fairly to reflect the financial condition of us or Carnival plc.
Takeover Restrictions
Under Panamanian law, directors are responsible for the good management and in general for the execution or faulty fulfillment of their obligations to administer the corporation’s affairs. There is limited legislative or judicial guidance on takeover issues in Panama and it is difficult to anticipate how a Panamanian court will react or resolve a matter concerning application of a policy of judicial deference to board of directors’ decisions to adopt anti-takeover measures in the face of a potential takeover where the directors are able to show that (1) they had reasonable grounds for believing that there was a danger to corporate policy and effectiveness from an acquisition proposal and (2) the board action taken was reasonable in relation to the threat posed.
Our articles contain provisions which would apply to any person, or group of persons acting in concert, that acquires shares in Carnival Corporation & plc which would trigger a mandatory offer obligation as if the UK Takeover Code applied to Carnival Corporation & plc on a combined basis. Where:
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a person or group of persons acquired, or acquires voting rights over 30% or more of the combined votes which would be cast on a joint electorate action; or

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any person or group of persons that already holds not less than 30% but not more than 50% of the combined votes which would be cast on a joint electorate action, acquired, or acquires voting rights over, any shares which increase the percentage of votes which such person(s) could cast on a joint electorate action, such shares acquired would be disenfranchised, that is, the owner of those shares could cease to have any economic or voting rights on those shares, unless an offer for all the shares in Carnival Corporation & plc at a price equivalent to that applicable to the acquisition has been made by the person or group. These takeover restrictions would not apply to:
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acquisitions of shares of the other company by either Carnival plc or us;

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if the restrictions are prohibited by applicable law and regulations;

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any acquisition by the Arison family and various trusts for their benefit within the thresholds described below; and

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any acquisition pursuant to a mandatory exchange.

There are some exceptions to these provisions in the case of the Arison family and trusts for their benefit, which as of January 14, 2021, together, held approximately 11.1% of the total voting power of Carnival Corporation & plc. The Arison family and various trusts for their benefit can acquire shares in Carnival Corporation & plc without triggering these provisions provided that, as a result, their aggregate holdings do not increase by more than 1% of the voting power of Carnival Corporation & plc in any period of 12 consecutive months, subject to their combined holdings not exceeding 40% of the voting power of Carnival Corporation & plc. However, these parties may acquire additional shares or voting power without being subject to these restrictions if they comply with the offer requirement described above subject always to the provisions of the UK City code on Takeovers and Mergers. These restrictions do not apply to acquisitions of shares by either Carnival plc or us.
Ownership Limitations and Transfer Restrictions
In general, under Section 883 of the Internal Revenue Code, certain non-U.S. corporations are not subject to U.S. federal income tax or branch profits tax on U.S. source income derived from, or incidental to, the international operations of a ship or ships. The regulations provide, in general, that a foreign corporation organized in a qualified foreign country and engaged in the international operation of ships and aircraft shall exclude such income from gross income for purposes of federal income taxation provided that the corporation can satisfy certain ownership requirements, including, among other things, that its stock be publicly traded. A corporation’s stock that is otherwise publicly traded will fail to satisfy this requirement if it is closely held, i.e., that 50% or more of its stock is owned by persons who each own 5% or more of the vote and value of the outstanding shares of the corporation’s stock.
To the best of our knowledge, after due investigation, we currently qualify as a publicly traded corporation under the regulations. However, because some members of the Arison family and various trusts established for their benefit beneficially own approximately 13% of our common stock, or approximately 11.1% of the total voting power of Carnival Corporation & plc, there is the potential that another shareholder could acquire 5% or more of our common stock which could jeopardize our qualification as a publicly traded corporation. If we in the future were to fail to qualify as a publicly traded corporation, we would be subject to U.S. income tax on income associated with our cruise operations in the U.S. As a precautionary matter, in 2000, we amended our articles of incorporation to ensure that we continue to qualify as a publicly traded corporation under the regulations.
Our articles provide that no one person or group of related persons, other than some members of the Arison family and various trusts established for their benefit, may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 4.9% of our common stock, whether measured by vote, value or number. In addition, the articles generally restrict the transfer of any shares of our common stock if such transfer would cause us to be subject to U.S. shipping income tax. In general, the attribution rules under the Internal Revenue Code applicable in determining whether a person is a 5% shareholder under the regulations attribute stock:
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among specified members of the same family,

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to shareholders owning 50% or more of a corporation from that corporation,

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among corporations that are members of the same controlled group,

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among grantors, beneficiaries and fiduciaries of trusts, and

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to partners of a partnership from that partnership.

For purposes of this 4.9% limit, a “transfer” will include any sale, transfer, gift, assignment, devise or other disposition, whether voluntary or involuntary, whether of record, constructively or beneficially, and whether by operation of law or otherwise. The 4.9% limit does not apply to some members of the Arison family and various trusts established for their benefit. These shareholders will be permitted to transfer their shares of our common stock without complying with the limit so long as the transfer does not cause us to be subject to U.S. income tax on shipping operations.
The articles provide that the board of directors may waive the 4.9% limit or transfer restrictions, in any specific instance, if evidence satisfactory to our board of directors and our tax counsel is presented that such ownership will not jeopardize our status as exempt from U.S. income taxation on gross income from the international operation of a ship or ships, within the meaning of Section 883 of the Internal Revenue Code. The board of directors may also terminate the limit and transfer restrictions generally at any time for any reason.
If a purported transfer or other event, including owning shares of common stock in excess of the 4.9% limit on the effective date of the proposed amendment, results in the ownership of common stock by any shareholder in violation of the 4.9% limit, or causes us to be subject to U.S. income tax on shipping operations, such shares of common stock in excess of the 4.9% limit, or which would cause us to be subject to U.S. shipping income tax will automatically be designated as “excess shares” to the extent necessary to ensure that the purported transfer or other event does not result in ownership of common stock in violation of the 4.9% limit or cause us to become subject to U.S. income tax on shipping operations, and any proposed transfer that would result in such an event would be void. Any purported transferee or other purported holder of excess shares will be required to give us written notice of a purported transfer or other event that would result in excess shares. The purported transferee or holders of such excess shares shall have no rights in such excess shares, other than a right to the payments described below.
Excess shares will not be treasury stock but rather will continue to be issued and outstanding shares of our common stock. While outstanding, excess shares will be transferred to a trust. The trustee of such trust will be appointed by us and will be independent of us and the purported holder of the excess shares. The beneficiary of such trust will be one or more charitable organizations selected by the trustee. The trustee will be entitled to vote the excess shares on behalf of the beneficiary. If, after purported transfer or other event resulting in excess shares and prior to the discovery by us of such transfer or other event, dividends or distributions are paid with respect to such excess shares, such dividends or distributions will be repaid to the trustee upon demand for payment to the charitable beneficiary. All dividends received or other income declared by the trust will be paid to the charitable beneficiary. Upon our liquidation, dissolution or winding up, the purported transferee or other purported holder will receive a payment that reflects a price per share for such excess shares generally equal to the lesser of:

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in the case of excess shares resulting from a purported transfer, the price per share paid in the transaction that created such excess shares, or, in the case of certain other events, the market price per share for the excess shares on the date of such event, or

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in the case of excess shares resulting from an event other than a purported transfer, the market price for the excess shares resulting from an event other than a purported transfer, the market price for the excess shares on the date of such event.

At the direction of the board of directors, the trustee will transfer the excess shares held in trust to a person or persons, including us, whose ownership of such excess shares will not violate the 4.9% limit or otherwise cause us to become subject to U.S. shipping income tax within 180 days after the later of the transfer or other event that resulted in such excess shares or we become aware of such transfer or event. If such a transfer is made, the interest of the charitable beneficiary will terminate, the designation of such shares as excess shares will cease and the purported holder of the excess shares will receive the payment described below. The purported transferee or holder of the excess shares will receive a payment that reflects a price per share for such excess shares equal to the lesser of:
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the price per share received by the trustee, and

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the price per share such purported transferee or holder paid in the purported transfer that resulted in the excess shares, or, if the purported transferee or holder did not give value for such excess shares, through a gift, devise or other event, a price per share equal to the market price on the date of the purported transfer or other event that resulted in the excess shares.

A purported transferee or holder of the excess shares will not be permitted to receive an amount that reflects any appreciation in the excess shares during the period that such excess shares were outstanding. Any amount received in excess of the amount permitted to be received by the purported transferee or holder of the excess shares must be turned over to the charitable beneficiary of the trust.
If the foregoing restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee or holder of any excess shares may be deemed, at our option, to have acted as an agent on our behalf in acquiring or holding such excess shares and to hold such excess shares on our behalf.
We will have the right to purchase any excess shares held by the trust for a period of 90 days from the later of:
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the date the transfer or other event resulting in excess shares has occurred, and

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the date the board of directors determines in good faith that a transfer or other event resulting in excess shares has occurred.

The price per excess share to be paid by us will be equal to the lesser of
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the price per share paid in the transaction that created such excess shares, or, in the case of certain other events, the market price per share for the excess shares on the date of such event, or

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the lowest market price for the excess shares at any time after their designation as excess shares and prior to the date we accept such offer.

These provisions in our articles could have the effect of delaying, deferring or preventing a change in our control or other transaction in which our shareholders might receive a premium for their shares of common stock over the then-prevailing market price or which such holders might believe to be otherwise in their best interest. To the extent that the proposed regulations are amended or finalized in a manner which, in the opinion of our board of directors, does not require these provisions in our articles to ensure that we will maintain our income tax exemption for our shipping income, our board of directors may determine, in its sole discretion, to terminate the 4.9% limit and the transfer restrictions of these provisions.
While both the mandatory offer protection and 4.9% protection remain in place, no third party other than the Arison family and certain trusts for their benefit will be able to acquire control of Carnival Corporation & plc.

Preferred Stock
Our board of directors may issue, without further authorization from our shareholders, up to 40,000,000 shares of preferred stock in one or more series. Our board of directors may determine, at the time of creating each series, the distinctive designation of and the number of shares in, the series, its dividend rate, the number of votes, if any, allocated to each share of the series, the price and terms on which the shares may be redeemed, the terms of any applicable sinking fund, the amount payable upon liquidation, dissolution or winding up, the conversion rights, if any, and any other rights, preferences and priorities of the shares as our board of directors may be permitted to fix under the laws of the Republic of Panama in effect at the time the series is created. The preferred stock will be, when issued, fully paid and non-assessable.
The issuance of preferred stock could adversely affect the voting power of holders of common stock and could delay, defer or prevent a change in control. The rights of holders of any preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future.
To the extent applicable, the transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to that series.
Rank
The shares of preferred stock of any series have the rank set forth in the relevant articles supplementary and described in the prospectus supplement relating to the relevant series.
Dividends
The articles supplementary setting forth the terms of a series of preferred stock may provide that holders of that series are entitled to receive dividends, when, as and if authorized by our board of directors out of funds legally available for dividends. The rates and dates of payment of dividends and any other terms applicable to the dividends will be set forth in the relevant articles supplementary and described in the prospectus supplement relating to the relevant series.
Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative and payable in cash or in kind.
Conversion and Exchange
The articles supplementary setting forth the terms of a series of preferred stock may provide for and the prospectus supplement for the relevant series of preferred stock may describe the terms, if any, on which shares of that series are convertible into or exchangeable for shares of our common stock or common stock of a third party.
Redemption
If so specified in the articles supplementary setting forth the terms of a series of preferred stock, which will be described in the applicable prospectus supplement, a series of preferred stock may be redeemable at our or the holder’s option and/or may be mandatorily redeemed partially or in whole.
Liquidation Preference
Upon any voluntary or involuntary liquidation, dissolution or winding up of us, holders of each series of preferred stock may be entitled to receive distributions upon liquidation. Those distributions will be made before any distribution is made on any securities ranking junior relating to liquidation. The terms and conditions of those distributions will be set forth in the applicable articles supplementary and described in the relevant prospectus supplement.

Voting Rights
The holders of shares of preferred stock will have the voting rights provided by the applicable articles supplementary and required by applicable law. These voting rights will be described in the applicable prospectus supplement.

DESCRIPTION OF TRUST SHARES
Generally
On April 17, 2003, we completed the DLC transaction with Carnival plc. As part of the DLC transaction, Carnival plc issued a special voting share to us, and we transferred such share to the trustee of the P&O Princess Special Voting Trust, a trust established under the laws of the Cayman Islands. Trust shares of beneficial interest in the property subject to the P&O Princess Special Voting Trust were issued to us. The trust shares represent a beneficial interest in the Carnival plc special voting share. Immediately following such issue, we distributed such trust shares by way of a dividend to our common stockholders. Under the Pairing Agreement, dated as of April 17, 2003, between us, The Law Debenture Trust Corporation (Cayman) Limited, as trustee of the P&O Princess Special Voting Trust, and Computershare Investor Services (formerly SunTrust Bank), as transfer agent, the trust shares of beneficial interest in the P&O Princess Special Voting Trust are paired with, and evidenced by, certificates representing shares of our common stock on a one-for-one basis. In addition, under the Pairing Agreement, when a share of our common stock is issued to a recipient after the closing of the DLC transaction, a paired trust share will be issued at the same time initially to us, which will immediately transfer such trust share to the same recipient, whereupon such trust share will be paired with the share of our common stock.
Since completion of the DLC transaction, shares of our common stock have traded together with the paired trust shares on the NYSE under the ticker symbol “CCL.” The paired trust shares entitle our shareholders to receive any distributions made by the P&O Princess Special Voting Trust. As the sole purpose of the P&O Princess Special Voting Trust relates to the holding of the Carnival plc special voting share, it is not expected to make any distributions.
The Carnival plc special voting share will be voted based upon the outcome of voting at the relevant parallel meeting of our shareholders, based on the number of votes cast by our shareholders voting their shares of our common stock. See “— Description of Carnival Corporation Capital Stock—Special Voting Share.”
Pairing Agreement
Under the Pairing Agreement, which was entered into by us, the trustee of the P&O Princess Special Voting Trust and a transfer agent at the closing of the DLC transaction:
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trust shares and shares of our common stock are not transferable unless the transferee acquires the same number of trust shares and our shares;

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we and the transfer agent will not agree to any transfer of shares of our common stock unless the transferee agrees to acquire the corresponding trust shares;

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trust shares and shares of our common stock are not represented by separate certificates, but by one certificate of our common stock, which represents an equal number of shares of our common stock and trust shares;

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upon each issuance of additional shares of our common stock, including pursuant to the exercise of any existing option or convertible security, the trustee of the P&O Princess Special Voting Trust will issue an equal number of additional trust shares;

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if we declare or pay any distribution consisting in whole or in part of shares of our common stock, or subdivide or combine shares of our common stock, then the trustee of the P&O Princess Special Voting Trust will effect corresponding adjustments to maintain the pairing relationship of one share of our common stock to each trust share;

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if we otherwise reclassify the shares of our common stock, then the trustee of the P&O Princess Special Voting Trust will effect such transactions as are necessary to maintain the pairing relationship of the securities into which one share of our common stock was so reclassified to each trust share; and

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if we cancel or retire any shares of our common stock, the trustee of the P&O Princess Special Voting Trust will cancel or retire the corresponding trust shares.

Voting Trust Deed
The voting trust deed of the P&O Princess Special Voting Trust governs the administration of the P&O Princess Special Voting Trust. The trust property consists of the Carnival plc special voting share, all payments or collections in respect of the Carnival plc special voting share and all other property from time to time deposited in the trust. The SVE Special Voting Deed provides that at every meeting of Carnival plc shareholders at which a resolution relating to a joint electorate action or a class rights action is to be considered, the trustee of the P&O Princess Special Voting Trust will be present by corporate representative or by proxy. The trustee has no discretion as to how the Carnival plc special voting share is to be voted at any Carnival plc shareholders’ meeting. The trustee will vote the Carnival plc special voting share at any Carnival plc shareholders’ meeting in accordance with the requirements of:
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the Carnival plc Articles of Association,

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the special voting deed entered into on April 17, 2003 by us, Carnival plc, DLC SVC Limited, as holder of the Carnival Corporation special voting share, the trustee of the P&O Princess Special Voting Trust, as holder of the Carnival plc special voting share and The Law Debenture Trust Corporation p.l.c., as the legal and beneficial owner of DLC SVC Limited, and

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the DLC equalization principles, in effect, to reflect the outcome of votes at parallel meetings of our shareholders for purposes of joint electorate actions and class rights actions.

The P&O Princess Special Voting Trust has a single class of trust shares of beneficial interest. Each trust share represents an equal, absolute, identical, undivided interest in the trust property. The trustee of the P&O Princess Special Voting Trust is authorized to issue an unlimited number of trust shares.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue from time to time purchase contracts (the “Purchase Contracts”), including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of senior debt securities (and related guarantees), subordinated debt securities (and related guarantees), shares of common stock (and any related trust shares and interests in the special voting share) or preferred stock, government securities, or any of the other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the Purchase Contracts may be fixed at the time the Purchase Contracts are issued or may be determined by a specific reference to a formula set forth in the Purchase Contracts. The Purchase Contracts may be issued separately or as part of units consisting of a Purchase Contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the Purchase Contracts. The Purchase Contracts may require us to make periodic payments to the holders of the Purchase Contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The Purchase Contracts may require holders to secure their obligations under the Purchase Contracts.
The prospectus supplement related to any particular Purchase Contracts will describe, among other things, the material terms of the Purchase Contracts and of the securities being sold pursuant to such Purchase Contracts, a discussion, if appropriate, of any special United States federal income tax considerations applicable to the Purchase Contracts and any material provisions governing the Purchase Contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the Purchase Contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the Purchase Contracts.

DESCRIPTION OF UNITS
We may from time to time issue units (the “Units”) comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each Unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each Unit will be issued so that the holder of the Unit is also the holder of each security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included security. The Unit agreement under which a Unit is issued may provide that the securities included in the Unit may not be held or transferred separately at any time, or at any time before a specified date.
Any prospectus supplement related to any particular Units will describe, among other things:
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the material terms of the Units and of the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;

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any material provisions relating to the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units;

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if appropriate, any special United States federal income tax considerations applicable to the Units; and

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any material provisions of the governing Unit agreement that differ from those described above.

PLAN OF DISTRIBUTION
We, Carnival plc or the selling securityholders may sell the offered securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. Any selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of the securities covered by this prospectus. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.
Sales of shares of common stock and other securities also may be effected from time to time in one or more types of transactions (which may include block transactions, special offerings, exchange distributions, secondary distributions or purchases by a broker or dealer) on the NYSE or any other national securities exchange or automated trading and quotation system on which the common stock or other securities are listed, in the over-the-counter market, in hedging or derivatives transactions, negotiated transactions, through options transactions relating to the shares (whether these options are listed on an options exchange or otherwise), through the settlement of short sales or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The securities may also be exchanged for satisfaction of the selling securityholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers. Any shares of common stock offered under this prospectus will be listed on the NYSE (or such other stock exchange or automated quotation system on which the common stock is listed), subject to official notice of issuance.
The selling securityholders might not sell any securities under this prospectus. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.
LEGAL MATTERS
Paul, Weiss, Rifkind, Wharton & Garrison LLP has passed upon the validity of the Debt Securities, Guarantees, Warrants, Purchase Contracts and Units offered by this prospectus for us and the validity of the PLC Debt Securities and PLC Guarantees offered by this prospectus for Carnival plc. The validity of the shares of our common stock and our preferred stock offered by this prospectus and certain other matters with respect to Panamanian law have been passed upon for Carnival Corporation by Tapia Linares y Alfaro. The validity of the trust shares of beneficial interest in the P&O Princess Special Voting Trust and certain other matters with respect to Cayman Islands law have been passed upon by Maples and Calder. The validity of the Carnival plc special voting share and certain other matters with respect to the laws of England and Wales have been passed upon for Carnival plc by Freshfields Bruckhaus Deringer LLP.
Paul, Weiss, Rifkind, Wharton & Garrison LLP also serves as counsel to Micky Arison, who is the chairman of us and Carnival plc, and other Arison family members and trusts.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the joint Annual Report on Form 10-K of Carnival Corporation & Carnival plc for the year ended November 30, 2020 have been so incorporated in reliance on the report (which contains an emphasis of matter paragraph relating to the impact of COVID-19, Carnival Corporation & plc’s liquidity and financial covenant compliance and management’s plans, as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Carnival Corporation
Up to $500,000,000 of Common Stock
Prospectus Supplement
BofA Securities, Inc.
Prospectus Supplement dated June 28, 2021